                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                              --------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 1997



                       PEGASUS COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)




    Delaware                   0-21389                    51-0374669
 ---------------            -----------                ----------------
 (State or other            (Commission                (I.R.S. Employer
 jurisdiction of            File Number)              Identification No.)
 incorporation)



       c/o Pegasus Communications Management Company, 100 Matsonford Road,
        5 Radnor Corporate Center, Suite 454, Radnor, Pennsylvania     19087
         -------------------------------------------------------------------
         (Address of principal executive offices)                  (Zip Code)



         Registrant's telephone number, including area code 610-341-1801
                                                            ------------


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events.

                  (a) Completed DBS Acquisitions. In 1997, Pegasus Communications Corporation ("Pegasus" and together with its direct and indirect subsidiaries, the "Company") acquired from 25 independent DIRECTV(R) ("DIRECTV") providers the rights to provide DIRECTV programming in certain rural areas of 23 states and related assets (the "Completed DBS Acquisitions"). Total consideration for the acquisitions was approximately $162.3 million, which, depending upon the particular transaction, consisted of cash, promissory notes, shares of Class A Common Stock, warrants to purchase Class A Common Stock, preferred stock of a subsidiary and/or assumed liabilities.

                  (b) DBS Acquisitions. As of December 31, 1997, the Company had entered into letters of intent or definitive agreements to acquire DIRECTV distribution rights and related assets from seven independent providers of DIRECTV services (the "Pending DBS Acquisitions"), which have exclusive DIRECTV service territories in certain rural areas of Illinois, Minnesota, Nebraska, New Mexico, South Dakota, and Texas and whose territories include, in the aggregate, approximately 227,200 television households (including 17,100 seasonal residences), 23,500 business locations and 22,100 subscribers. The Pending DBS Acquisitions range in consideration from $1.0 million to $12.5 million. In the aggregate, the consideration for the Pending DBS Acquisitions is $38.7 million and consists of $28.7 million in cash and $10.0 million in promissory notes.

                  In addition to the Pending DBS Acquisitions, Pegasus has entered into an agreement and plan of merger (the "Agreement and Plan of Merger") dated January 8, 1998 to acquire Digital Television Services,
Inc. ("DTS"), the second largest independent provider of DIRECTV(R) ("DIRECTV") programming, for approximately 5.5 million shares of Pegasus' Class A Common Stock. Upon completion of the acquisition of DTS (the "DTS Acquisition"), DTS will become a wholly-owned subsidiary of Pegasus.

                  After giving effect to the DTS Acquisition, including a pending acquisition to be made by DTS, and the Pending DBS Acquisitions, the Company will serve approximately 266,000 DIRECTV subscribers, as of November 7, 1997, in 33 states in territories consisting of approximately 4.2 million television households (including approximately 1.1 million households not served by cable).

                  Each of the Pending DBS Acquisitions for which there is only a letter of intent is subject to negotiation of a definitive agreement, and all of the Pending DBS Acquisitions are subject, if not already obtained, to the prior approval of Hughes
Electronics Corporation or one of its subsidiaries ("Hughes") and the National Rural Telecommunications Cooperative ("NRTC"). In addition to these conditions, each of the Pending DBS Acquisitions will be subject to conditions typical in acquisitions of this nature, certain of which conditions, like the Hughes and NRTC consents, may be beyond the Company's control. There can be no assurance that definitive agreements will be entered into with respect to all of the Pending DBS Acquisitions, or, if entered into, that all or any of the Pending DBS Acquisitions will be completed.

                  The DTS Acquisition is expected to be completed in the first quarter of 1998 and is subject to, among other things, the approval of Pegasus' and DTS' stockholders, consents from the NRTC, Hughes, and DTS' lenders, and other conditions customary in transactions of this nature.

                  (c) New Credit Facility. On December 10, 1997, Pegasus Media & Communications, Inc. ("PM&C"), a direct subsidiary of the Company which operates the Company's TV, Cable and DBS operations, entered into a $180.0 million six-year, secured, reducing revolving credit facility (the "New Credit Facility"). Borrowings under the New Credit Facility are available for acquisitions, subject to the approval of the lenders in certain circumstances, working capital and general corporate purposes. Concurrently with the closing of the New Credit Facility, PM&C's existing credit facility was repaid in full and the commitments thereunder were terminated.

                  (d) New England Cable Sale. As previously reported, effective January 31, 1997, the Company sold substantially all of the assets of its New Hampshire cable system for approximately $6.9 million in cash, net of certain selling costs. The Company recognized a gain on the transaction of approximately $4.5 million. As previously reported, on November 6, 1997, the Company entered into a letter of intent with respect to the sale of its remaining New England cable systems. The completion of this sale is subject to the negotiation of definitive agreements, the prior approval of the local franchising authorities and to other conditions typical in transactions of this nature, certain of which are beyond the Company's control. It is anticipated that this sale will be consummated in the second quarter of 1998 and will result in net proceeds to the Company of approximately $28.0 million. There can be no assurance that this sale will be consummated on the terms described herein or at all.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)               Financial Statements of Acquired or to be Acquired
                           Businesses.

         Historical financial statements for the following acquired or to be acquired businesses are attached hereto:

             (i)  ViewStar Entertainment Services, Inc. (an acquired
                  business)
                  Report of Arthur Andersen, LLP.............................F-1
                  Balance Sheets as of December 31, 1996 and
                  September 30, 1997 (unaudited).............................F-2
                  Statements of Operations for the year ended December
                  31, 1996 and the nine months ended September 30, 1996
                  (unaudited) and 1997 (unaudited)...........................F-3
                  Statements  of Stockholders' Equity for the year
                  ended December 31, 1996 and the nine months ended
                  September 30, 1997 (unaudited).............................F-4
                  Statements of Cash Flows for the year ended
                  December 31, 1996 and the nine months ended

                   September 30, 1996 (unaudited) and 1997
                   (unaudited).............................................F-5
                   Notes to Financial Statements...........................F-6

             (ii)  DBS Operations of Pioneer Services Corporation (an
                   acquired business)
                   Report of Jackson, Thornton & Co., P.C.................F-15
                   Balance Sheet at September 30, 1997 ...................F-16
                   Statement of Operations and Division Deficiency
                   for the fiscal year ended September 30, 1997 ..........F-17
                   Statement of Cash Flows for the fiscal year ended
                   September 30, 1997.....................................F-18
                   Notes to Financial Statements..........................F-19

             (iii) Digital Television Services, LLC (DTS) (a proposed
                   acquisition)
                   Report of Arthur Andersen LLP..........................F-22
                   Consolidated Balance Sheets as of December 31,
                   1996 and as of September 30, 1997 (unaudited)..........F-23
                   Consolidated Statements of Operations for the
                   Period from Inception (January 30, 1996) Through
                   December 31, 1996, for the Period from Inception
                   (January 30, 1996) Through September 30, 1996
                   (unaudited) and for the Nine Months Ended
                   September 30, 1997 (unaudited).........................F-24
                   Consolidated Statements of Members' Equity for the
                   Period from Inception (January 30, 1996) Through
                   December 31, 1996 and for the Nine Months Ended
                   September 30, 1997 (unaudited).........................F-25
                   Consolidated Statements of Cash Flows for the
                   Period from Inception (January 30, 1996) Through
                   December 31, 1996, for the Period from Inception
                   (January 30, 1996) Through September 30, 1996
                   (unaudited) and for the Nine Months Ended
                   September 30, 1997 (unaudited).........................F-26
                   Notes to Consolidated Financial Statements.............F-27

             (iv)  WEP Intermediate Corp. (a business acquired by DTS)
                   Report of Arthur Andersen LLP..........................F-48
                   Balance Sheet as of September 30, 1997.................F-49
                   Statement of Cash Flows for the Period from Inception (January 28, 1997) through September 30,
                   1997...................................................F-50
                   Notes to Financial Statements..........................F-51

             (v) Direct Programming Services Limited Partnership (a business acquired by DTS)
                   Report of Arthur Andersen LLP..........................F-53
                   Balance Sheets as of December 31, 1995 and
                   1996...................................................F-54
                   Statements of Operations for the Years Ended
                   December 31, 1994, 1995 and 1996.......................F-55

                    Statements of Changes in Partners' Capital for the
                    Years Ended December 31, 1994, 1995 and 1996...........F-56
                    Statements of Cash Flows for the Years Ended
                    December 31, 1994, 1995 and 1996.......................F-57
                    Notes to Financial Statements..........................F-58

             (vi)   Kansas DBS, L.L.C. (a business acquired by DTS)
                    Report of Arthur Andersen LLP..........................F-64
                    Balance Sheets as of December 31, 1995 and
                    1996...................................................F-65
                    Statements of Operations and Changes in
                    Accumulated Deficit for the Years Ended December
                    31, 1995 and 1996......................................F-66
                    Statements of Cash Flows for the Years Ended
                    December 31, 1995 and 1996.............................F-67
                    Notes to Financial Statements..........................F-68

             (vii)  DBS Operations of NRTC System No. 0422 (a business
                    acquired by DTS)
                    Report of Arthur Andersen LLP..........................F-73
                    Statements of Assets and Liabilities and
                    Accumulated Deficit as of December 31, 1995 and
                    1996 and as of March 31, 1997 (unaudited)..............F-74
                    Statements of Expenses over Revenues and Changes in Accumulated Deficit for the Years Ended December 31,
                    1995 and 1996 and for the Three
                    Months Ended March 31, 1997 (unaudited)................F-75
                    Statements of Cash Flows for the Years Ended
                    December 31, 1995 and 1996 and for the Three
                    Months Ended March 31, 1997 (unaudited)................F-76
                    Notes to Financial Statements..........................F-77

             (viii) DBS Operations of NRTC System No. 0073 (a business
                    acquired by DTS)
                    Report of Arthur Andersen LLP..........................F-82
                    Statement of Assets and Liabilities and
                    Accumulated Earnings as of December 31, 1996 and
                    as of March 31, 1997 (unaudited).......................F-83
                    Statements of Revenues over Expenses and Change in Accumulated Earnings for the Year Ended December
                    31, 1996 and for the Three Months Ended March 31,
                    1997 (unaudited).......................................F-84
                    Statements of Cash Flows for the Year Ended
                    December 31, 1996 and for the Three Months Ended
                    March 31, 1997 (unaudited).............................F-85
                    Notes to Financial Statements..........................F-86

             (ix)   Northeast DBS Enterprises, L.P. (a business acquired
                    by DTS)
                    Report of Fishbein & Company, P.C......................F-91
                    Balance Sheets as of December 31, 1994 and
                    1995...................................................F-92
                    Statements of Operations and Partners' Equity for
                    the Years Ended December 31, 1994 and 1995.............F-93

                    Statements of Cash Flows for the Years Ended
                    December 31, 1994 and 1995..............................F-94
                    Notes to Financial Statements...........................F-96

             (x)    Northeast DBS Enterprises, L.P. (a business acquired
                    by DTS)
                    Report of Arthur Andersen LLP..........................F-100
                    Balance Sheet as of December 31, 1996..................F-101
                    Statement of Operations for the Year Ended
                    December 31, 1996......................................F-102
                    Statement of Changes in Partners' Capital for the
                    Year Ended December 31, 1996...........................F-103
                    Statement of Cash Flows for the Year Ended
                    December 31, 1996......................................F-104
                    Notes to Financial Statements..........................F-105

             (xi)   DBS Operations of NRTC System No. 0001 (a business
                    acquired by DTS)
                    Report of Arthur Andersen LLP..........................F-111
                    Statements of Assets and Liabilities and
                    Accumulated Deficit as of December 31, 1995 and
                    November 26, 1996......................................F-112
                    Statements of Expenses over Revenues and Changes in Accumulated Deficit for the Year Ended December 31,
                    1995 and the Period From January 1, 1996
                    Through November 26, 1996..............................F-113
                    Statements of Cash Flows for the Year Ended
                    December 31, 1995 and the Period From January 1,
                    1996 Through November 26, 1996.........................F-114
                    Notes to Financial Statements..........................F-115

             (xii)  DBS Operations of NRTC System No. 1025 (a business
                    acquired by DTS)
                    Report of Arthur Andersen LLP..........................F-120
                    Statements of Assets and Liabilities and
                    Accumulated Deficit as of December 31, 1995 and
                    August 28, 1996........................................F-121
                    Statements of Expenses over Revenues and Changes
                    in Accumulated Deficit for the Period From March
                    10, 1995 (Inception) Through December 31, 1995 and
                    the Period From January 1, 1996 Through August 28,
                    1996...................................................F-122
                    Statements of Cash Flows for the Period From March
                    10, 1995 (Inception) Through December 31, 1995 and
                    the Period From January 1, 1996 Through August 28,
                    1996...................................................F-123
                    Notes to Financial Statements..........................F-124

             (xiii) Satellite Television Services, Inc. (a business
                    acquired by DTS)
                    Report of Deloitte & Touche LLP........................F-129
                    Balance Sheets as of September 30, 1996 and
                    1997...................................................F-130
                    Statements of Cash Flows for the Years Ended
                    September 30, 1995, 1996 and 1997......................F-131

                  Statements of Operations for the Years Ended
                  September 30, 1995, 1996 and 1997.......................F-132
                  Statements of Shareholder's Equity for the Years
                  Ended September 30, 1995, 1996 and 1997.................F-133
                  Notes to Financial Statements...........................F-134

           (xiv)  Ocmulgee Communications, Inc. (an acquisition proposed by DTS)
                  Report of Arthur Andersen LLP...........................F-138
                  Balance Sheets as of December 31, 1996 and as of
                  September 30, 1997 (unaudited)..........................F-139
                  Statements of Operations for the Year Ended December
                  31, 1996 and for the Nine Months Ended September 30,
                  1996 (unaudited) and September 30,
                  1997 (unaudited)........................................F-140
                  Statements of Changes in Stockholder's Deficit for the
                  Year Ended December 31, 1996 and for the Nine Months
                  Ended September 30, 1997 (unaudited)....................F-141
                  Statements of Cash Flows for the Year Ended
                  December 31, 1996 and for the Nine Months Ended
                  September 30, 1996 (unaudited) and September 30,
                  1997 (unaudited)........................................F-142
                  Notes to Financial Statements...........................F-143

       (b)        Pro Forma Consolidated Financial Information
                  (i)           Basis of Presentation.....................F-150
                  (ii)          Pro Forma Consolidated Balance Sheet as
                                of September 30, 1997.....................F-151
                  (iii)         Pro Forma Consolidated Statement of
                                Operations for the Year Ended December
                                31, 1996..................................F-153
                  (iv)          Pro Forma Consolidated Statement of
                                Operations for the Nine Months Ended
                                September 30, 1997........................F-155
                  (v)           Notes to Pro Forma Consolidated
                                Statements of Operations..................F-157

       (c)        Exhibits

                  2.1 Agreement and Plan of Merger dated January 8, 1998, by and between Pegasus and DTS (schedules have been omitted but will be provided upon request to the SEC).

                  10.1         Credit Agreement dated as of
                               December 10, 1997, by and among
                               Pegasus Media & Communications,
                               Inc., the lenders thereto and
                               Bankers Trust Company, as agent
                               (exhibits and schedules have been
                               omitted but will be provided upon
                               request to the SEC).

                                    SIGNATURE


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PEGASUS COMMUNICATIONS CORPORATION


                                 By /s/ Ted S. Lodge
                                 --------------------------------------
                                          Ted S. Lodge,
                                          Senior Vice President


January 12, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
ViewStar Entertainment Services, Inc.:

We have audited the accompanying balance sheet of VIEWSTAR ENTERTAINMENT SERVICES, INC. (a Georgia corporation) as of December 31, 1996 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ViewStar Entertainment Services, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Arthur Andersen LLP


Atlanta, Georgia
April 18, 1997 (except with respect
to Note 10, as to which the date is
September 15, 1997)

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                                BALANCE SHEETS

                                                                        December 31,     September 30,
                                                                            1996             1997
                                                                       --------------   ---------------
                                                                                          (unaudited)
                                         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents    ....................................   $    182,181      $    209,281
   Accounts receivable:
    Trade, net of allowance for doubtful accounts of $8,666 and
      $3,527 at December 31, 1996 and September 30, 1997,
      respectively .................................................        207,800           169,842
    Other  .........................................................         11,987             2,462
    Deferred promotional costs  ....................................         68,984            74,256
    Prepaid expenses and other  ....................................         51,530             5,359
   Inventory  ......................................................         27,938            43,255
                                                                       ------------      ------------
      Total current assets   .......................................        550,420           504,455
                                                                       ------------      ------------
PROPERTY AND EQUIPMENT, at cost:
   Furniture and equipment   .......................................        129,478           131,717
   Rental satellite systems equipment    ...........................         42,651            40,092
   Service vehicles    .............................................         28,913            28,913
   Leasehold improvements    .......................................         17,260            17,260
                                                                       ------------      ------------
                                                                            218,302           217,982
   Less accumulated depreciation   .................................        (99,102)         (142,237)
                                                                       ------------      ------------
      Property and equipment, net  .................................        119,200            75,745
                                                                       ------------      ------------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)   ........................      1,512,298         1,411,422
                                                                       ------------      ------------
      Total assets  ................................................   $  2,181,918      $  1,991,622
                                                                       ============      ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Notes payable    ................................................   $    493,963      $    409,061
   Accounts payable    .............................................        166,420           265,741
   Accrued liabilities    ..........................................        147,714           102,127
   Unearned revenue    .............................................        299,505           255,507
   Other   .........................................................         88,844            48,711
                                                                       ------------      ------------
      Total liabilities   ..........................................      1,196,446         1,081,147
                                                                       ------------      ------------
DEFERRED CREDITS    ................................................         43,007            67,291
                                                                       ------------      ------------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY:
   Common stock, no par value; 1,000,000 shares authorized and
    641,680 shares issued and outstanding   ........................      2,037,525         2,037,525
   Retained deficit ................................................     (1,095,060)       (1,194,341)
                                                                       ------------      ------------
      Total stockholders' equity   .................................        942,465           843,184
                                                                       ------------      ------------
      Total liabilities and stockholders' equity  ..................   $  2,181,918      $  1,991,622
                                                                       ============      ============

       The accompanying notes are an integral part of this balance sheet.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                           STATEMENTS OF OPERATIONS

                                                                   Nine months ended
                                              Year ended     ----------------------------
                                             December 31,    September 30,   September 30,
                                                 1996            1996            1997
                                            --------------   -------------   ------------
                                                              (unaudited)     (unaudited)
REVENUES:
   Programming   ........................    $ 2,100,927      $1,559,920    $2,158,506
   Equipment and installation   .........        308,082         226,803       192,103
   Other   ..............................         14,779           3,046         8,864
                                             -----------      ----------     ----------
      Total revenues   ..................      2,423,788       1,789,769     2,359,473
                                             -----------      ----------     ----------
COST OF REVENUES:
   Programming   ........................        987,379         681,058       950,387
   Equipment and installation   .........        250,347         180,772       198,447
   Service fees  ........................        280,771         197,176       280,823
                                             -----------      ----------     ----------
      Total cost of revenues    .........      1,518,497       1,059,006     1,429,657
                                             -----------      ----------     ----------
GROSS PROFIT  ...........................        905,291         730,763       929,816
                                             -----------      ----------     ----------
OPERATING EXPENSES:
   General and administrative   .........        694,718         490,238       371,465
   Sales and marketing    ...............        255,540         173,635       462,931
   Depreciation and amortization   ......        226,963         168,583       168,296
                                             -----------      ----------     ----------
      Total operating expenses  .........      1,177,221         832,456     1,002,692
                                             -----------      ----------     ----------
OPERATING LOSS   ........................       (271,930)       (101,693)      (72,876)
                                             -----------      ----------     ----------
OTHER INCOME (EXPENSE):
   Interest expense    ..................        (76,848)        (55,067)      (35,900)
   Loss on sale of rental units    ......        (36,339)             --        (1,281)
   Other   ..............................          9,246          37,657        10,777
                                             -----------      ----------     ----------
                                                (103,941)        (17,410)      (26,404)
                                             -----------      ----------     ----------
NET LOSS   ..............................    $  (375,871)     $ (119,103)    $ (99,280)
                                             ===========      ==========     ==========

         The accompanying notes are an integral part of this statement.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                    Common Stock
                                              ------------------------      Retained
                                               Shares        Amount         Earnings           Total
                                              ---------   ------------   ---------------   -------------
BALANCE, December 31, 1995  ...............   508,340     $1,537,525      $   (719,189)     $  818,336
 Conversion of note (Note 3)   ............   133,340        500,000                 0         500,000
 Net loss    ..............................         0              0          (375,871)       (375,871)
                                              --------    -----------     ------------      ----------
BALANCE, December 31, 1996  ...............   641,680      2,037,525        (1,095,060)        942,465
 Net loss (unaudited)    ..................         0              0           (99,281)        (99,281)
                                              --------    -----------     ------------      ----------
BALANCE, September 30, 1997 (unaudited) ...   641,680     $2,037,525      $ (1,194,341)     $  843,184
                                              ========    ===========     ============      ==========

         The accompanying notes are an integral part of this statement.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                           STATEMENTS OF CASH FLOWS

                                                                                              Nine months ended
                                                                         Year ended     ----------------------------
                                                                        December 31,    September 30,   September 30,
                                                                            1996            1996            1997
                                                                       --------------   -------------   ------------
                                                                                         (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss  .........................................................    $ (375,871)      $(119,103)      $ (99,280)
                                                                        ----------       ---------       ---------
 Adjustments to reconcile net loss to net cash provided by
   operating activities:
   Depreciation and amortization   .................................       226,963         168,583         168,296
   Loss on sale of rental units    .................................        36,339              --           1,281
   Changes in operating assets and liabilities:
    Accounts receivable, net    ....................................      (103,090)        (28,140)         37,958
    Inventory    ...................................................        96,767          95,621         (15,317)
    Other current assets  ..........................................       (46,371)        (30,159)         50,424
    Accounts payable   .............................................       135,759          72,904          99,321
    Accrued liabilities and other  .................................        (6,329)        (20,237)        (85,721)
    Unearned revenue   .............................................       199,405           3,466         (43,998)
                                                                        ----------       ---------       ---------
      Total adjustments   ..........................................       539,443         262,038         212,244
                                                                        ----------       ---------       ---------
      Net cash provided by operating activities   ..................       163,572         142,935         112,964
                                                                        ----------       ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment  ..............................       (44,485)        (38,831)           (962)
                                                                        ----------       ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long term debt   ....................................       (17,464)         (3,402)        (84,902)
                                                                        ----------       ---------       ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS   ........................       101,623         100,702          27,100
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD    .........................................................        80,558          80,558         182,181
                                                                        ----------       ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD  ........................    $  182,181       $ 181,260       $ 209,281
                                                                        ==========       =========       =========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest   ..........................................    $   51,308       $  32,789       $  38,742
                                                                        ==========       =========       =========
 Cash paid for taxes   .............................................    $      500       $     500       $     500
                                                                        ==========       =========       =========
NONCASH TRANSACTIONS:
 Conversion of note (Note 3)    ....................................    $  500,000       $      --       $      --
                                                                        ==========       =========       =========
 Noncash patronage dividend (Note 2)  ..............................    $   29,856       $  29,856       $  24,284
                                                                        ==========       =========       =========

         The accompanying notes are an integral part of this statement.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996


1. THE COMPANY

     ViewStar Entertainment Services, Inc. ("ViewStar" or the "Company") is a full-service provider of direct broadcast satellite ("DBS") service to approximately 4,900 customers in eight counties in North Georgia. The Company was incorporated in Georgia on August 12, 1993 and began marketing its services in July 1994. Through a contracted agreement with the National Rural Telecommunications Cooperative ("NRTC"), ViewStar has the exclusive right to market and distribute DirecTv's (a subsidiary of Hughes Aircraft) satellite programming services to the eight-county area for a period of ten years or the life of the DirecTv satellite, whichever is longer. The life of the satellite is currently estimated to be 15 years.

     The Company has experienced operating losses since its inception as a result of efforts to build its customer base and develop its operations. The Company expects to continue to focus on developing its operations while continuing to expand its market penetration. While the Company has achieved positive cash flows from operations during 1996, there are risks associated with the Company's growth plans and its ability to continue to generate positive cash flows from operations and achieve or sustain profitability.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Estimates and Assumptions

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Source of Supplies

     As a distributor of DirecTv services, the Company relies on DirecTv for programming services. Further, the NRTC provides its members certain services, such as billing, centralized payment processing, and promotions. Any disruption of these services could have an adverse effect on the operating results of the Company.


     Concentration of Credit Risk

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers comprising the customer base. The Company's risk of loss is also limited due to advance billings to customers for monthly programming services. As a result, at December 31, 1996, management does not believe that any significant concentration of credit risk exists.


     Inventories

     The Company maintains inventories consisting of Digital Satellite Systems ("DSS(R)") equipment and related accessories. The inventories are stated at the lower of cost or market, determined generally by the average cost method, which approximates the first-in, first-out ("FIFO") method.


     Deferred Promotional Costs

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Effective September 1, 1996, DirecTv introduced a national marketing program offering new purchasers of DSS(R) equipment a $200 cash rebate, called the cash back offer rebate. To be eligible, a buyer must subscribe to and pay for one year's worth of programming in advance. The Company has elected to defer these costs and is amortizing these expenses over the life of the buyer's one-year contract.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

     Deferred Promotional Costs (continued)

     ViewStar had 407 of these customers, with gross rebate costs of $81,400, of which $12,416 was amortized during the year. In addition, as a part of this program, ViewStar receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. These amounts are included as a reduction of sales and marketing expense in the accompanying statement of operations when earned.

     Property and Equipment

     Property and equipment are stated at cost. ViewStar capitalizes major property additions and expenses maintenance and repairs which do not extend the useful lives of these assets. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to five years. Depreciation expense for the year was $59,893. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in current earnings.

     Depreciation is computed for financial reporting purposes based on the following lives:


           Furniture and equipment               Three to five years
           Rental satellite systems equipment    Five years
           Service vehicles                      Three years
           Leasehold improvements                Three years

     Contract Rights and Other Assets

     Contract rights and other assets consist of the following at December 31, 1996:


            Contract rights   ...............    $1,573,409
            Organization costs   ............       309,930
                                                 ----------
                                                  1,883,339
            Accumulated amortization   ......      (417,200)
                                                 ----------
                                                  1,466,139
            NRTC patronage capital  .........        43,007
            Other    ........................         3,152
                                                 ----------
                                                 $1,512,298
                                                 ==========

     Contract Rights

     In 1993, the Company acquired from the NRTC the exclusive right to market and distribute DirecTv services to households and commercial establishments in the following eight counties located in northern Georgia: Banks, Bartow, Dawson, Gordon, Hall, Habersham, Lumpkin, and Pickens. The Company acquired these rights for a purchase price of $1,573,409 and for a period of ten years or the life of the current satellite, whichever is longer. Contract rights are being amortized over 15 years, the estimated useful life of the satellite (Note 1) operated by DirecTv which provides service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, for the year ended December 31, 1996 was $104,894.

     Organization Costs

     All costs incurred prior to the commencement of operations on July 1, 1994 have been capitalized on the balance sheet as organization costs and are being amortized over five years. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, for the year ended December 31, 1996 was $62,176.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

     NRTC Patronage Capital

     ViewStar is an affiliate member of the NRTC (Note 9). While affiliate members have no vote, they do have an ownership interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and the remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. Noncash patronage capital is included in other assets. The Company has also deferred the recognition of income from the noncash portion of the patronage dividend until it is realized. Accordingly, this amount is recorded in deferred credits in the accompanying balance sheet.

     Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

     Income Taxes

     Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.

     Stock-Based Compensation Plans

     The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). In 1996, the Company adopted the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 requires that companies which do not choose to account for stock-based compensation as prescribed by this statement shall disclose the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted. Additionally, certain other disclosures are required with respect to stock compensation and the assumptions used to determine the pro forma effects of SFAS No. 123.

     Advertising Costs

     The Company expenses all advertising costs as incurred.

     Revenue Recognition

     ViewStar earns programming revenue by providing DirecTv services to its subscribers. Programming revenue includes DirecTv services purchased by subscribers in monthly or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenues primarily consist of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue is recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  -- (Continued)

     Cost of Revenues

     Cost of revenues includes the cost associated with providing DirecTv services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv through the NRTC, the royalty fee paid to DirecTv, and monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings. Cost of equipment and installation includes the wholesale cost of the equipment, fees paid to independent contractor installers, and service department costs.

3. STOCKHOLDERS' EQUITY

     The Company has authorized 1,000,000 shares of no par value common stock. On August 24, 1993, the Company issued 18,750 shares of common stock for total proceeds of $1,037,500 to the following three individuals: Donald W. Weber--15,000 shares (80%) (the "majority stockholder"), Steven D. Weber--1,875 shares (10%), and Woodrow W. Griffin, Jr.--1,875 shares (10%). Under a stockholder agreement dated August 24, 1993, the majority stockholder or the Company possesses the right of first refusal to purchase shares owned by minority stockholders before any transfer of these shares may occur.

     On March 30, 1994, the Company issued 6,667 shares of common stock at $75 per share to ITC Holding Company for total proceeds of $500,025. Under a stockholder agreement dated March 30, 1994, the majority stockholder or the Company possesses the right of first refusal to purchase shares owned by ITC Holding Company before any transfer of these shares may occur.

     On March 30, 1994, the board of directors and stockholders approved a restatement of the $500,000 note payable to Donald W. Weber to include the option to convert the note to common stock at a rate of $75 per share. On December 31, 1996, this note was converted to 133,340 shares of common stock. Interest of $88,844 accrued on the note during the period that it was outstanding but has not been paid.

     On June 30, 1995, the board of directors and stockholders approved a 20-for-1 stock split by way of a 19-share dividend or 482,923 shares to current stockholders on a pro rata basis.

     The following table summarizes stock ownership as of December 31, 1996:



                                    Number      Percentage        Total
                                      of            of         Consideration
                                    Shares        Shares           Paid
                                   ---------   ------------   --------------
Donald W. Weber  ...............   433,340        67.54%        $1,500,000
ITC Holding Company    .........   133,340        20.78            500,025
Woodrow W. Griffin, Jr.   ......    37,500         5.84             18,750
Steven D. Weber  ...............    37,500         5.84             18,750
                                   --------                     -----------
 Total  ........................   641,680                      $2,037,525
                                   ========                     ===========

4. STOCK-BASED COMPENSATION PLANS


     Employee Stock Option Plan

     Under the Company's 1995 stock option plan (the "Stock Option Plan"), as adopted by the board of directors and approved by the stockholders on June 30, 1995, 75,000 shares of common stock are reserved and authorized for issuance over a nine-year period. All permanent employees of the Company are eligible to receive options under the Stock Option Plan. The Stock Option Plan is administered by the board of directors. The plan is intended to provide for incentive stock options ("ISOs") under Section 422 of the Internal

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

4. STOCK-BASED COMPENSATION PLANS  -- (Continued)

     Employee Stock Option Plan (continued)

Revenue Code of 1986, as amended, and for options which do not qualify as ISOs. Options were granted at an exercise price of at least 100% of the estimated fair value of the common stock at the dates of grant, as determined by the board of directors based on previous equity transactions, historical financial condition and results of operations, and other analyses.

     Options are generally granted at a price (established by the board of directors) equal to at least 100% of the estimated fair market value of the common stock on the option grant date. Options granted become exercisable pro rata over four years from the date of grant. The options expire on December 31, 2004.

     Statement of Financial Accounting Standards No. 123

     During 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value-based method of accounting for an employee stock option or similar equity instrument and which encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting methodology required by APB No. 25 must make pro forma disclosures of net income as if the fair value-based method of accounting defined in SFAS No. 123 was used.

     The Company has elected to account for its Stock Option Plan under APB No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 1995 and 1996 using the minimum value option pricing model as prescribed by SFAS No. 123 using the following assumptions:



                                       1995            1996
                                   ------------   --------------
Risk-free interest rate   ......        5.95%           6.5%
Expected dividend yield   ......        0               0
Expected lives   ...............    Five years      Five years
Volatility    ..................        0   %           0  %

     Using these assumptions, the total fair value of the stock options granted in 1996 and 1995 is $45,920 and $31,322, respectively, which would be amortized as compensation expense over the four-year vesting period of the options. Had compensation cost been determined consistent with the provisions of SFAS No. 123, the Company's net loss and pro forma net loss per share for 1996 would have been as follows:



                                    As             Pro
                                 Reported         Forma
                              --------------   ------------
Net loss    ...............    $ (375,871)      $ (387,844)
Net loss per share   ......    $     (.59)      $     (.60)

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

4. STOCK-BASED COMPENSATION PLANS  -- (Continued)

     The following table summarizes stock option transactions under the Stock Option Plan during 1996 and 1995:



                                                           Weighted
                                              Number       Average
                                                of          Price
                                              Shares       Per Share
                                            -----------   ----------
 Granted   ..............................     20,800       $ 6.00
 Forfeited    ...........................     (1,000)        6.00
                                             -------
Outstanding at December 31, 1995   ......     19,800         6.00
 Granted   ..............................     21,250         8.00
 Forfeited    ...........................     (2,500)        8.00
                                             -------
Outstanding at December 31, 1996   ......     38,550         6.97
                                             =======

     The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar price and grant date:



                          Number         Weighted
                       Outstanding        Average       Weighted
      Actual                at           Remaining      Average
     Exercise          December 31,     Contractual     Exercise
      Prices               1996            Life          Price
-------------------   --------------   -------------   ---------
     $6.00                19,800           2.50        $ 6.00
      8.00                18,750           3.42          8.00
                          ------           ----        -------
                          38,550           2.96          6.97
                          ======

     There were 4,950 options exercisable at a weighted average exercise price of $6 per share at December 31, 1996.

5. RELATED-PARTY TRANSACTIONS

     During 1996, the Company shared administrative, executive, and accounting functions and incurred certain costs on behalf of DBS Depot, a company which is owned by certain common stockholders of the Company. The Company was reimbursed by DBS Depot for all expenses at full cost. The amount due from DBS Depot as of December 31, 1996 was $4,165.

     As of December 31, 1996, the Company had outstanding a demand note payable in the amount of $100,000 and an equipment loan payable in the amount of $14,061 due to the principal stockholder. See Note 6 for discussion of notes payable terms.


6. DEBT

     The Company's debt obligations at December 31, 1996 are as follows:

Note payable to First Community Bank of Dawsonville, due March 31, 1997, interest at
 prime plus 2%, secured by certain assets of the Company    ........................   $375,000
Note payable to majority stockholder, due on demand, interest at prime plus 2%   ...    100,000
Equipment loans from majority stockholder, due on demand, interest at 5%   .........     14,061
                                                                                       ---------
   Total outstanding    ............................................................   $489,061
                                                                                       =========

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

6. DEBT  -- (Continued)

     As all of the Company's debt at December 31, 1996 matures in 1997 or is due on demand, these amounts are classified as current in the accompanying balance sheet.

7. COMMITMENTS AND CONTINGENCIES

     Leases

     ViewStar leases office space and equipment. Rent expense for the year ended December 31, 1996 was $53,878. The operating leases expire at various dates through 2000.

     At December 31, 1996, the Company's minimum rental commitments under noncancelable operating leases with initial or remaining terms of more than one year were as follows:


            1997    .......................................   $50,000
            1998    .......................................    24,000
            1999    .......................................     5,000
            2000    .......................................     5,000
                                                              --------
               Total future minimum lease payments   ......   $84,000
                                                              ========

     Legal Proceedings

     The Company is subject to legal proceedings and claims which arise in the ordinary course of business. There are no pending legal proceedings to which the Company is a party.

8. INCOME TAXES

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's deferred tax assets and liabilities as of December 31, 1996 are as follows:


       Deferred tax assets:
        Net operating loss carryforwards    ...............   $ 288,000
        Unearned revenue  .................................     110,000
        Accrued interest  .................................      34,000
        Depreciation   ....................................      15,000
                                                              ----------
          Total deferred tax assets   .....................     447,000
       Deferred tax liabilities:
        Other    ..........................................      (3,000)
                                                              ----------
        Net deferred tax assets    ........................     444,000
       Valuation allowance for deferred tax assets   ......    (444,000)
                                                              ----------
          Net deferred taxes    ...........................   $       0
                                                              ==========

     The Company's net operating loss carryforwards will expire between 2008 and 2011 unless utilized. Due to the fact that the Company has incurred losses since inception, the Company has not recognized the income tax benefit of the net operating loss carryforwards. Management has provided a 100% valuation reserve against its net deferred tax asset, consisting primarily of net operating loss carryforwards. In addition, the Company's ability to recognize the benefit from the net operating loss carryforwards could be limited under Section 382 of the Internal Revenue Code if ownership of the Company changes by more than 50%, as defined.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

8. INCOME TAXES  -- (Continued)

     A reconciliation of the income tax provision computed at statutory tax rates to the income tax provision for the year ended December 31, 1996 is as follows:


         Income tax benefit at statutory rate   ............      34%
         State income taxes, net of federal benefit   ......       4
         Deferred tax asset valuation allowance    .........     (38)
         Effective tax rate   ..............................       0%

9. RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS


     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statement of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DirecTv Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communications Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DirecTv services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DirecTv Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DirecTv Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes it will have access to DirecTv Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

                     VIEWSTAR ENTERTAINMENT SERVICES, INC.

                               DECEMBER 31, 1996

9. RELIANCE ON DIRECTV AND THE NRTC AND OTHER MATTERS  -- (Continued)

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv and, therefore, the Company are dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and have different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.


10. SUBSEQUENT EVENT

     In September 1997, the Company entered into a non-binding letter of intent with Pegagus Communications Corporation ("Pegasus") to sell the stock of the Company to Pegasus in exchange for a combination of cash and stock.

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Pioneer Services Corporation
Greenville, Alabama


     We have audited the accompanying balance sheet of the DBS Operations of Pioneer Services Corporation (operating division of Pioneer Services Corporation as more fully described in Note 1 to financial statements) (the Division) as of September 30, 1997 and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of Pioneer Services Corporation as of September 30, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements may not necessarily be indicative of the conditions that would have existed or the results of operations had the Division been unaffiliated with Pioneer Services Corporation. As discussed in Notes 1 and 6 to the financial statements, Pioneer Services Corporation provides financing and certain general and administrative and other corporate services to the Division.




Jackson Thornton & Co., P.C.

Montgomery, Alabama
November 14, 1997

                 DBS OPERATIONS OF PIONEER SERVICES CORPORATION
                              GREENVILLE, ALABAMA
                      BALANCE SHEET AT SEPTEMBER 30, 1997

                                     ASSETS

CURRENT ASSETS:
 Cash ...............................................   $   36,409
 Accounts receivable:
  Customers, less provision for doubtful accounts
   of $20,783 .......................................      310,516
 Inventories ........................................       45,883
                                                       -----------
     Total current assets ...........................      392,808
                                                       -----------

EQUIPMENT:
 Leased property (net of accumulated depreciation
  of $462,988) ......................................    2,197,780
                                                       -----------

OTHER ASSETS:
 Deferred charges ...................................      143,235
                                                       -----------
     Total assets ...................................  $ 2,733,823
                                                       ===========


                      LIABILITIES AND DIVISION DEFICIENCY

CURRENT LIABILITIES:
 Accounts payable ...................................  $   224,251
 Deferred credits ...................................      207,353
                                                       -----------
     Total current liabilities ......................      431,604
                                                       -----------
LONG-TERM DEBT:
 Notes payable ......................................    4,957,908
                                                       -----------
     Total liabilities ..............................    5,389,512
                                                       -----------

EQUITY:
 Division deficiency ................................   (2,655,689)
                                                       -----------
     Total liabilities and equity ...................  $ 2,733,823
                                                       ===========



   The accompanying notes are an integral part of these financial statements.

                 DBS OPERATIONS OF PIONEER SERVICES CORPORATION
                STATEMENT OF OPERATIONS AND DIVISION DEFICIENCY
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997


OPERATING REVENUES .......................................    $ 4,815,067

OPERATING EXPENSES .......................................     (5,388,767)
                                                              -----------
LOSS FROM OPERATIONS .....................................       (573,700)

INTEREST EXPENSE .........................................       (356,709)
                                                              -----------
NET LOSS .................................................       (930,409)

DIVISION DEFICIENCY AT BEGINNING OF YEAR .................     (1,725,280)
                                                              -----------
DIVISION DEFICIENCY AT END OF YEAR .......................    $(2,655,689)
                                                              ===========




   The accompanying notes are an integral part of these financial statements.

                 DBS OPERATIONS OF PIONEER SERVICES CORPORATION
                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997


CASH FLOWS FROM (USED FOR) OPERATING ACTIVITIES:
 Net loss ......................................................  $  (930,409)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
   Depreciation and amortization ...............................      566,704
   Provision for losses on notes and accounts receivable .......      251,496
   Loss on sale of assets ......................................       32,563
   Decrease (increase) in operating assets and increase
    (decrease) in operating liabilities:
     Accounts receivable .......................................     (223,512)
     Inventories ...............................................      284,668
     Accounts payable ..........................................       62,994
     Accrued liabilities .......................................      (34,758)
     Deferred credits ..........................................       12,288
                                                                   ----------
       Net cash from operating activities ......................       22,034
                                                                   ----------

CASH FLOWS FROM (USED FOR) INVESTING ACTIVITIES:
 Capital expenditures ..........................................     (332,773)
 Proceeds from the sale of assets ..............................      637,685
 Deferred charges ..............................................     (217,301)
                                                                   ----------
       Net cash from investing activities ......................       87,611
                                                                   ----------
CASH FLOWS FROM (USED FOR) FINANCING ACTIVITIES:
 Proceeds from long-term debt ..................................    2,296,500
 Principal paid on long-term debt ..............................   (2,395,643)
                                                                   ----------
       Net cash used for financing activities ..................      (99,143)
                                                                   ----------

NET INCREASE IN CASH ...........................................       10,502

CASH AT BEGINNING OF YEAR ......................................       25,907
                                                                   ----------
CASH AT END OF YEAR ............................................  $    36,409
                                                                   ==========
SUPPLEMENTAL INFORMATION:
 Cash paid for interest on long-term debt ......................  $   424,643
                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                 DBS OPERATIONS OF PIONEER SERVICES CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997

NOTE 1 - PRESENTATION AND NATURE OF BUSINESS:

     Basis of presentation - The DBS operations of Pioneer Services Corporation (the Division) are comprised of the assets and liabilities of the division of Pioneer Services Corporation (PSC) which provides direct broadcast satellite
(DBS) services. PSC intends to sell these assets pursuant to an agreement with Pegasus Communications Holdings, Inc. (see Note 7). This division has no separate legal existence apart from PSC.

     The historical financial statements of the DBS operations of PSC do not necessarily reflect the results of the operations or financial position that would have existed if the DBS operations were an independent company. PSC provides certain general and administrative and other corporate services to the Division (see Note 6).

     Nature of business - PSC sells direct broadcast satellite equipment and programming for television to consumers in rural central Alabama franchised by the National Rural Telecommunication Cooperative (NRTC). While this franchise is exclusive as it relates to programming provided through NRTC, other programming providers may offer DBS services within the Division's market. Under the franchise agreement, NRTC leases satellite capacity through which programming is transmitted. The NRTC provides certain billing functions for the Division.

     The Division extends credit to its customers who are primarily in the State of Alabama.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Inventories - Inventories are stated at the lower of cost (first-in, first-out (FIFO) method) or market.

     Equipment - Equipment is stated at cost. Depreciation of equipment is computed on a straight-line basis over the useful lives of the assets. The useful life of equipment held at the balance sheet date was determined to be from five to seven years. The useful life of direct broadcast satellite equipment is estimated to be seven years. Depreciation expense on all equipment totaled $490,754 in 1997. Leased property is leased to customers on a monthly basis.

     In 1993, the Division borrowed $1,400,520 to acquire the franchise for the DBS service areas which it now serves. This loan was secured by the franchise for satellite television service. This note was satisfied in full on September 30, 1995 when PSC transferred the franchise for satellite television service to Pioneer Electric Cooperative.

     Deferred credits - Deferred credits include programming charges which have been collected in advance from the consumer. These charges are brought into income as the service is provided to the consumer.

                DBS OPERATIONS OF PIONEER SERVICES CORPORATION

                              SEPTEMBER 30, 1997

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  -- (Continued)

     Revenue recognition - Revenue in connection with programming services and associated costs are recognized when such services are provided. Revenue in connection with the sale of equipment and installation and associated costs are recognized when the equipment is installed.

     Income taxes - Pioneer is established as a not-for-profit organization under the laws of the State of Alabama. Pioneer is subject to federal income tax. The Division is included in the tax return of Pioneer. Accordingly, income taxes have been presented in these financial statements as though the Division filed a separate federal income tax return. The Division accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes (see Note 5).

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Supplier - The Corporation purchases all of its programming from NRTC. The cost of programming was $1,724,534 for 1997.

NOTE 3 - CASH AND CASH EQUIVALENTS:

     The Division maintains its cash accounts in a bank located in Ohio. The account at this bank is guaranteed by the Federal Deposit Insurance Corporation
(FDIC) for up to $100,000. At September 30, 1997, all of the Division's cash was insured.

NOTE 4 - LONG-TERM DEBT:

     Long-term debt consists of notes payable to NRUCFC. Those notes are variable interest rate loans (currently 6.20%), secured by all assets of PSC, and mature on April 17, 2000. The outstanding balance at September 30, 1997 is $4,957,908.

NOTE 5 - INCOME TAXES:

     Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, requires companies to record deferred tax assets or liabilities for the deferred tax consequences of all temporary differences. The Statement requires that deferred tax balances be adjusted to reflect new tax rates when they are enacted into law. Also, SFAS No. 109 requires the establishment of an asset and/or liability to recognize the cumulative effect of deferred tax activity.

     The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are provided for certain temporary differences principally due to the use of accelerated depreciation for income tax purposes. Such deferred taxes are credited to income as the related temporary differences reverse.

     The Division has no income tax benefit for losses incurred, as any benefit would serve PSC and not the Division separately. A valuation allowance has been recorded to reflect this.

                DBS OPERATIONS OF PIONEER SERVICES CORPORATION

                              SEPTEMBER 30, 1997

NOTE 5 - INCOME TAXES:  -- (Continued)

     Significant items comprising the Division's deferred tax assets and liabilities at September 30, 1997 are as follows:

       Net deferred income tax asset:
        Deferred tax asset:
          Benefit from net operating loss carryforwards expiring
           through the year 2012  ..............................   $ 390,718
        Deferred tax liability:
          Depreciation expense .................................    (154,403)
                                                                   ----------
        Net deferred tax asset .................................     236,315
        Valuation allowance ....................................    (236,315)
                                                                   ----------
           Net deferred tax balance  ...........................   $       -
                                                                   ==========

NOTE 6 - RELATED PARTIES:

     Some of the PSC's directors also serve as directors of Pioneer Electric Cooperative (PEC). PSC is managed in accordance with a management contract between PSC and PEC.

     The Division had notes payable to PEC for capital expenditures and working capital deficiencies. In 1997, those notes were paid in full by PSC. Interest expense on PEC loans for the year ended September 30, 1997 totaled $66,230. Interest paid to PEC for the year ended September 30, 1997 totaled $101,737.

NOTE 7 - SUBSEQUENT EVENT:

     On October 21, 1997 PSC executed the sale of its DBS operating assets along with its subscribers list for $7,697,040 to Pegasus Communications Holdings, Inc.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Managers
of DTS Management, LLC, the sole manager of Digital Television Services, LLC:


     We have audited the accompanying consolidated balance sheet of DIGITAL TELEVISION SERVICES, LLC (a Delaware limited liability company and formerly DBS Holdings, L.P.) AND SUBSIDIARIES as of December 31, 1996 and the related consolidated statements of operations, members' equity, and cash flows for the period from inception (January 30, 1996) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Digital Television Services, LLC and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period from inception (January 30, 1996) through December 31, 1996 in conformity with generally accepted accounting principles.


                                        ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 28, 1997
(except with respect to the matters
discussed in Note 10
as to which the date is November 6, 1997)

                       DIGITAL TELEVISION SERVICES, LLC
                               AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS



                                                                                                 Pro Forma
                                                           December 31,      September 30,      September 30,
                                                              1996               1997          1997 (NOTE 10)
                                                          ---------------   ----------------   ---------------
                                                           (Unaudited)       (Unaudited)
                                              ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  ...........................    $  1,595,955      $  29,971,003
 Restricted cash   ....................................              --         36,544,197
 Accounts receivable:
   Trade, net of allowance for doubtful accounts of
    $6,750 and $166,075 at December 31, 1996 and
    September 30, 1997, respectively ..................         893,950          3,273,629
   Other  .............................................         154,840            548,844
 Inventory   ..........................................         244,544          1,044,596
 Other (Note 2) .......................................         234,153            829,159
                                                           ------------      -------------
    Total current assets ..............................       3,123,442         72,211,428
                                                           ------------      -------------
PROPERTY AND EQUIPMENT, at cost:
 Leasehold improvements  ..............................          81,244            236,216
 Furniture and equipment ..............................         397,201          1,965,485
                                                           ------------      -------------
                                                                478,445          2,201,701
 Less accumulated depreciation ........................         (44,339)          (366,089)
                                                           ------------      -------------
                                                                434,106          1,835,612
                                                           ------------      -------------
CONTRACT RIGHTS AND OTHER
 ASSETS, NET (Note 2) .................................      38,604,625        144,398,793
                                                           ------------      -------------
                                                           $ 42,162,173      $ 218,445,833
                                                           ============      =============

                              LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable  ....................................    $  1,041,019      $   4,047,579
 Accrued liabilities  .................................       1,380,321          7,178,610
 Unearned revenue  ....................................       1,082,601          3,679,357
 Current maturities of long-term debt   ...............       6,033,732          9,323,778
 Other ................................................          92,279            256,913          295,538
                                                           ------------      -------------       ----------
   Total current liabilities   ........................       9,629,952         24,486,237       24,524,862
                                                           ------------      -------------       ----------
LONG-TERM DEBT,
 less current maturities ..............................      17,542,883        166,896,333
                                                           ------------      -------------
OTHER LIABILITIES  ....................................          83,615             46,645        1,035,680
                                                           ------------      -------------       ----------
COMMITMENTS AND CONTINGENCIES
(Notes 5, 6, 8, and 10)
MEMBERS' EQUITY/STOCKHOLDERS' EQUITY
 Class A units  .......................................               0         29,820,008                0
 Class B units  .......................................      18,440,982         20,499,979                0
 Class C units  .......................................               0                  0                0
 Class D units  .......................................               0                  0                0
 Preferred stock, $.01 par value; 10,000,000 shares
   authorized; 1,404,056 issued and outstanding
   at September 30, 1997 ..............................               0                  0           14,041
 Common stock, $.01 par value; 10,000,000 shares
   authorized; 2,137,049 issued and outstanding
   at September 30, 1997 ..............................               0                  0           21,370
 Additional paid-in capital ...........................               0                  0       25,953,547
 Retained deficit  ....................................      (3,535,259)       (23,303,369)               0
                                                           ------------      -------------       ----------
    Total members' equity/ stockholders' equity  ......      14,905,723         27,016,618       25,988,958
                                                           ------------      -------------       ----------
                                                           $ 42,162,173      $ 218,445,833
                                                           ============      =============

                  The accompanying notes are an integral part
                      of these consolidated balance sheets.

                       DIGITAL TELEVISION SERVICES, LLC
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                 Inception           Inception         Nine Months
                                              (January 30) To     (January 30) To         Ended
                                               December 31,        September 30,      September 30,
                                                   1996                1996               1997
                                              -----------------   -----------------   ----------------
                                                                                (Unaudited)
REVENUE:
 Programming revenue  .....................     $  3,085,146        $  1,269,107       $  28,811,235
 Equipment and installation revenue  ......          323,663              95,798           3,291,122
                                                ------------        ------------       -------------
   Total revenue.  ........................        3,408,809           1,364,905          32,102,357
                                                ------------        ------------       -------------
COST OF REVENUE:
 Programming expense  .....................        1,595,963             668,881          14,117,014
 Cost of equipment and installation  ......          398,144              96,306           4,026,498
 Service fees   ...........................          275,704              98,909           2,758,947
                                                ------------        ------------       -------------
   Total cost of revenue ..................        2,269,811             864,096          20,902,459
                                                ------------        ------------       -------------
GROSS PROFIT ..............................        1,138,998             500,809          11,199,898
OPERATING EXPENSES:
 Sales and marketing  .....................          778,036             297,443           5,557,260
 General and administrative ...............        1,953,635             830,580           5,884,949
 Depreciation and amortization ............        1,147,963             529,265          10,483,916
                                                ------------        ------------       -------------
   Total operating expenses ...............        3,879,634           1,657,288          21,926,125
                                                ------------        ------------       -------------
OPERATING LOSS  ...........................       (2,740,636)         (1,156,479)        (10,726,227)
                                                ------------        ------------       -------------
OTHER INCOME (EXPENSE):
 Interest expense, net   ..................         (817,603)            (93,717)         (8,917,920)
 Other income (expense)  ..................           22,980               5,025            (123,963)
                                                ------------        ------------       -------------
                                                    (794,623)            (88,692)         (9,041,883)
NET LOSS  .................................     $ (3,535,259)       $ (1,245,171)      $ (19,768,110)
                                                ============        ============       =============

 The accompanying notes are an integral part of these consolidated statements.

                       DIGITAL TELEVISION SERVICES, LLC
                               AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
   FOR THE PERIOD FROM INCEPTION (JANUARY 30, 1996) THROUGH DECEMBER 31, 1996
          AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)




                                              Class A                        Class B
                                      Units        Amount           Units         Amount
                                    -----------  ---------------  -----------  ----------------
BALANCE, January 30, 1996   ......          --    $         --            --   $          --
 Sale of Class B Units   .........          --              --     1,844,098      18,440,982
 Issuance of Class C Units  ......          --              --            --              --
 Net loss ........................          --              --            --      (3,535,259)
                                     ---------    ------------     ---------   -------------
BALANCE, December 31, 1996  ......          --              --     1,844,098      14,905,723
 Sale of Class A Units   .........   1,333,333      29,820,008            --              --
 Sale of Class B Units   .........          --              --       205,902       2,058,997
 Issuance of Class D Units  ......          --              --            --              --
 Net Loss (unaudited) ............          --      (2,803,390)           --     (16,964,720)
                                     ---------    ------------     ---------   -------------
BALANCE, September 30, 1997
 (unaudited) .....................   1,333,333    $ 27,016,618     2,050,000   $           0
                                     =========    ============     =========   =============



                                                                                Total
                                         Class C              Class D          Members'
                                     Units    Amount     Units     Amount       Equity
                                    --------  --------  ---------  --------  ----------------
BALANCE, January 30, 1996   ......       --     $ --          --     $ --    $          --
 Sale of Class B Units   .........       --       --          --       --       18,440,982
 Issuance of Class C Units  ......   87,049       --          --       --               --
 Net loss ........................       --       --          --       --       (3,535,259)
                                     ------     ------   -------     ------  -------------
BALANCE, December 31, 1996  ......   87,049       --          --       --       14,905,723
 Sale of Class A Units   .........       --       --          --       --       29,820,008
 Sale of Class B Units   .........       --       --          --       --        2,058,997
 Issuance of Class D Units  ......       --       --     124,000       --               --
 Net Loss (unaudited) ............       --       --          --       --      (19,768,110)
                                     ------     ------   -------     ------  -------------
BALANCE, September 30, 1997
 (unaudited) .....................   87,049     $ --     124,000     $ --    $  27,016,618
                                     ======     ======   =======     ======  =============

 The accompanying notes are an integral part of these consolidated statements.

                       DIGITAL TELEVISION SERVICES, LLC
                               AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                      Inception            Inception            Nine Months
                                                                   (January 30) to      (January 30) to            Ended
                                                                  December 31, 1996    September 30, 1996    September 30, 1997
                                                                  -------------------  --------------------  -------------------
                                                                                                        (Unaudited)
(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ......................................................    $  (3,535,259)        $ (1,245,171)        $  (19,768,110)
                                                                    -------------         ------------         --------------
 Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization  ..............................        1,106,264              529,265              9,586,005
   Amortization of capitalized debt costs and debt
    discount ...................................................          313,329                   --              1,502,106
   Amortization of deferred promotional costs ..................           41,699                   --                897,902
 Changes in operating assets and liabilities, net of
   acquisitions:
   Accounts receivable, net ....................................         (428,281)            (221,107)                11,943
   Inventory ...................................................         (218,140)             (28,053)              (420,808)
   Other current assets  .......................................         (269,721)             (33,389)            (1,308,523)
   Accounts payable   ..........................................          877,630              274,461              3,005,559
   Accrued liabilities and other liabilities  ..................        1,099,003              159,974              2,845,516
   Unearned revenue   ..........................................          379,533              117,659               (869,870)
                                                                    -------------         ------------         --------------
    Total adjustments ..........................................        2,901,316              798,810             15,249,830
                                                                    -------------         ------------         --------------
    Net cash used in operating activities  .....................         (633,943)            (446,361)            (4,518,280)
                                                                    -------------         ------------         --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment, net of acquisitions                (382,175)            (226,672)            (1,339,466)
 Disposals of property and equipment ...........................           (3,930)              (3,930)                    --
 Increase in restricted cash for payment of subordinated
   notes  ......................................................                0                    0            (36,544,197)
 Purchase of contract rights and related net assets,
   net of amounts financed  ....................................      (12,695,488)          (7,121,586)           (88,745,395)
 Increase in other assets   ....................................         (693,690)            (313,305)                    --
                                                                    -------------         ------------         --------------
   Net cash used in investing activities   .....................      (13,775,283)          (7,665,493)          (126,629,058)
                                                                    -------------         ------------         --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from bank credit facility  ...........................        9,400,000                   --             72,769,409
 Repayment of bank credit facility   ...........................               --                   --            (82,169,409)
 Proceeds from subordinated notes offering, net of
   discounts ...................................................               --                   --            152,840,850
 Issuance of notes payable  ....................................           32,399                   --                344,417
 Repayment of seller notes and other notes payable  ............       (9,047,023)                  --             (6,132,908)
 Capitalized financing fees ....................................       (2,821,177)                  --             (9,325,449)
 Sale of Member Units ..........................................       18,440,982            8,888,475             31,879,005
 Other, net  ...................................................               --               83,616               (683,529)
                                                                    -------------         ------------         --------------
   Net cash provided by financing activities  ..................       16,005,181            8,972,091            159,522,386
                                                                    -------------         ------------         --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                               1,595,955              860,237             28,375,048
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD   ......................................................               --                   --              1,595,955
                                                                    -------------         ------------         --------------
CASH AND CASH EQUIVALENTS AT END
 OF PERIOD   ...................................................    $   1,595,955         $    860,237         $   29,971,003
                                                                    =============         ============         ==============
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared  ..............................    $      83,615         $     83,616         $           --
                                                                    =============         ============         ==============
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest  .......................................    $     301,035         $         --         $    5,009,366
                                                                    =============         ============         ==============
 Issuance of seller notes in connection with acquisitions       .   $  24,156,000         $ 17,300,000         $   15,524,198
                                                                    =============         ============         ==============

 The accompanying notes are an integral part of these consolidated statements.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

         NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1996 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)


1. Organization and Nature of Business


     Digital Television Services, LLC ("DTS") is a limited liability company organized under the Delaware Limited Liability Company Act (the "LLC Act") and is successor to DBS Holdings, L.P., a Delaware limited partnership originally formed on January 30, 1996 by Columbia Capital Corporation ("Columbia") and senior management of DTS. On November 19, 1996, the limited partnership was converted into a limited liability company under the applicable provisions of the LLC Act and Delaware limited partnership laws. All information in the accompanying consolidated financial statements and notes has been restated for the conversion to a limited liability company. DTS is owned by its members (Note 7). DTS and its wholly owned subsidiaries (collectively, "the Company") were formed to acquire and operate the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets. The Company completed its first acquisition of a rural DIRECTV Services provider in March 1996 and has made a total of 16 acquisitions through May 9, 1997 (Notes 3 and 10). On October 10, 1997, DTS effected a conversion from a limited liability company to a corporation through a merger with and into WEP Intermediate Corp. (Note 10).


     In connection with the Company's expansion, Columbia and certain of its affiliates increased their investment in the Company subsequent to December 31, 1996. Additional equity was raised from J.H. Whitney & Co. and Fleet Equity Partners (together with Columbia, the "Equity Investors") and from senior executives of the Company subsequent to year-end. The Equity Investors and senior executives, in aggregate, have contributed $50,500,000 of equity capital to the Company from inception through February 28, 1997 (Note 10).


     DTS is a holding company which operates primarily through its wholly-owned subsidiaries. The principal wholly-owned subsidiaries of DTS as of December 31, 1996 consist of 8 entities (the "Operating Subsidiaries") which, except for one subsidiary which is a Delaware limited liability company and one subsidiary which is a New Mexico corporation, are limited liability companies organized under the laws of the state of Georgia. The Operating Subsidiaries are independent providers of DIRECTV Services. The sole manager of DTS is DTS Management, LLC ("DTS Management"), a Georgia limited liability company, which is a wholly-owned subsidiary of DTS. The Company's other wholly-owned subsidiary, DTS Capital, Inc. ("DTS Capital"), was formed subsequent to December 31, 1996 and currently has nominal assets and does not conduct any operations. DTS Capital was formed to facilitate issuance of certain senior notes (Note 10). In connection with the reorganization (the "Reorganization") of the Company in February 1997, the Company contributed to the capital of DTS Management the Company's ownership interest in each of its direct subsidiaries, other than DTS Management and DTS Capital. As a result thereof, each direct subsidiary became a wholly-owned direct subsidiary of DTS Management and a wholly-owned indirect Subsidiary of the Company. Since each subsidiary was a wholly-owned direct or indirect subsidiary of the Company prior to the Reorganization, the Reorganization had no impact on the consolidated financial statements of the Company.


     The Company obtained the rights to distribute DIRECTV Services in its territories pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative (the "NRTC"). Under the provisions of the NRTC Member Agreements for the 1996 Acquisitions (Note 3) and the 1997 Acquisitions (Note 10), the Company has the exclusive right to provide DIRECTV Services within certain rural territories in the United States.


     The Company has had a limited operating history during which time it has generated negative cash flows and net losses. The negative cash flows can be attributed to the costs incurred to purchase NRTC contract rights and related assets (Notes 3 and 10) and general corporate overhead expenses. The Company expects negative cash flows and net losses to continue through at least 1997, as the Company plans to purchase additional contract rights and to incur substantial selling and marketing expenses in order to build its subscriber base. The ability to generate positive cash flow in the future is dependent upon many factors, including general economic

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

1. Organization and Nature of Business  -- (Continued)

conditions, the level of market acceptance for the Company's services, and the degree of competition encountered by the Company. As discussed in Note 5, financing totaling $100 million has been committed by a syndicate of lenders, of which $82,169,409 was outstanding at September 30, 1997. The Company also issued $155 million in senior subordinated notes in July 1997 (Note 10) to refinance certain existing indebtedness and to provide additional funds for possible future acquisitions and general operating needs.

     The success of the Company is dependent on this financing and the future ability of DTS and its subsidiaries to generate projected revenues through successful operations. The members have no present plans to discontinue support of the Company. In the opinion of management, capital on hand, as well as funds provided from financings (Notes 5 and 10), will be sufficient to meet the capital and operating needs of the Company through at least 1997. Additional funding may be required for any future acquisitions. However, there can be no assurance when or if future operations of the Company will be successful or that further financing, if needed, will be available with terms acceptable to the Company, or at all.

     On November 6, 1997, the Company entered into an agreement in principle with Pegasus Communications Corp. ("Pegasus") providing for the acquisition of the Company and all of its subsidiaries by Pegasus (Note 10).


2. Summary of Significant Accounting Policies


Principles of Consolidation


     The consolidated financial statements include the accounts of DTS and its subsidiaries. All significant intercompany transactions and balances have been eliminated.


Interim Unaudited Financial Information


     The consolidated balance sheet as of September 30, 1997 and the consolidated statements of operations, members' equity and cash flows for the nine months ended September 30, 1997 are unaudited and have been prepared by management of the Company in accordance with the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the statements contain adjustments (consisting of only normal items) necessary for the fair presentation of the financial portion and results of operations for the interim period. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results to be expected for the entire year.


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition


     The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

2. Summary of Significant Accounting Policies  -- (Continued)

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Company and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the Company for such services.

Cost of Revenues

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC (Note
9)); monthly subscriber maintenance fees charged by DirecTV, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.

Inventories

     The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.

Other Current Assets

     Other current assets consist of the following:



                                     December 31,     September 30,
                                         1996             1997
                                     --------------   --------------
Deferred promotional costs  ......      $214,939         $699,678
Other  ...........................        19,214          129,481
                                        --------         --------
                                        $234,153         $829,159
                                        ========         ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who sign a non-cancellable and non-refundable contract pursuant to which they agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Company for the credit. The Company defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Company receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active.

Property and Equipment

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense was $48,269 and $322,513 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

2. Summary of Significant Accounting Policies  -- (Continued)

Contract Rights and Other Assets

     Contract rights and other assets consist of the following:



                                                                 December 31,     September 30,
                                                                     1996             1997
                                                                 --------------   ----------------
Contract rights  .............................................   $32,727,697       $ 141,793,076
Organization costs  ..........................................       599,528           1,239,348
                                                                 -----------       -------------
                                                                  33,327,225         143,032,424
Accumulated amortization  ....................................    (1,057,995)        (10,309,709)
                                                                 -----------       -------------
                                                                  32,269,230         132,722,715
Deposits on 1997 Acquisitions and Pending Acquisitions  ......     3,380,961                  --
Debt issuance costs, net  ....................................     2,776,658           4,263,126
Bond issuance costs, net  ....................................            --           7,136,372
NRTC patronage capital .......................................        83,615              46,645
Other   ......................................................        94,161             229,935
                                                                 -----------       -------------
                                                                 $38,604,625       $ 144,398,793
                                                                 ===========       =============

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services (Note 3), less net tangible assets acquired. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, was $1,021,606 and $9,088,690 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Accumulated amortization, included in the accompanying balance sheets, was $1,021,606 and $10,110,299 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectfully.

     Organization Costs: Organization costs are costs associated with the formation of the Company and its subsidiaries and are being amortized over five years. Amortization expense included in depreciation and amortization in the accompanying statement of operations was $36,389 and $165,520, for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Accumulated amortization, included in the accompanying balance sheets, was $36,389 and $199,410 for the period from inception (January 30) through December 31, 1996 and for the nine months ended September 30, 1997, respectively.

     Deposits on Acquisitions: In accordance with the provisions of asset purchase agreements entered into by the Company, deposits were made into escrow accounts for acquisitions of contract rights in Kentucky, Vermont and Kansas, which were pending at December 31, 1996.

     Debt Issuance Costs: Debt issuance costs are amortized over the term of the related long-term debt facility. Amortization expense, included in interest expense in the accompanying statement of operations, was $44,520 and $582,493 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Accumulated amortization, included in the accompanying balance sheets, was $44,520 and $627,013 for the period from inception (January 30) through December 31, 1996 and for the nine months ended September 30, 1997, respectively.

     Bond Issuance Costs: Bond issuance costs represent deferred costs incurred in connection with a bond offering (Note 10) subsequent to December 31, 1996 and are capitalized over the life of the bonds. Amortization expense, included in interest expense in the accompanying statement of operations, was $120,114 for the nine month period ended September 30, 1997. Accumulated amortization, included in the accompanying balance sheets, was $120,114 for the same nine month period.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

2. Summary of Significant Accounting Policies  -- (Continued)

     NRTC Patronage Capital: The Company, through its subsidiaries, is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statement of operations. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Company includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheet. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Income Taxes


     The Company is considered a partnership for federal and state income tax purposes. All taxable income or loss is allocated to the members in accordance with the terms of the member agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Fair Value of Financial Instruments


     Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.


     The methods and assumptions used to estimate fair value are as follows:


     Cash and cash equivalents: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


     Long-term debt: Fair value is estimated based on borrowing rates currently available to the Company for bank loans with similar terms and average maturities.


     The asset and liability amounts recorded in the accompanying balance sheet at December 31, 1996 for cash and cash equivalents and long-term debt approximate fair value based on the above assumptions.


Concentration of Credit Risk


     Concentration of credit risk with respect to accounts receivable is limited due to the large number of geographically dispersed subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets


     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

2. Summary of Significant Accounting Policies  -- (Continued)

asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

3. Contract Rights

     During 1996, the Company acquired the rights to distribute DIRECTV Services in eight rural DirecTv markets in certain rural areas in the United States (the "1996 Acquisitions"). The aggregate consideration was approximately $32.3 million, including closing date working capital and other adjustments as defined in the purchase agreements and fair value adjustments related to the seller notes (Note 5), subject to increase based on the number of subscribers in one of the markets on October 1, 1998 (Note 5). Of the total purchase price, approximately $9.3 million was paid in cash and approximately $24.2 million (before fair value adjustments related to the seller notes of $1.2 million (Note 5)) was financed through the issuance of promissory notes to the sellers of the contract rights (Note 5). Under the 1996 Acquisitions, rights were acquired in the following markets:

     o In March 1996, the Company acquired the outstanding common stock of Spacenet, Inc. and the rights to provide DIRECTV Services in certain counties in New Mexico.

     o In April 1996, the Company acquired the rights to provide DIRECTV Services in certain counties in California from Pacific Coast DBS, Inc.

     o In August 1996, the Company acquired the rights to provide DIRECTV Services in certain counties in New Mexico from Teg DBS Services, Inc., in certain counties in New York from Northeast Cable Services, Inc. and Falls Earth Station, Inc., and in certain counties in Colorado from Omega Cable.

     o In November 1996, the Company acquired the rights to provide DIRECTV Services in certain counties in South Carolina from Pee Dee Electric Cooperative, Inc. and Santee Electric Cooperative, Inc.

     When the Company purchases the exclusive rights to provide DIRECTV Services in a rural DirecTv market, it acquires the NRTC Member Agreement and related agreements providing for the exclusive rights to provide DIRECTV Services within that market, all net assets related to the provision of DIRECTV Services in such market, and any residual rights to provide DBS services which the NRTC may grant the owner of such market after the termination or expiration of the NRTC Member Agreement. The purchase price of the above acquisitions was allocated to the fair values of the net assets acquired as follows (in thousands):


Current assets ......................................................    $    751
Property and equipment  .............................................          96
Contract rights, net of fair value adjustments of $1.2 million ......      32,728
Current liabilities  ................................................      (1,240)
                                                                         --------
   Total consideration  .............................................    $ 32,335
                                                                         ========

     Any additional contingent consideration will be recorded as an increase in contract rights.

     During the first nine months of 1997, the Company acquired the rights to distribute DIRECTV Services in eight additional rural DirecTv markets. The aggregate consideration was approximately $105.0 million including closing date working capital and other adjustments as defined in the purchase agreements and fair value adjustments related to the seller notes (Note 5). Of the total price, approximately $29.7 million was paid in cash, approximately $59.8 million was financed through borrowings under the Credit Facility and approximately $15.5 million (before fair value adjustments related to the seller notes of $3.0 million (Note 5)) was financed through the issuance of promissory notes to the sellers of the contract rights (Note 5). Under these acquisitions, rights were acquired in the following markets:

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

3. Contract Rights  -- (Continued)

     o In January 1997, the Company acquired the rights to provide DIRECTV Services in certain counties in Kentucky from Direct Programming Services Limited Partnership

     o In January 1997, the Company also acquired the rights to provide DIRECTV Services in certain counties in Kansas from Kansas DBS, L.L.C. and Skywave Communications, Inc.

     o In February 1997, the Company acquired the rights to provide DIRECTV Services in certain counties in Vermont from Northeast DBS Enterprises, L.P.

     o In May 1997, the Company acquired the rights to provide DIRECTV Services in certain counties in Georgia from Mitchell Electric Membership Corporation, Washington Electric Membership Corporation, Planters Electric Membership Corporation and DigiCom Services, Inc.

     The purchase price of the above acquisitions was allocated to the fair values of the net assets acquired as follows (in thousands):


Current assets ......................................................    $  3,529
Property and equipment  .............................................         385
Contract rights, net of fair value adjustments of $3.0 million ......     108,081
Current liabilities  ................................................      (6,967)
                                                                         --------
   Total consideration  .............................................    $105,028
                                                                         ========

4. Related-Party Transactions

     Columbia, which is owned by certain members of the Company holding Class A and Class B interests, provides financial, managerial, and other services to the Company. Total fees and expenses paid to Columbia were approximately $322,000 and $36,000 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively. Such fees are included in general and administrative expenses in the accompanying statement of operations.

5. Long-Term Debt

     Long-term debt consisted of the following:



                                           December 31, 1996             September 30, 1997
                                       --------------------------   ----------------------------
                                              Unamortized                   Unamortized
                                        Principal      Discount      Principal        Discount
                                       -------------   ----------   --------------   -----------
Senior subordinated notes  .........    $        --    $     --      $155,000,000     $2,123,164
Credit facility   ..................      9,400,000          --                --             --
Seller notes and commitments  ......     15,113,250     965,011        26,120,448      3,097,446
Installment notes ..................         28,376          --           320,273             --
                                        -----------    --------      ------------     ----------
                                         24,541,626     965,011       181,440,721      5,220,610
Less current maturities ............      6,130,183      96,451         9,615,622        291,844
                                        -----------    --------      ------------     ----------
                                        $18,411,443    $868,560      $171,825,099     $4,928,766
                                        ===========    ========      ============     ==========

The Seller Notes

     In connection with the acquisition of the Company's California rural DirecTv market, one of the Operating Subsidiaries, Digital Television Services of California, LLC ("DTS California"), entered into a promissory note dated April 1, 1996, as modified as of December 31, 1996 (as so modified, the "DTS California Note"), in favor of Pacific Coast DBS, Inc. ("Pacific"). Pursuant to the DTS California Note, DTS California is obligated to pay to Pacific the sum of (i) $480,000, payable in 24 equal monthly installments commencing May 1, 1996, and (ii) an amount payable on October 1, 1998 equal to the greater of $4.0 million or the Contingent Payment Amount.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

  (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

5. Long-Term Debt  -- (Continued)

The Contingent Payment Amount is determined by multiplying the number of subscribers to DIRECTV Services in DTS California's rural DirecTv market as of October 1, 1998 by certain dollar amounts. As of December 31, 1996 and September 30, 1997, the Contingent Payment Amount is recorded as $4,223,250 and $5,786,250, which is based on subscriber levels at December 31, 1996 and September 30, 1997, respectively. The obligations of DTS California pursuant to the DTS California Note are secured by a $6,000,000 irrevocable letter of credit (the "DTS California Letter of Credit") issued in favor of Pacific pursuant to the Credit Facility, as subsequently defined. The stated amount of the DTS California Letter of Credit will increase so that it will at all times be at least equal to 110% of the Contingent Payment Amount. The DTS California Note contains certain covenants which, among other things, prohibit the payment of dividends or other distributions by DTS California and payments by DTS California to Columbia. A failure to make any payment due under the DTS California Note will allow Pacific to draw under the DTS California Letter of Credit.

     In connection with the acquisition of one of the Company's rural DirecTv markets in South Carolina (the "South Carolina Rural DirecTv Markets"), one of the Operating Subsidiaries, Digital Television Services of South Carolina I, LLC ("DTS South Carolina I"), entered into a promissory note dated November 26, 1996 (the "South Carolina I Note") payable to Pee Dee Electricom, Inc. ("Pee Dee") in the amount of $7,955,000, of which $3,265,000 was paid in January 1997. The balance is due on January 2, 1998. The note bears interest at a rate of 4% per annum, payable quarterly. The obligations of DTS South Carolina I with respect to the South Carolina I Note are secured by an irrevocable letter of credit (the "South Carolina I Letter of Credit") issued in favor of Pee Dee pursuant to the Credit Facility. The South Carolina I Note does not contain any covenants; however, a failure to make any payment due under the South Carolina I Note will allow Pee Dee to draw under the South Carolina I Letter of Credit.

     In connection with the acquisition of the Company's other South Carolina rural DirecTv market, one of the Operating Subsidiaries, Digital Television Services of South Carolina II, LLC, entered into a promissory note dated November 26, 1996 (the "South Carolina II Note") payable to Santee Satellite Systems, Inc. ("Santee") in the amount of $2,200,000, of which $1,100,000 was due on November 26, 1997, with the balance due on November 26, 1998. The entire balance was paid in January 1997 and thus is classified as current maturities in the accompanying consolidated balance sheet at December 31, 1996. The note bears interest at 6% per annum, payable quarterly. The note is secured by an irrevocable letter of credit issued pursuant to the Credit Facility (the "South Carolina II Letter of Credit") issued in favor of Santee. The South Carolina II Note does not contain any covenants; however, a failure to make any payment due under the South Carolina II Note will allow Santee to draw under the South Carolina II Letter of Credit.

     In connection with the acquisition of one of the Company's New Mexico rural DirecTv markets, the Company entered into a promissory note dated March 1, 1996, as modified as of November 27, 1996 (as so modified, the "New Mexico Note"), in favor of Edward Botefuhr and Janet Blakeley Botefuhr in the amount of $415,000, payable in equal installments on April 1, 1998 and April 1, 1999. The note bears interest at 15% per annum, payable monthly. The note is secured by an irrevocable letter of credit issued pursuant to the Credit Facility (the "New Mexico Letter of Credit") issued in favor of the Botefuhrs. The New Mexico Note does not contain any covenants; however, a failure to make any payment due under the New Mexico Note will allow the Botefuhrs to draw under the New Mexico Letter of Credit. The entire balance was paid in January 1997 and thus is classified as current maturities in the accompanying consolidated balance sheet at December 31, 1996.

     In connection with the acquisition of the Company's Rural DirecTv Markets in Georgia (the "Georgia Rural DirecTv Markets"), one of the Subsidiaries, Digital Television Services of Georgia, LLC ("DTS Georgia"), issued three promissory notes, each of which represents a portion of the purchase price for one of the Georgia Rural DirecTv Markets. DTS Georgia issued (i) a promissory note dated May 9, 1997 (the "Planters Notes") payable to Planters Electric Membership Corporation ("Planters") in the amount of approximately $850,000,
(ii) a promissory note dated May 9, 1997 (the "Mitchell Note") payable to Mitchell Electric Membership Corporation ("Mitchell") in the amount of approximately $9.4 million and (iii) a promissory note dated May 9, 1997

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

5. Long-Term Debt  -- (Continued)

(the "Washington Note") payable to Washington Electric Membership Corporation ("Washington") in the amount of approximately $5.2 million. The principal amount of the Planters Note is payable on January 2, 1998 and bears interest at a rate of 3% per annum; provided that if DTS Georgia acquires a certain Rural DirecTv Market, the interest rate will increase as of the date of such acquisition to 3 1/2% per annum. The principal amount of each of the Mitchell Note and the Washington Note is payable on January 2, 2001 and bears interest at a rate of 3% per annum until May 9, 2000 and at a rate of 3 1/2% per annum thereafter; provided that if DTS Georgia acquires a certain Rural DirectTv Market, the interest rate will increase as of the date of such acquisition to 3 1/2% per annum, until May 9, 2000, and to 4% thereafter. The obligations of DTS Georgia with respect to the Georgia Notes are secured by three irrevocable letters of credit issued pursuant to the Credit Facility (the "Georgia Letters of Credit"), each of which has been issued for the benefit of one of Planters, Mitchell and Washington. The Georgia Notes do not contain any affirmative or negative covenants regarding the Company, DTS Georgia or the operation of the Georgia Rural DirecTv Markets; however, a failure to make any payment due under a Georgia Note will allow the payee of such Georgia Note to draw under the applicable Georgia Letter of Credit.


Credit Facility


     The Company is party to a credit agreement (the "Credit Facility") dated November 27, 1996 with the banks and other lenders party thereto from time to time. The Credit Facility is a revolving credit facility in the amount of $100.0 million, with a $25.0 million sublimit for letters of credit. Proceeds from the Credit Facility can be used to refinance certain existing indebtedness, to finance the acquisition of contract rights, to finance capital expenditures and for general corporate purposes and working capital needs.


     Borrowings under the Credit Facility are available until November 30, 2001; however, the commitments thereunder shall be reduced on December 31, 1998 by an amount equal to 75% of the available commitments of all lenders on such date, provided that the reduction shall not be made unless the aggregate amount of available commitments exceeds $5,000,000, and thereafter available commitments shall be reduced quarterly commencing on March 31, 1999 at a rate of 1.250% through 1999, 1.875% through 2000 and 5% through September 30, 2001. On November 30, 2001, all of the loans outstanding will be repayable. The making of each loan under the Credit Facility is subject to the satisfaction of certain conditions, including (i) meeting a certain "borrowing base" calculation based on the number of paying subscribers and households within the rural DirecTv markets served by the Company, (ii) maintaining minimum subscriber penetration and Annualized Contribution (as defined therein) per paying subscriber, and (iii) maintaining defined annualized operating cash flow levels. In addition, the Company is required to make mandatory prepayments of the Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions of material assets by the Company or any of its subsidiaries. At December 31, 1996, the borrowing base, as defined, was approximately $92.5 million and approximately $80.0 million was available under the Credit Facility.


     Borrowings under the Credit Facility are secured by (i) an equal and ratable pledge of all of the equity interests in the Company, DTS Management and the Operating Subsidiaries, (ii) a first priority security interest in all of their assets, and (iii) a collateral pledge of the Company's NRTC Member Agreements.


     The Company may elect that all or a portion of the borrowings under the Credit Facility bear interest at a rate per annum based on the base rate of the Canadian Imperial Bank of Commerce ("CIBC") or the Eurodollar rate, in each case plus an applicable margin as defined in the Credit Facility.


     At December 31, 1996, borrowings under the Credit Facility accrued interest at the rate of 9%.


     At any time when the Company is in default of the payment of any amount due under the Credit Facility, the principal of all loans made under the Credit Facility is subject to acceleration and will bear interest at 2% per annum above the rate otherwise applicable thereto.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

5. Long-Term Debt  -- (Continued)

     The Company has paid and will pay a commitment fee on the unused amounts under the Credit Facility calculated at a rate of .375% to .50% per annum, payable quarterly in arrears. The Company also paid the arrangers of the Credit Facility a customary structuring and syndication fee and paid certain agency fees to the agents.

     The Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations; create liens and other encumbrances; make certain payments, investments, loans and advances; pay dividends or make other distributions in respect to its equity interests; sell or otherwise dispose of assets; make capital expenditures; merge or consolidate with another entity; make amendments to its organizational documents; or transact with affiliates. In addition, the Credit Facility requires the maintenance of certain specified financial and operating covenants, including minimum interest coverage and leverage ratios and limits on general and administrative expenses as a percentage of revenue.


Installment Notes

     The installment notes represent notes payable to certain financial institutions for certain property and equipment. The notes are payable in equal monthly installments through May 2000 and bear interest at rates ranging from 8.5% to 10.3%.


Unamortized Discount

     The Company has discounted the Senior Subordinated Notes, the DTS California Note, the South Carolina I Note, the South Carolina II Note and the seller notes issued in conjunction with the acquisitions of certain Rural DirecTv markets in Georgia to reflect the fair market value based on average interest rates available to the Company. The estimated fair value interest rate used to record the discount was 12.75% for the Senior Subordinated Notes and 9% for the seller notes. The unamortized discount is being amortized over the life of the notes using the effective interest method. Amortization expense, included in interest expense in the accompanying statement of operations, is $268,544 and $799,746 for the period from inception (January 30, 1996) through December 31, 1996 and for the nine months ended September 30, 1997, respectively.

     Future maturities of long-term debt are as follows at December 31, 1996:


1997  ......................................................    $ 6,130,183
1998  ......................................................      9,004,332
1999  ......................................................          7,111
2000  ......................................................              0
2001  ......................................................      9,400,000
                                                                -----------
                                                                $24,541,626
                                                                ===========

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

6. Commitments and Contingencies


Leases

     The Company leases office and retail space and certain equipment under noncancelable operating leases which expire in various years through 2001. Future minimum lease payments for noncancelable operating leases in effect at December 31, 1996 are as follows:


         1997   .......................................    $  298,000
         1998   .......................................       297,000
         1999   .......................................       300,000
         2000   .......................................       148,000
         2001   .......................................       106,000
                                                           ----------
            Total future minimum lease payments  ......    $1,149,000
                                                           ==========

     Rental expense charged to operations totaled approximately $83,000 and $455,369 during the period from inception (January 30, 1996) through December 31, 1996 and during the nine months ended September 30, 1997, respectively, and is included in general and administrative expense in the accompanying consolidated statement of operations.


Minimum Subscribers

     As part of the NRTC Member Agreements, the Company is required to pay certain programming fees based on a minimum number of subscribers in each of its Rural DirecTv Markets (such minimum number of subscribers being equal to up to 5% of the households in each such Rural DirecTv Market) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement with respect to such Rural DirecTv Market if the Company fails to obtain such minimum number of subscribers in such Rural DirecTv Market prior to such time. Six of the Operating Subsidiaries had achieved the minimum subscriber requirement at December 31, 1996. Two of the Operating Subsidiaries had achieved approximately 75% of the minimum subscriber requirement at December 31, 1996. Based on the subscriber growth rates of these two Operating Subsidiaries to date, management anticipates that the two Operating Subsidiaries will meet the minimum subscriber requirement prior to the fourth year of operations of the related NRTC Member Agreements and therefore does not expect to be required to pay such fees.

7. Members' Equity Units

     There are four classes of equity interests in the Company, denominated as "Class A Units," "Class B Units," "Class C Units," and "Class D Units." The classes have different voting and distribution rights per the Company's Limited Liability Company Agreement (the "LLC Agreement").

     Class A Units are held by the Equity Investors. Each Class A Unit represents the contribution by its holder of $22.50 to the Company. Class A Units constitute approximately 37% of the units outstanding at September 30, 1997 (assuming issuance of 180,000 Class D Units pursuant to the Employee Unit
Plan). In addition to the special voting rights defined in the LLC Agreement, the Class A Unit holders are entitled to certain preemptive rights and protection against dilution. The Class A Units rank senior to the other classes of Units with respect to interim and liquidating distributions. On February 10, 1997, the Company sold 1,333,333 Class A Units to the Equity Investors, raising $30 million of equity capital. No Class A Units and 1,333,333 Class A Units were outstanding at December 31, 1996 and September 30, 1997, respectively.

     Class B Units are held by Columbia DBS, Inc. and Columbia DBS Investors, L.P., which are affiliates of Columbia, and by certain senior executives of the Company. Each Class B Unit represents an interest in the

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

7. Members' Equity Units  -- (Continued)

Company received in exchange for the contribution of $10. Class B Units constitute approximately 57% of the units outstanding at September 30, 1997 (assuming issuance of 180,000 Class D Units pursuant to the Employee Unit
Plan). Class B Units are entitled to certain preemptive rights and rank senior with respect to interim and liquidating distributions to the Class C and Class D Units and junior to the Class A Units. Columbia and senior management of the Company purchased 205,902 Class B Units on January 2, 1997 for a total investment of $2,059,000. At December 31, 1996 and September 30, 1997, 1,844,098 and 2,050,000 Class B Units, respectively were outstanding.


     Class C Units are held by certain senior executives of the Company and are subject to certain vesting requirements related to employment. Each Class C Unit represents a restricted interest in the Company received in exchange for the performance of services. Class C Units constitute approximately 2% of the units outstanding at September 30, 1997 (assuming issuance of 180,000 Class D Units pursuant to the Employee Unit Plan). Class C Units are entitled to certain preemptive rights. The Class C Units rank senior to the Class D Units with respect to interim and liquidating distributions and junior to the Class A and Class B Units. At December 31, 1996 and September 30, 1997, 87,049 Class C Units had been issued. Of these, a total of 34,876 Class C Units were vested at December 31, 1996 and a total of 68,302 were vested at September 30, 1997.


Employee Unit Plan


     In March 1997, DTS Management adopted an Employee Unit Plan (the "Employee Unit Plan") pursuant to which up to 180,000 Class D Units (or such larger number of Units as may be approved by the Company and the holders of at least 70% of the Class A Units) may be issued to employees or independent contractors of DTS Management or the Subsidiaries at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Company shall determine. As of September 30, 1997, 124,000 Class D Units have been issued pursuant to the Employee Unit Plan. Such Units will vest 25% annually commencing March 1998 through May 2001, subject to acceleration under certain circumstances.


Distributions


     Tax Distributions: The Company intends to pay cash distributions in amounts approximately equal to the income tax liabilities of the members resulting from the pass-through of taxable income to the members ("Tax Distributions"). Tax Distributions will be made quarterly.


     Other Interim Distributions: The holders of the Class A Units are entitled to a cumulative compounded annual rate of return equal to 8% applied to their Class A Capital (defined as the aggregate capital contributions of holders of Class A Units, less aggregate distributions in return of such capital) (the "Preferred Return").


     Once the holders of Class A Units have received their Preferred Return, the holders of the Class A and Class B Units are entitled to distributions in proportion to such units held by them until they have received cumulative distributions equal to $10 per such unit. Distributions are then made to the holders of the Class A Units, Class B Units, and Class C Units in proportion to such Units held by them until they have received cumulative distributions equal to $12.50 per such unit. Finally, distributions are made to all members in proportion to the number of units held.


     Class A Unit Liquidation Preference and Dissolution Rights: Upon the dissolution of the Company after distributions are made to the Company's creditors in satisfaction of liabilities of the Company, distributions in liquidation are made first to the holders of the Class A Units in an amount equal to the remaining balance of their Class A capital and accumulated unpaid Preferred Return. Any remaining amounts available for distribution to the members are distributed in the same manner as interim distributions.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

7. Members' Equity Units  -- (Continued)

     If, after February 6, 2003, $7.5 million or more of the Class A capital remains unreturned, then upon the vote of the holders of at least a majority of the Class A Units, the Company shall be dissolved. If such a dissolution will result in an event of default under any existing indebtedness of the Company or any of the Company's subsidiaries with an outstanding balance of $10 million or more, then such a vote will not cause the dissolution of the Company but, rather, will be considered a notice by the holders of the Class A Units to the Company that the holders desire that the Company promptly arrange for the sale of the Company (including its subsidiaries) or sale of substantially all of its assets.


Allocations

     Losses are first allocated (the "Initial Losses") to the members in proportion to their units until the cumulative losses allocated equal the cumulative prior allocations of profits, next (the "Additional Losses") to the holders of Class B Units (and to the holders of Class C and Class D Units to the extent that they may have positive capital accounts) in proportion to such units until their capital account balances are reduced to zero, and finally (the "Final Losses") to the holders of the Class A Units in proportion to such units until their capital account balances are reduced to zero.

     Profits are first allocated to the holders of Class A Units in proportion to their units until the cumulative profits allocated equal the cumulative prior allocations of the Final Losses, next to the holders of Class B Units (and to the holders of Class C Units and Class D Units if they have been allocated Additional Losses) until the cumulative profits allocated equal the cumulative prior allocation of the Additional Losses, next to the holders of Class A Units in proportion to such units until the cumulative profits allocated equal the cumulative distributions of the Preferred Return, and next to the holders of Class B Units and Class C Units in proportion to such units until the cumulative amount allocated equals the cumulative distributions with respect to Class B Units and Class C Units. All remaining profits are allocated to the members in accordance with their relative total units.


Corporate Conversions

     Under the Company's LLC Agreement, DTS Management, the sole manager of the Company, has the authority to convert the Company from a Delaware limited liability company into a Delaware corporation in connection with the consummation of a qualified initial public offering ("Qualified IPO"). In such a case, all of the equity interests of the Company would be converted into common stock in amounts specified in the LLC Agreement. DTS Management also has authority to convert the Company from a Delaware limited liability company to a Delaware corporation other than in connection with the consummation of a Qualified IPO. In such case, the Class A Units would be converted into convertible payment-in-kind preferred stock and the other units would be converted into common stock in amounts specified in the LLC Agreement.

8. Employee Benefits


Employment Agreements

     DTS Management has entered into employment agreements with certain executive officers of DTS Management (the "Employment Agreements"). The initial term of the Employment Agreements are one year, with automatic extensions of one year unless terminated by DTS Management or the executive. The Employment Agreements provide for base salaries and bonuses at the discretion of the board of managers of DTS Management.

     Pursuant to the Employment Agreements, the Company issued the executives an aggregate of 87,049 Class C Units, which vest based on the Company's reaching defined numbers of subscribers and/or on defined vesting dates. Any units not vested at the earlier of (i) the date on which the Company completes an initial public offering; (ii) the date upon which Columbia and its officers, directors,stockholders and employees cease to own,

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

8. Employee Benefits  -- (Continued)

directly or indirectly, in the aggregate at least 50% of the equity interests of the Company held by them on November 19, 1996; or (iii) March 31, 1998 shall become fully vested and cease to be restricted so long as the executive has remained employed by DTS Management through such date. No value was assigned to the Class C Units on the date of grant due to the subordinated nature of any distributions which may be made to such units (Note 7).

     The Employment Agreements also permit the executives to purchase Class B Units at a price of $10 per unit. Pursuant to rights under the Employment Agreements and the Company's LLC Agreement, the executives have purchased an aggregate of 100,500 Class B Units through September 30, 1997.

     The Employment Agreements provide that the Company has the option to repurchase all of the Class C Units held by an executive which have vested and all of the Class B Units held by an executive if the executive's employment is terminated voluntarily or with cause (as defined) prior to April 1, 1998. At such time, all unvested Class C Units of the executive shall be forfeited. If the executive is terminated for any reason other than cause, the executive's Class C Units will become fully vested and unrestricted.

     Simultaneous with the execution of the Employment Agreements, the subject executive officers also entered into loan agreements with Columbia for an aggregate of $430,000 to fund a portion of the equity purchases by the executives. The loans bear interest at 10% per annum and mature on the earlier of April 1, 2001 or receipt by the executive of proceeds from the sale of the purchased units. The loans are secured by a portion of the executive's purchased Class B Units.


Digital Television Services 401(k) Plan

     In January 1997, the Company established the Digital Television Services 401(k) Plan (the "Plan") covering all of its employees. As part of the Plan, the Company provides matching contributions of 20% of the participant's contributions up to a maximum of 5% of the participant's pay. The Plan also provides for additional contributions at the discretion of the Company. The Company incurs the cost of administering this plan.

9. Reliance on DirecTv and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statement of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes(the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

9. Reliance on DirecTv and the NRTC and Other Matters  -- (Continued)

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and have different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

10. Subsequent Events


The Offering

     Subsequent to year-end, the Company sold, in a transaction exempt from registration under the Securities Act, $155.0 million senior subordinated notes (the "Private Notes"). The Notes are the joint and several obligations of the Company and DTS Capital. DTS Capital has nominal assets, does not conduct any operations and will not provide any additional security for the Notes. DTS Capital was formed solely to provide a corporate co-issuer in addition to a limited liability company issuer (the Company). Accordingly, financial information for DTS Capital is not provided. The Notes mature in 2007. The Company raised approximately $146.0 million, net of underwriting discount and estimated expenses, through the issuance of the Notes. The Company used the net proceeds to fund the Interest Escrow Account and to repay outstanding indebtedness under the Company's Credit Facility (Note 5) as described elsewhere in this Prospectus.

     The Company plans to proceed with an offering (the "Exchange Offer") to exchange the Private Notes with new senior subordinated notes (the "Exchange Notes") registered under the Securities Act of 1933, as amended (the "Securities Act"). The terms of the Exchange Notes will be identical in all material respects (including principal amount, interest rate, maturity, security and ranking) to the terms of the Private Notes (which they replace), except that the Exchange Notes: (i) will bear a Series B designation, (ii) will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and (iii) will not be entitled to certain registration rights and certain liquidated damages which were applicable to the Private Notes in certain circumstances under the Registration Rights Agreement.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

  (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

10. Subsequent Events  -- (Continued)

     The Exchange Notes will be unconditionally guaranteed, on a senior subordinated basis, as to payment of principal, premium, if any, and interest, jointly and severally, by all direct and indirect subsidiaries of DTS (the "Guarantors"). The Guarantors consist of all of the subsidiaries of DTS, except DTS Capital, which is a co-issuer of the Exchange Notes and has no separate assets or operations. DTS does not have assets or operations apart from the assets and operations of the subsidiaries. Accordingly, separate financial information for the Guarantors is not provided because management of the Company has determined that such information would not be material to investors.

Restated Credit Facility

     The Company is a party to an Amended and Restated Credit Agreement dated as of July 30, 1997 (the "Restated Credit Facility") by and among the Company, the banks and other lenders party from time to time thereto (the "Lenders"), CIBC, as Administrative Agent, CIBC Wood Gundy Securities Corp. ("CIBCWG"), as Arranger, Morgan, as Syndication Agent, and Fleet, as Documentation Agent, which provides for a revolving credit facility in the amount of $70.0 million, with a $50.0 million sublimit for letters of credit, and a $20.0 million term loan facility. The proceeds of the Restated Credit Facility may be used (i) to refinance certain existing indebtedness, (ii) prior to December 31, 1998, to finance the acquisition of certain Rural DirecTv Markets and related costs and expenses, (iii) to finance capital expenditures of the Company and its subsidiaries and (iv) for the general corporate purposes and working capital needs of the Company and its subsidiaries.

     The $20.0 million term loan facility must be drawn within 12 months of the closing of the Restated Credit Facility and any amounts not so drawn by that date will be cancelled. The term loan shall be repaid in 20 consecutive quarterly installments of $200,000 each commencing September 30, 1998 with the remaining balance due July 31, 2003. Borrowings under the revolving credit facility established pursuant to the Restated Credit Facility will be available to the Company until July 31, 2003; however, if the then unused portion of the commitments exceeds $10.0 million on December 31, 1998, the commitments will be reduced on such date by an amount equal to the unused portion of such commitments minus $10.0 million. Thereafter, the commitments thereunder will reduce quarterly commencing on September 30, 1999 at a rate of 3.50% through 1999, 5.75% in 2000, 7.0% in 2001, 9.0% in 2002 and 3.0% until June 30, 2003.
All of the loans outstanding will be repayable on July 31, 2003. The making of each loan under the Restated Credit Facility is subject to the satisfaction of certain conditions, including not exceeding a certain "borrowing base" based on the number of paying subscribers and households within the Rural DirecTv Markets served by the Company; maintaining minimum subscriber penetration throughout the term of the Restated Credit Facility; maintaining annualized contribution per paying subscriber throughout the term of the Restated Credit Facility based on net income plus certain sales, administrative and payroll expenses; maintaining a maximum ratio of total debt to equity beginning in the first quarter of 2000 and continuing throughout the term of the Restated Credit Facility; maintaining a maximum ratio of total senior debt to annualized operating cash flow and a ratio of total debt to annualized operating cash flow beginning in the first quarter of 2000 and continuing throughout the term of the Restated Credit Facility; maintaining a maximum ratio of total debt to adjusted annualized operating cash beginning in the first quarter of 1999 and continuing until the last quarter of 2000; and maintaining a maximum percentage of general and administrative expenses to revenues beginning in the first quarter of 1998 and continuing for the duration of the Restated Credit Facility. The Company is in compliance with those covenants with which it is required to comply as of the date hereof. In addition, the Restated Credit Facility provides that the Company will be required to make mandatory prepayments of the Restated Credit Facility from, subject to certain exceptions, the net proceeds of certain sales or other dispositions by the Company or any of its subsidiaries of material assets and with 50% of any excess operating cash flow with respect to any fiscal year after the fiscal year ending December 31, 1998.

     Borrowings by the Company under the Restated Credit Facility are unconditionally guaranteed by each of the Company's direct and indirect subsidiaries, and such borrowings are secured by (i) an equal and ratable pledge of all of the equity interests in the Company's subsidiaries, (ii) a first priority security interest in all of their assets, and (iii) a collateral pledge of the Company's NRTC Member Agreements.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

10. Subsequent Events  -- (Continued)

     The Restated Credit Facility provides that the Company may elect that all or a portion of the borrowings under the Restated Credit Facility bear interest at a rate per annum equal to either (i) the CIBC Alternate Base Rate plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin. When applying the CIBC Alternate Base Rate with respect to borrowings pursuant to the revolving credit facility, the Applicable Margin will be (w) 2.25% per annum (when the ratio of total indebtedness of the Company to annualized operating cash flow (the "Leverage Ratio")) is greater than or equal to 6.75 to 1.00), (x) 2.00% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 1.50% (when the Leverage Ratio is less than
6.25 to 1.00 but greater than or equal to 5.75 to 1.00) or (z) 1.25% (when the Leverage Ratio is less than 5.75 to 1.00). When applying the Eurodollar Rate with respect to borrowings pursuant to the revolving credit facility, Applicable Margin will be (w) 3.50% per annum (when the Leverage Ratio is greater than or equal to 6.75 to 1.00), (x) 3.25% (when the Leverage Ratio is less than 6.75 to 1.00 but greater than or equal to 6.25 to 1.00), (y) 2.75% (when the Leverage Ratio is less than 6.25 to 1.00 but greater than or equal to 5.75 to 1.00) or (z) 2.50% (when the Leverage Ratio is less than 5.75 to 1.00). The Applicable Margin for borrowings pursuant to the term loan facility will be the Applicable Margin for borrowings pursuant to the revolving credit facility, plus 0.25%. As used herein, "CIBC Alternate Base Rate" means the higher of (i) CIBC's prime rate and (ii) the federal funds effective rate from time to time plus 1/2% per annum. As used herein, "Eurodollar Rate" means the rate at which eurodollar deposits for one, two, three and six months (as selected by the Company) are offered to CIBC in the interbank eurodollar market. The Restated Credit Facility will also provide that at any time when the Company is in default in the payment of any amount due thereunder, the principal of all loans made under the Restated Credit Facility will bear interest at 2% per annum above the rate otherwise applicable thereto and overdue interest and fees will bear interest at a rate of 2% per annum over the CIBC Alternative Base Rate.

     The Restated Credit Facility will also contain a number of significant covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and guaranty obligations, create liens and other encumbrances, make certain payments, investments, loans and advances, pay dividends or make other distributions in respect of its equity interests, sell or otherwise dispose of assets, make capital expenditures, merge or consolidate with another entity, make amendments to its organizational documents or transact with affiliates. In addition, the Restated Credit Facility will require the maintenance of certain specified financial and operating covenants, including minimum interest coverage ratios and limits on general and administrative expenses as a percentage of revenue.

     The Company will pay a commitment fee on the unused amounts under the Restated Credit Facility calculated at 0.5% per annum, payable quarterly in arrears.

     Pursuant to a recent amendment to the NRTC Member Agreements, the Company and all other NRTC Members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Member Agreements. The amount of the letter of credit issued at the request of the Company pursuant to the Restated Credit Facility, is equal to three times the Company's single largest monthly invoice from the NRTC, exclusive of amounts payable for DSS(R) equipment purchased by the Company from the NRTC, or $6.3 million, and must be increased as the Company makes additional acquisitions of Rural DirecTv Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 167%.


NRTC Member Agreements


     Pursuant to a recent amendment to the NRTC Member Agreements, the Company and all other NRTC Members whose monthly obligations to the NRTC have exceeded $500,000 in the past six months are required to keep and maintain in full force and effect a standby letter of credit in favor of the NRTC to secure their respective payment obligations to the NRTC under the NRTC Member Agreements. The initial amount of the

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

10. Subsequent Events  -- (Continued)

letter of credit issued at the request of the Company will be equal to three times the Company's single largest monthly invoice from the NRTC, exclusive of amounts payable for DSS(R) equipment purchased by the Company from the NRTC, and must be increased as the Company makes additional acquisitions of Rural DirecTv Markets and when the Company's obligations to the NRTC exceed the amount of the original letter of credit by 167%. This letter of credit to the NRTC was issued pursuant to the Existing Credit Facility in May 1997 and has an initial stated amount of approximately $6.3 million.


Corporate Conversion

     Prior to October 10, 1997, DTS was a limited liability company (the "LLC") organized under the laws of the State of Delaware. On October 10, 1997, the Company converted to corporate form in a transaction (the "Corporate Conversion") contemplated in the Indenture and described in the limited liability company agreement of the LLC pursuant to which the LLC merged with and into WEP Intermediate Corp., a Delaware corporation ("WEP"), in which (i) the member interests in the LLC held by WEP were canceled, (ii) all of the outstanding capital stock of WEP was converted into Series A Preferred Stock of the Company, (iii) the member interests in the LLC evidenced by the Class A Units (the "Class A Units") (other than those held by WEP) were converted into Series A Preferred Stock of the Company, (iv) the member interests in the LLC evidenced by the Class B Units (the "Class B Units") were converted into Common Stock of the Company, (v) the member interests in the LLC evidenced by the Class C Units (the "Class C Units"), together with such Class C Unit holders' promissory notes in the principal amount of $10.00 per share, were exchanged for shares of Common Stock of the Company, (vi) the member interests in the LLC evidenced by the Class D Units (the "Class D Units") were converted into warrants to purchase Common Stock of the Company, (vii) all of the resulting capital stock of the Company became subject to the Stockholders Agreement (as defined herein), (viii) the surviving entity changed its name to "Digital Television Services, Inc." and (ix) Digital Television Services, Inc. assumed by operation of law and supplemental indenture all of the obligations of the LLC under the Notes and the Indenture.

     Subsequent to the Corporate Conversion, substantially all of the outstanding shares of the resulting corporation will be owned by the holders of the equity interests in the LLC. Therefore, the Corporate Conversion will be treated for accounting purposes as the acquisition of WEP by the LLC. The LLC's assets and liabilities will be recorded at historical cost and WEP's assets and liabilities will be recorded at fair value. However, given that WEP's only asset consisted of its investment in the LLC, no goodwill would be recognized. Following the Corporate Conversion, the historical financial statements of the LLC shall become the historical financial statements of WEP and shall include the businesses of both companies. The historical audited financial statements of the LLC and WEP before the Corporate Conversion are on pages F-10 through F-34 and F-35 through F-39, respectively. Pro forma information giving effect to the Corporate Conversion, as if it had occurred on January 1, 1996 (for pro forma statement of operations purposes) or September 30, 1997 (for pro forma balance sheet purposes) is included on pages F-4 through F-9.

     As a result of the Corporate Conversion, the stockholders' equity of the Company is as follows:

     Common Stock. The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.01 per share. As of October 15, 1997, there were issued and outstanding 2,137,049 shares of Common Stock, held of record by five stockholders.

     Preferred Stock. The authorized capital stock of the Company includes 10,000,000 shares of preferred stock, par value $.01 per share. A total of 5,000,000 of such shares have been designated "Series A Payment-in-Kind Convertible Preferred Stock" (the "Series A Preferred Stock"). As of October 15, 1997, there were issued and outstanding 1,404,056 shares of Series A Preferred Stock, held of record by six stockholders.

     The Board is authorized by the Amended and Restated Certificate of Incorporation to issue one or more additional series of preferred stock from time to time, without further stockholder action, in one or more series

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

  (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

10. Subsequent Events  -- (Continued)

and, with respect to such series, to fix the designation and number of shares to be issued, the voting rights of the shares, the dividend rights, if any, the redemption rights, if any, sinking fund requirements, if any, rights upon the liquidation, dissolution or winding up of the Company or upon the distribution of the assets of the Company, the terms of the conversion or exchange into any other class or series of shares, if provided for, and other powers, preferences, rights, qualifications, limitations or restrictions thereof. Under the Stockholders Agreement dated as of October 10, 1997 among the Company, the holders of the Common Stock and the holders of the Series A Preferred Stock (the "Stockholders Agreement"), stockholder approval may be required in order to take certain of these actions.


     Each holder of shares of the Series A Preferred Stock will have the right, exercisable at any time and from time to time, to convert all or any such shares of Series A Preferred Stock into shares of Common Stock, initially on a share-for-share basis. The conversion ratio of the Series A Preferred Stock is subject to adjustment in the event of (i) any subdivision or combination of the Common Stock, (ii) any payment by the Company of a stock dividend to the holders of the Common Stock, (iii) the issuance of rights to acquire equity to holders of the Common Stock without issuing similar rights to the holders of the Series A Preferred Stock, or (iv) the issuance of equity or rights to acquire equity at a price per share less than $22.50 (as adjusted). In addition, if the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and such transaction requires the approval of the stockholders of the Company, then a holder of the Series A Preferred Stock may convert some or all of such shares into shares of Common Stock simultaneously with the record date for, or the effective date of, such transaction so as to receive the rights, warrants, securities or assets that a holder of shares of the Common Stock on that date may receive.


     If the Company consummates an underwritten public offering of equity securities resulting in gross proceeds to the Company of at least $25 million and at a price per share equal to (i) at least $33.75, if such public offering is consummated on or before July 31, 1998, (ii) at least $39.37, if such public offering is consummated after July 31, 1998 but on or before July 31, 1999, and
(iii) at least $45.00, if such public offering is consummated at any time after July 31, 1999 (a public offering meeting such requirements is referred to herein as a "Qualified IPO"), then the Series A Preferred Stock shall be converted automatically upon such consummation into shares of Common Stock at an initial conversion rate of one-for-one, subject to adjustment as described above.


     In the event of any voluntary or involuntary dissolution, winding up or liquidation of the Company, after payment or provision for payment of all of the Company's debts and other liabilities, the holders of the Series A Preferred Stock will be entitled to receive, out of the remaining net assets of the Company and in preference to the holders of the Common Stock and any other capital stock ranking junior to the Series A Preferred Stock, the amount of $22.50 (the "Liquidation Preference") for each share of the Series A Preferred Stock, plus any accrued and unpaid dividends up to the date for such distribution, whether or not declared. If, upon any liquidation of the Company, the assets distributable among the holders of the Series A Preferred Stock are insufficient to permit the payment in full to the holders of the Series A Preferred Stock and all other classes of preferred stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock, of all preferential amounts payable to all such holders, then the entire assets of the Company thus distributable will be distributed ratably among the holders of the Series A Preferred Stock and all classes and series of capital stock ranking (as to any such distribution) senior to or on a parity with the Series A Preferred Stock in order of relative priority and, as to classes and series ranking on a parity with one another, in proportion to the full preferential amount that would be payable per share if such assets were sufficient to permit payment in full. If, after payment of the Liquidation Preference to the holders of the Series A Preferred Stock and the payment of the liquidation preference with respect to any capital stock ranking (as to any such distribution) senior to or on a

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

10. Subsequent Events  -- (Continued)

parity with the Series A Preferred Stock, assets remain in the Company, all such remaining funds shall be distributed first to the holders of the Common Stock, until such holders have received an amount per share equal to the Liquidation Preference, subject to certain adjustments, and then on an equal per share basis to holders of all capital stock of the Company on a pro rata, as-if-converted to Common Stock basis.

     The holders of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board cumulative dividends payable on the shares of the Series A Preferred Stock for each quarterly dividend period, commencing March 15, June 15, September 15 and December 15 of each year and ending on the day next preceding the first day of the next quarterly dividend period, at a rate of 8% per annum, compounded annually, in respect of the Liquidation Preference. All such dividends shall be payable on March 15, June 15, September 15 and December 15 of each year. The Company may, at its option, pay a certain portion of such dividends through the issuance of that number of additional shares of Series A Preferred Stock having an aggregate Liquidation Preference equal to the aggregate dollar amount of dividends to be paid on such dividend payment date.

     Except as provided by law, the holders of the Series A Preferred Stock are entitled to only those voting rights set forth in the Stockholders Agreement.


Employee Stock Plan


     In October 1997, the Company adopted the Digital Television Services, Inc. 1997 Stock Option Plan (the "Employee Stock Plan") pursuant to which up to 100,000 shares of Common Stock (or such larger number of shares as may be approved by the Compensation Committee of the Board) may be issued to employees or independent contractors of the Company or the Subsidiaries at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board shall determine. As of the date hereof, incentive stock options have been granted with respect to 32,500 shares of Common Stock with an exercise price of $22.50 per share.


Employment Agreements


     The Employment Agreements were amended as of October 10, 1997 to provide for certain changes with respect to the severance provisions and the vesting of applicable executive officers' shares of Common Stock received in exchange for their Class C Units and warrants received in exchange for their Class D Units.


The Acquisition of the Company


     On November 6, 1997, the Company entered into an agreement in principle (the "Agreement in Principle") with Pegasus Communications Corporation ("Pegasus"), providing for the acquisition of all of the outstanding shares of capital stock of the Company by Pegasus in exchange for approximately 5.5 million shares of Pegasus' Class A Common Stock (the "Pegasus Transaction"). Upon consummation of the Pegasus Transaction, the Company will become a wholly owned subsidiary of Pegasus. Pegasus will not assume, guarantee or otherwise have any liability for the Notes or any other liability of the Company or its subsidiaries. At the closing of the Pegasus Transaction, and thereafter except to the extent permitted under the Indenture, the Company will not assume, guarantee or otherwise have any liability for any indebtedness or other liability of Pegasus or any of its other subsidiaries.


     The Pegasus Transaction is expected to be completed in the first quarter of 1998 and is subject, among other things, to the execution of a definitive agreement, approval of the Boards of Directors of Pegasus and the Company and the stockholders of Pegasus and the Company, consents from the NRTC, DirecTv and the Company's lenders, and other conditions customary in transactions of this nature.

               DIGITAL TELEVISION SERVICES, LLC AND SUBSIDIARIES

  (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)

10. Subsequent Events  -- (Continued)

     Upon the consummation of the Pegasus Transaction a Change of Control will occur and the Issuers will be required to make an Offer to Purchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. Pegasus has covenanted in the Agreement in Principle that upon the closing of the Pegasus Transaction and the resulting Change of Control Pegasus shall cause the Issuers to make the Offer to Purchase. In addition, the consummation of the Pegasus Transaction may also constitute an event of default under the Restated Credit Facility due to a change in control of the Company, permitting the lenders thereunder to accelerate the repayment of indebtedness thereunder, in which case the subordination provisions of the Notes would require the payment in full of the outstanding amounts under the Restated Credit Facility and any other Senior Indebtedness before the Issuers could distribute cash to purchase the Notes. A condition to the closing of the Pegasus Transaction is that the Restated Credit Facility be amended to permit such closing.

     The Company has been informed by the management of Pegasus that, upon consummation of the Pegasus Transaction, Pegasus would use the purchase method of accounting to record the acquisition of the Company and would "push down" the effects of the purchase price which would increase the Company's intangible assets by approximately $83 million. Accordingly, the Company's amortization expense would be increased with respect to periods subsequent to the consummation of the Pegasus Transaction.


Pro Forma Information (Unaudited)

     See pages F-4 through F-9 elsewhere in this Prospectus for condensed pro forma information which includes the effects of the 1996 Acquisitions, the Restated Credit Facility, the 1997 Acquisitions, the Pending Acquisition, the 1997 Equity, the Interest Escrow Account, the Corporate Conversion and the Offering as if each transaction had occurred on January 1, 1996 (for pro forma statement of operations purposes) or September 30, 1997 (for pro forma balance sheet purposes).

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
WEP Intermediate Corp.:

     We have audited the accompanying balance sheet of WEP INTERMEDIATE CORP. (a Delaware corporation) as of September 30, 1997 and the statement of cash flows for the period from inception (January 28, 1997) to September 30, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WEP Intermediate Corp. as of September 30, 1997 and its cash flows for the period from inception (January 28, 1997) to September 30, 1997 in conformity with generally accepted accounting principles.


                                                  ARTHUR ANDERSEN LLP


Atlanta, Georgia
October 10, 1997

                            WEP INTERMEDIATE CORP.

                                 BALANCE SHEET
                              SEPTEMBER 30, 1997



                                        ASSETS
INVESTMENT IN DIGITAL TELEVISION SERVICES, LLC   ....................................   $13,000,000
                                                                                        ===========
                                  STOCKHOLDER'S EQUITY
STOCKHOLDER'S EQUITY:
 Common stock, no par value, 200 shares authorized, 10 shares issued and outstanding    $13,000,000
                                                                                        ===========

       The accompanying notes are an integral part of these statements.

                            WEP INTERMEDIATE CORP.

                            STATEMENT OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (JANUARY 28, 1997)
                          THROUGH SEPTEMBER 30, 1997



CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment in Digital Television Services, LLC  ......   $ (13,000,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from sale of stock   ........................      13,000,000
                                                          -------------
NET CHANGES IN CASH   .................................               0
CASH AT BEGINNING OF PERIOD ...........................               0
                                                          -------------
CASH AT END OF PERIOD .................................   $           0
                                                          =============

        The accompanying notes are an integral part of these statement.

                            WEP INTERMEDIATE CORP.

                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 1997


1. Organization and Nature of Business

     WEP Intermediate Corp. (the "Corporation") is a Delaware corporation formed on January 28, 1997 under the General Corporation Law of Delaware. The purpose of the Corporation is to hold the investment in Digital Television Services, LLC ("DTS"), a limited liability company organized under the Delaware Limited Liability Act and formerly known as DBS Holdings, L.P. DTS was formed to acquire and operate the exclusive rights to distribute direct broadcast satellite services offered by DirecTv, Inc. in certain rural markets and was formed on January 30, 1996.

     On February 10, 1997, the Corporation issued 10 shares of the Corporation's common stock to Whitney Equity Partners, L.P., a Delaware limited partnership, for $13,000,000. Whitney Equity Partners, L.P. is the sole stockholder of the Corporation as of September 30, 1997.

     Also on February 10, 1997, the Corporation purchased 577,778 Class A Membership Units of DTS for $13,000,000 or $22.50 per unit. These units represent approximately 16% of the outstanding units of DTS at September 30, 1997. The Class A Units of DTS are entitled to special voting rights, as defined in the DTS Limited Liability Company Agreement, certain preemptive rights, a cumulative compounded annual rate of return equal to 8% applied to their Class A Capital, and protection against dilution. The Class A Units rank senior to the Class B, C, and D Units of DTS with respect to interim and liquidating distributions.

     The Corporation had no employees and no substantive operations for the period from inception (January 28, 1997) through September 30, 1997. Therefore, there is no income statement included in the accompanying financial statements.


2. Summary of Significant Accounting Policies


Investments

     The Corporation records its investment in DTS at cost. For an investment of less than 20 percent, an investor is presumed not to have the ability to exercise significant influence and therefore the cost method would be used. Under this view, an investor is not entitled to recognize earnings on its investment until a right to claim the earnings arises, and that claim arises only to the extent dividends are declared. For the period from inception (January 28, 1997) through September 30, 1997, DTS has not declared any dividends. An investor is considered to have no earnings on its investment unless it is in a position to control the distribution of earnings. Likewise, an investment or an investor's operations are not affected by losses of an investee unless those losses indicate a loss in value of the investment is other than temporary and accordingly should be recognized. See discussion of longlived assets below.

     As required by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," investments in equity securities are classified into one of three categories as follows: held to maturity securities (debt and equity securities that the Corporation has the positive intent and ability to hold to maturity that are reported at amortized cost), trading securities (debt and equity securities that are bought and held principally for the purpose of selling them in the near term that are reported at fair value, with unrealized gains and losses included in earnings), or available-for-sale securities (debt and equity securities not classified in either category as described above and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of retained earnings). The Corporation has no trading or available-for-sale investment securities as of September 30, 1997.


Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to held and used by an entity be reviewed whenever events or changes in circumstances indicate that

                            WEP INTERMEDIATE CORP.

2. Summary of Significant Accounting Policies -- (Continued)

the carrying amount of an assets may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived asset in the accompanying balance sheet is appropriately valued.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and any reported amounts of revenues and expenses. Actual results could differ from those estimates.


3. Subsequent Event

     On October 10, 1997, the Corporation merged with DTS to form Digital Television Services, Inc. The 577,778 Class A Units of DTS held by the Corporation were canceled and the ten shares of the Corporation's common stock issued and outstanding were converted into 608,424 shares of Preferred Stock of Digital Television Services, Inc. The total investment by Whitney Equity Partners, L.P. remained at $13,000,000 and the price per share changed to $21.37.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of Direct Programming
Services Limited Partnership:

     We have audited the accompanying balance sheets of DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP (a Kentucky limited partnership) as of December 31, 1995 and 1996 and the related statements of operations, changes in partners' capital, and cash flows for the years ended December 31, 1994, 1995 and 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Programming Services Limited Partnership as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1994, 1995 and 1996 in conformity with generally accepted accounting principles.


                                                  ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 21, 1997

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                                BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1996




                                                                                     1995            1996
                                                                                  -------------   -------------
                                          ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  ...................................................    $  242,260      $  176,280
 Trade accounts receivable, net of allowances for doubtful accounts of $50,000
   and $123,574 at December 31, 1995 and 1996, respectively  ..................       483,559       1,166,657
 Inventory   ..................................................................        33,715          89,007
 Other, net (Note 2)  .........................................................         5,506         487,604
                                                                                   ----------      ----------
   Total current assets  ......................................................       765,040       1,919,548
                                                                                   ----------      ----------
PROPERTY AND EQUIPMENT, at cost:
 Leasehold improvements  ......................................................            --          68,474
 Furniture and equipment ......................................................       138,959         197,070
                                                                                   ----------      ----------
                                                                                      138,959         265,544
   Less accumulated depreciation  .............................................       (34,385)        (59,939)
                                                                                   ----------      ----------
                                                                                      104,574         205,605
                                                                                   ----------      ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)  ....................................     4,586,544       4,168,753
                                                                                   ----------      ----------
                                                                                   $5,456,158      $6,293,906
                                                                                   ==========      ==========

                                 LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Accounts payable  ............................................................    $  582,133      $  676,132
 Accrued liabilities  .........................................................       228,099         625,049
 Unearned revenue  ............................................................       337,742       1,219,798
 Current maturities of long-term debt and obligations under capital leases  ...        95,393          19,498
                                                                                   ----------      ----------
   Total current liabilities   ................................................     1,243,367       2,540,477
                                                                                   ----------      ----------
OTHER LIABILITIES  ............................................................        51,850         191,207
                                                                                   ----------      ----------
LONG-TERM DEBT and obligations under capital leases, less current maturities   .       19,498              --
                                                                                   ----------      ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 3, and 5) PARTNERS'
 CAPITAL:
 General Partner   ............................................................       690,620         519,071
 Limited Partners  ............................................................     3,450,823       3,043,151
                                                                                   ----------      ----------
   Total partners' capital  ...................................................     4,141,443       3,562,222
                                                                                   ----------      ----------
                                                                                   $5,456,158      $6,293,906
                                                                                   ==========      ==========

      The accompanying notes are an integral part of these balance sheets.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                           STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996




                                                 1994              1995             1996
                                              ---------------   --------------   --------------
REVENUE:
 Programming revenue  .....................    $    342,843      $ 3,645,040      $ 7,216,027
 Equipment and installation revenue  ......          79,821          764,338           56,536
                                               ------------      -----------      -----------
   Total revenue   ........................         422,664        4,409,378        7,272,563
                                               ------------      -----------      -----------
COST OF REVENUE:
 Programming expense  .....................         187,725        1,528,547        3,454,540
 Cost of equipment and installation  ......         111,064          714,753           20,891
 Service fees   ...........................          43,637          363,499          769,426
                                               ------------      -----------      -----------
   Total cost of revenue ..................         342,426        2,606,799        4,244,857
                                               ------------      -----------      -----------
GROSS PROFIT ..............................          80,238        1,802,579        3,027,706
                                               ------------      -----------      -----------
OPERATING EXPENSES:
 Sales and marketing  .....................          24,183          663,578          622,129
 General and administrative ...............         633,566        1,437,885        1,973,947
 Depreciation and amortization ............         426,847          583,034          591,738
                                               ------------      -----------      -----------
   Total operating expenses ...............       1,084,596        2,684,497        3,187,814
                                               ------------      -----------      -----------
OPERATING LOSS  ...........................      (1,004,358)        (881,918)        (160,108)
                                               ------------      -----------      -----------
OTHER INCOME (EXPENSE):
 Interest expense  ........................          (4,286)         (19,003)          (8,865)
 Other income   ...........................          16,888           30,815           39,752
                                               ------------      -----------      -----------
                                                     12,602           11,812           30,887
                                               ------------      -----------      -----------
NET LOSS  .................................    $   (991,756)     $  (870,106)     $  (129,221)
                                               ============      ===========      ===========

       The accompanying notes are an integral part of these statements.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996




                                      General           Limited
                                      Partner           Partners           Total
                                     --------------   ---------------   ---------------
BALANCE, December 31, 1993  ......    $1,001,102       $  4,902,203      $ 5,903,305
 Partner contributions   .........            --            100,000          100,000
 Net loss ........................      (165,384)          (826,372)        (991,756)
                                      ----------       ------------      -----------
BALANCE, December 31, 1994  ......       835,718          4,175,831        5,011,549
 Net loss ........................      (145,098)          (725,008)        (870,106)
                                      ----------       ------------      -----------
BALANCE, December 31, 1995  ......       690,620          3,450,823        4,141,443
 Partnership distribution   ......      (150,000)          (300,000)        (450,000)
 Net loss ........................       (21,549)          (107,672)        (129,221)
                                      ----------       ------------      -----------
BALANCE, December 31, 1996  ......    $  519,071       $ (3,043,151)     $ 3,562,222
                                      ==========       ============      ===========

        The accompanying notes are an integral part of these statements.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996




                                                                    1994             1995              1996
                                                                 --------------   ---------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss  ...................................................    $ (991,756)      $  (870,106)      $ (129,221)
                                                                  ----------       -----------       ----------
 Adjustments to reconcile net loss to net cash (used in)
   provided by operating activities:
   Depreciation and amortization   ...........................       426,847           583,034          591,738
   Changes in operating assets and liabilities:
    Trade accounts receivable, net ...........................      (130,660)         (161,061)        (683,098)
    Inventory ................................................      (129,395)           95,680          (55,292)
    Other, net   .............................................          (794)           (4,712)        (482,098)
    Accounts payable   .......................................       252,570           324,628           93,999
    Accrued liabilities   ....................................       354,494          (126,395)         396,950
    Unearned revenue   .......................................        49,000           288,742          882,056
                                                                  ----------       -----------       ----------
      Total adjustments   ....................................       822,062           999,916          744,255
                                                                  ----------       -----------       ----------
    Net cash (used in) provided by operating
      activities .............................................      (169,694)          129,810          615,034
                                                                  ----------       -----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment, net   ..................       (40,094)          (58,375)        (135,621)
                                                                  ----------       -----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings (repayments) under line of credit ............            --            70,000          (70,000)
 Proceeds from long-term debt   ..............................            --            22,000               --
 Repayments on long-term debt and obligations under
   capital leases   ..........................................        (3,776)          (10,783)         (25,393)
 Partnership contributions   .................................       100,000                --               --
 Partnership distributions   .................................            --                --         (450,000)
                                                                  ----------       -----------       ----------
    Net cash provided by (used in) financing activities       .       96,224            81,217         (545,393)
                                                                  ----------       -----------       ----------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS  ................................................      (113,564)          152,652          (65,980)
CASH AND CASH EQUIVALENTS at beginning of
 year   ......................................................       203,172            89,608          242,260
                                                                  ----------       -----------       ----------
CASH AND CASH EQUIVALENTS at end of year .....................    $   89,608       $   242,260       $  176,280
                                                                  ==========       ===========       ==========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared   ...........................    $       --       $    51,850       $  139,357
                                                                  ==========       ===========       ==========
 Capital lease obligations incurred   ........................    $   30,665       $     6,785       $       --
                                                                  ==========       ===========       ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest   ....................................    $    4,286       $    19,003       $    8,866
                                                                  ==========       ===========       ==========

        The accompanying notes are an integral part of these statements.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1994, 1995 AND 1996


1. Organization and Nature of Business


     Direct Programming Services Limited Partnership (the "Partnership") is a limited partnership organized in Kentucky. The Partnership was formed on January 6, 1993 to acquire and operate rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv").


     The term of the Partnership is through December 31, 2042, unless terminated sooner. The Partnership has a General Partner in addition to its Limited Partners. The Limited Partners may not take part in the management of the Partnership and are not liable for any debts, obligations or losses of the Partnership in excess of their capital contributions and their shares of the undistributed profits. The interest of the Limited Partners was divided into 60 units, each of which required a capital contribution of $100,000. Contributed capital of the General Partner was $1,000,000. The ownership interests of the Partnership at December 31, 1996 is as follows: General Partner, 14.71%; Limited Partner, 85.29%.


     The partnership agreement provides that net losses are allocated to the General and Limited Partners in accordance with their respective percentage interests; however, no net losses will be allocated to a Limited Partner in excess of the balance of the Limited Partner's capital account. Such net losses would be allocated to the General Partner. Net income is allocated first to the General Partner until such time as net income specifically allocated to the General Partner equals the net losses allocated to the General Partner, then 20% to the General Partner and 80% to the General and Limited Partners in accordance with their respective percentage interests.


     The Partnership obtained the rights to distribute DIRECTV Services in certain rural markets in Kentucky pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $5.4 million.


     In October 1996, the Partnership entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Kentucky, LLC ("DTS Kentucky"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The Agreement provides that DTS Kentucky will purchase the Partnership's NRTC Member Agreement and other assets used in connection with the Partnership's business, as defined in the Agreement, and will assume certain liabilities of the Partnership, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement.


2. Summary of Significant Accounting Policies


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition


     The Partnership earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual or seasonal basis, including premium programming, is billed in advance and recorded as unearned revenue. All programming revenue is recognized when earned.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

2. Summary of Significant Accounting Policies  -- (Continued)

     Equipment and installation revenue primarily consists of the sale of DSS(R)equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Partnership and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represent the amounts paid by the customers to the Partnership for such services.


Cost of Revenues


     Cost of revenues includes the cost associated with providing DIRECTV Services to the Partnership's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Partnership plus the costs to install the equipment.


Cash and Cash Equivalents


     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


Inventories


     The Partnership maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Other Current Assets


     Other current assets consist of the following at December 31, 1995 and 1996:




                                           1995        1996
                                          --------   ---------
Deferred promotional costs, net  ......    $   --     $484,957
Other .................................     5,506        2,647
                                           ------     --------
                                           $5,506     $487,604
                                           ======     ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Partnership for the credit. The Partnership defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Partnership receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as a reduction in selling expenses in the accompanying statements of operations.


Property and Equipment


     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

2. Summary of Significant Accounting Policies  -- (Continued)

useful lives of the respective assets, ranging from three to seven years. Depreciation expense for the years ended December 31, 1994, 1995 and 1996 was $8,642, $25,428 and $34,590, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.


Contract Rights and Other Assets


     Contract rights and other assets consist of the following at December 31, 1995 and 1996:



                                      1995             1996
                                   --------------   ---------------
Contract rights  ...............    $5,434,948       $  5,434,948
Organization costs  ............        70,557             70,557
                                    ----------       ------------
                                     5,505,505          5,505,505
Accumulated amortization  ......      (975,811)        (1,532,959)
                                    ----------       ------------
                                     4,529,694          3,972,546
NRTC patronage capital .........        51,850            191,207
Other   ........................         5,000              5,000
                                    ----------       ------------
                                    $4,586,544       $  4,168,753
                                    ==========       ============

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization on the accompanying statements of operations, for the years ended December 31, 1994, 1995 and 1996 was $407,621, $543,495 and $543,495, respectively. Accumulated amortization at December 31, 1995 and 1996 was $951,116 and $1,494,611, respectively.


     Organization Costs: Organization costs are costs associated with the formation of the Partnership and are being amortized over five years. Amortization expense, included in depreciation and amortization on the accompanying statements of operations, for the years ended December 31, 1994, 1995 and 1996 was $10,584, $14,111, and $13,653. Accumulated amortization at December 31, 1995 and 1996, was $24,695 and $38,348.


     NRTC Patronage Capital: The Partnership is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the non-cash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statements of operations. The remaining 80% is distributed in the form of non-cash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Partnership includes non-cash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities on the accompanying balance sheets. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Accrued Liabilities


     Accrued liabilities consist of the following at December 31, 1995 and 1996:



                                 1995          1996
                               -----------   ----------
Accrued commissions   ......    $ 148,460    $ 153,907
Accrued service fees  ......       59,224      108,788
Other  .....................       20,415      362,354
                                ---------    ---------
                                $ 228,099    $ 625,049
                                =========    =========

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

2. Summary of Significant Accounting Policies  -- (Continued)

Income Taxes

     The Partnership is not considered a taxable entity for federal and state income tax purposes. All taxable income or loss is allocated to the partners in accordance with the terms of the partnership agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Concentration of Credit Risk

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

3. Commitments and Contingencies

Leases

     The Partnership leases office and warehouse space under cancelable leases and certain equipment under noncancelable operating leases which expire through 1998. Future minimum lease payments for noncancelable operating leases in effect at December 31, 1996 are as follows:



        1997 .......................................   $5,520
        1998 .......................................    2,300
                                                       ------
         Total future minimum lease payments  ......   $7,820
                                                       ======

     Rental expense charged to general and administrative expenses in the accompanying statements of operations for the years ended December 31, 1994, 1995 and 1996 totaled $11,218, $46,739 and $68,705, respectively.


Minimum Subscribers

     As part of the NRTC Member Agreements, the Partnership is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Partnership's Rural DirecTv Market, or up to 16,914 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Partnership fails to obtain such minimum number of subscribers prior to such time. The Partnership had achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.


Litigation

     The Partnership is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Partnership's financial position and results of operations.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

4. Long-Term Debt

     In September 1994, the Partnership obtained a line of credit from a bank in the amount of $400,000. Borrowings under this line of credit were $70,000 at December 31, 1995. Amounts due under the line of credit were repaid during 1996 and the line of credit is no longer outstanding. The Partnership also had notes payable and obligations under capital leases of $18,029 and $26,873, respectively, outstanding at December 31, 1995. The notes payable were repaid during 1996 and $19,498 remained outstanding under the capital leases. The capital leases accrued interest at 11.07% at December 31, 1996 and were repaid subsequent to year-end. The carrying amount of long-term debt approximates fair value based on borrowing rates available to the Partnership.

5. Reliance on DirecTv and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Partnership is, through the NRTC, a distributor of DIRECTV Services, the Partnership would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission (the "FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement"), and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Partnership would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Partnership would be required to acquire the services from other sources. There can be no assurance that the cost to the Partnership to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Partnership would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Partnership would no longer have the right to provide DIRECTV Services. There can be no assurance that the Partnership would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Partnership will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Partnership believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Partnership's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Partnership from Hughes or the NRTC; and, if available, there can be no assurance with regard to the financial and other terms under which the Partnership could acquire the services.

     The Partnership's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Partnership's DBS business.

                DIRECT PROGRAMMING SERVICES LIMITED PARTNERSHIP

5. Reliance on DirecTv and the NRTC and Other Matters  -- (Continued)

     DirecTv, and therefore the Partnership, is dependent on third parties to provide high quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Members of Kansas DBS, L.L.C.:

     We have audited the accompanying balance sheets of KANSAS DBS, L.L.C. (a Kansas limited liability company) as of December 31, 1995 and 1996 and the related statements of operations and changes in accumulated deficit, and cash flows for the years ended December 31, 1995, and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kansas DBS, L.L.C. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years ended December 31, 1995, and 1996 in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                              KANSAS DBS, L.L.C.

                                BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1996




                                                                   1995              1996
                                                               ---------------   ---------------
                                  ASSETS
CURRENT ASSETS:
   Cash and cash equivalents  ..............................    $     89,436      $    462,263
   Trade accounts receivable, net of allowances of
    $24,873 and $29,426 at December 31, 1995 and
    1996, respectively  ....................................         246,166           417,973
   Current portion of lease receivables, net of allowances
    of $16,635 and $54,732, at December 31, 1995 and
    1996, respectively  ....................................         129,609            63,316
   Inventory   .............................................         332,114           191,891
   Other ...................................................          25,373           254,773
                                                                ------------      ------------
      Total current assets .................................         822,698         1,390,216
                                                                ------------      ------------
LEASE RECEIVABLES, net of current portion ..................         383,392           320,428
                                                                ------------      ------------
PROPERTY AND EQUIPMENT, at cost:
   Vehicles ................................................          42,238            32,537
   Showroom and demonstration equipment   ..................         108,792            54,953
   Furniture, fixtures, and equipment  .....................          78,141            80,090
                                                                ------------      ------------
                                                                     229,171           167,580
   Less accumulated depreciation ...........................         (73,424)          (67,918)
                                                                ------------      ------------
                                                                     155,747            99,662
                                                                ------------      ------------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2) ..................       2,224,834         2,017,828
                                                                ------------      ------------
                                                                $  3,586,671      $  3,828,134
                                                                ============      ============
               LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
   Accounts payable  .......................................    $    200,241      $    347,522
   Accrued liabilities  ....................................         175,172           170,489
   Book overdraft ..........................................         243,614                --
   Unearned revenue  .......................................         128,644           467,890
   Current portion of long-term debt   .....................         176,732         4,285,046
                                                                ------------      ------------
      Total current liabilities  ...........................         924,403         5,270,947
OTHER LIABILITIES ..........................................          48,659           102,980
LONG-TERM DEBT .............................................       3,723,012                --
COMMITMENTS AND CONTINGENCIES (Notes 2, 5,
 and 6)
ACCUMULATED DEFICIT  .......................................      (1,109,403)       (1,545,793)
                                                                ------------      ------------
                                                                $  3,586,671      $  3,828,134
                                                                ============      ============

      The accompanying notes are an integral part of these balance sheets.

                              KANSAS DBS, L.L.C.

          STATEMENTS OF OPERATIONS AND CHANGES IN ACCUMULATED DEFICIT
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996




                                                     1995               1996
                                                 ----------------   ----------------
REVENUE:
   Programming revenue   .....................    $  1,502,154       $  3,156,791
   Equipment and installation revenue   ......       1,580,245          1,036,929
                                                  ------------       ------------
      Total revenue   ........................       3,082,399          4,193,720
                                                  ------------       ------------
COST OF REVENUE:
   Programming expense   .....................         775,323          1,662,627
   Cost of equipment and installation   ......       1,277,652            973,470
   Service fees ..............................         139,407            292,828
                                                  ------------       ------------
      Total cost of revenue ..................       2,192,382          2,928,925
                                                  ------------       ------------
GROSS PROFIT .................................         890,017          1,264,795
                                                  ------------       ------------
OPERATING EXPENSES:
   Sales and marketing   .....................         451,473            416,731
   General and administrative  ...............         770,296            798,060
   Depreciation and amortization  ............         308,220            303,090
                                                  ------------       ------------
      Total operating expenses ...............       1,529,989          1,517,881
                                                  ------------       ------------
OPERATING LOSS  ..............................        (639,972)          (253,086)
OTHER INCOME (EXPENSE):
   Interest expense   ........................        (240,403)          (278,768)
   Other income ..............................          36,793             95,464
                                                  ------------       ------------
                                                      (203,610)          (183,304)
                                                  ------------       ------------
NET LOSS  ....................................        (843,582)          (436,390)
ACCUMULATED DEFICIT, beginning of year  ......        (402,218)        (1,109,403)
CAPITAL CONTRIBUTION  ........................         136,397                 --
                                                  ------------       ------------
ACCUMULATED DEFICIT, end of year  ............    $ (1,109,403)      $ (1,545,793)
                                                  ============       ============

        The accompanying notes are an integral part of these statements.

                              KANSAS DBS, L.L.C.

                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996



                                                                       1995              1996
                                                                    ---------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss  ......................................................    $   (843,582)     $ (436,390)
                                                                     ------------      ----------
 Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
   Depreciation and amortization   ..............................         308,220         303,090
   Amortization of deferred promotional costs  ..................              --          33,800
   Changes in operating assets and liabilities:
    Trade accounts receivable, net ..............................        (109,457)       (171,807)
    Inventory ...................................................         387,218         140,223
    Other  ......................................................          24,467        (225,103)
    Accounts payable   ..........................................        (266,202)        147,281
    Accrued liabilities   .......................................          84,636          (4,683)
    Unearned revenue   ..........................................          27,711         339,246
                                                                     ------------      ----------
      Total adjustments   .......................................         456,593         562,047
                                                                     ------------      ----------
      Net cash (used in) provided by operating activities  ......        (386,989)        125,657
                                                                     ------------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment  ...........................         (46,009)        (44,471)
 Disposals of property and equipment  ...........................          52,808          58,793
 Additions to lease receivables .................................        (565,437)       (186,973)
 Collections of lease receivables  ..............................          35,801         278,133
                                                                     ------------      ----------
      Net cash (used in) provided by investing activities  ......        (522,837)        105,482
                                                                     ------------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceed from long term debt ....................................       4,349,920         550,000
 Repayments of long term debt   .................................      (3,813,085)       (164,698)
 Book overdraft  ................................................         243,614        (243,614)
 Capital contribution  ..........................................         136,397              --
                                                                     ------------      ----------
      Net cash provided by financing activities   ...............         916,846         141,688
                                                                     ------------      ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS   .....................           7,020         372,827
CASH AND CASH EQUIVALENTS at beginning of year ..................          82,416          89,436
                                                                     ------------      ----------
CASH AND CASH EQUIVALENTS at end of year ........................    $     89,436      $  462,263
                                                                     ============      ==========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared   ..............................    $     48,659      $   54,321
                                                                     ============      ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest   .......................................    $    190,590      $  339,252
                                                                     ============      ==========

        The accompanying notes are an integral part of these statements.

                              KANSAS DBS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1996


1. Organization and Nature of Business


     Kansas DBS, L.L.C. (the "Company") is a limited liability company organized in Kansas. The Company was formed in September 1993 by five members of the NRTC to acquire and operate rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv").

     The term of the Company is through October 2018, unless terminated sooner. The operating agreement of the Company provides that distributions, profits, and losses shall be allocated among the members in proportion to their respective ownership percentages.

     In October and November 1993, the Company obtained the rights to distribute DIRECTV Services in certain markets in Kansas pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $2.6 million.

     In November 1996, the Company entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Kansas, LLC ("DTS Kansas"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The Agreement provides that DTS Kansas will purchase the Company's NRTC Member Agreements and other assets used in connection with the Company's business, as defined in the Agreement, and will assume certain liabilities of the Company, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement.

2. Summary of Significant Accounting Policies


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

     The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Company and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the Company.


Cost of Revenues

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 6]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.

                              KANSAS DBS, L.L.C.

2. Summary of Significant Accounting Policies  -- (Continued)

Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


Inventories

     The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Other Current Assets

     Other current assets consist of the following at December 31, 1995 and 1996:



                                           1995         1996
                                          ---------   ---------
Deferred promotional costs, net  ......   $    --      $236,800
Other .................................    25,373        17,973
                                          -------      --------
                                          $25,373      $254,773
                                          =======      ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Company for the credit. The Company defers both the programming revenue and the cost of credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Company receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as received as a reduction in selling expenses in the accompanying statement of operations and changes in accumulated deficit.


Property and Equipment

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense for the years ended December 31, 1995 and 1996 was $46,893 and $41,763, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.


Contract Rights and Other Assets

     Contract rights and other assets consist of the following at December 31, 1995 and 1996:



                                      1995             1996
                                   --------------   --------------
Contract rights  ...............    $2,574,949       $2,574,949
Organization costs  ............        16,659           16,659
                                    ----------       ----------
                                     2,591,608        2,591,608
Accumulated amortization  ......      (415,433)        (676,760)
                                    ----------       ----------
                                     2,176,175        1,914,848
NRTC patronage capital .........        48,659          102,980
                                    ----------       ----------
                                    $2,224,834       $2,017,828
                                    ==========       ==========

                              KANSAS DBS, L.L.C.

2. Summary of Significant Accounting Policies  -- (Continued)

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services less net tangible assets acquired. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization on the accompanying statements of operations and changes in accumulated deficit, for the years ended December 31, 1995 and 1996 was $257,995, and $257,995, respectively. Accumulated amortization at December 31, 1995 and 1996 was $408,492 and $666,487, respectively.

     Organization Costs: Organization costs are costs associated with the formation of the Company and are being amortized over five years. Amortization expense, included in depreciation and amortization on the accompanying statements of operations and changes in accumulated deficit, for the years ended December 31, 1995 and 1996 was $3,332 and $3,332, respectively. Accumulated amortization at December 31, 1995 and 1996 was $6,941 and $10,273, respectively.

     NRTC Patronage Capital: The Company is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statements of operations and changes in accumulated deficit. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Company includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheets. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Accrued Liabilities

     Accrued liabilities consist of the following at December 31, 1995 and 1996:



                                                            1995         1996
                                                          ----------   ---------
Accrued interest   ....................................   $ 60,484      $     --
Accrued NRTC programming costs and service fees  ......     72,430        41,107
Other  ................................................     42,258       129,382
                                                          --------      --------
                                                          $175,172      $170,489
                                                          ========      ========

Income Taxes

     The Company is not considered a taxable entity for federal and state income tax purposes. All taxable income or loss is allocated to the members in accordance with the terms of the Company's operating agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Concentration of Credit Risk

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate

                              KANSAS DBS, L.L.C.

2. Summary of Significant Accounting Policies  -- (Continued)

that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.


401(K) Profit-Sharing Plan

     Effective January 1, 1994, the Company offered its employees a contributory 401(k) profit-sharing plan. Under the plan, the Company matches a portion of participant contributions. Company contributions to the plan were $340 and $3,467 for the years ended December 31, 1995, and 1996, respectively.

3. Receivables under Sales-Type Leases

     The Company leases DSS(R) equipment to customers through long-term sales-type leases, collateralized by the equipment. The leases range from three to five years and are discounted at 9.75%. Receivables under sales-type leases consist of the following at December 31, 1995 and 1996:



                                                 1995            1996
                                               -------------   -------------
Minimum lease payments receivables .........    $  665,376      $  548,943
Less unearned interest income   ............      (135,740)       (110,467)
Less allowance for doubtful accounts  ......       (16,635)        (54,732)
                                                ----------      ----------
                                                   513,001         383,744
Less current portion   .....................       129,609          63,316
                                                ----------      ----------
                                                $  383,392      $  320,428
                                                ==========      ==========

4. Long-Term Debt

     Long-term debt at December 31, 1995 and 1996 consisted of notes payable to National Cooperative Services Corporation which provided for borrowings of up to $4,875,000 with interest at the lender's variable rate (6.25% at December 31, 1996). These notes were repaid subsequent to year-end in connection with the Agreement (Note 1) and, therefore, are classified as current in the accompanying balance sheets. The carrying amount of long-term debt approximates fair value based on borrowing rates available to the Company.

5. Commitments and Contingencies

     As part of the NRTC Member Agreements, the Company is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Company's Rural DirecTv Market, or up to 11,442 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Company fails to obtain such minimum number of subscribers prior to such time. The Company had achieved approximately 75% of the minimum subscriber requirement at December 31, 1996. Based on the subscriber growth rate of the Company to date, management anticipates that the Company will meet the minimum subscriber requirement prior to the fourth year of operations of the NRTC Member Agreement and therefore does not expect to be required to pay such fees.

6. Reliance on DirecTv and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of operations and changes in accumulated deficit. The NRTC also sells DSS(R) equipment to its members.

                              KANSAS DBS, L.L.C.

6. Reliance on DirecTv and the NRTC and Other Matters  -- (Continued)

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of Mitchell Electric
Membership Corporation:


     We have audited the accompanying statements of assets and liabilities and accumulated deficit of the DBS OPERATIONS OF NRTC SYSTEM NO. 0422 (an unincorporated division of Mitchell Electric Membership Corporation, a Georgia corporation) as of December 31, 1995 and 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 0422 as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                    ARTHUR ANDERSEN LLP




Atlanta, Georgia
February 21, 1997

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

         STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED DEFICIT
                  DECEMBER 31, 1995, 1996 AND MARCH 31, 1997




                                                             December 31,     December 31,      March 31,
                                                                 1995             1996             1997
                                                             --------------   --------------   --------------
                                                                                                (Unaudited)
                                 ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  ..............................    $   35,689       $  253,269       $  209,005
 Trade accounts receivable, net of allowance for doubtful
   accounts of $9,368, $24,375 and $42,819 at December
   31, 1995, 1996 and March 31, 1997, respectively  ......       178,738          310,436          254,058
 Inventory   .............................................       246,653           62,815           42,642
 Deferred promotional costs, net (Note 2)  ...............            --           38,433           26,283
                                                              ----------       ----------       ----------
   Total current assets  .................................       461,080          664,953          531,988
                                                              ----------       ----------       ----------
PROPERTY AND EQUIPMENT, at cost:
 Furniture and equipment .................................         5,075            5,075            5,075
   Less accumulated depreciation  ........................        (2,030)          (3,045)          (3,300)
                                                              ----------       ----------       ----------
                                                                   3,045            2,030            1,775
                                                              ----------       ----------       ----------
LEASED EQUIPMENT, at cost:
 Leased equipment  .......................................     1,047,081        2,312,534        2,312,534
   Less accumulated depreciation  ........................       (87,257)        (367,225)        (483,188)
                                                              ----------       ----------       ----------
                                                                 959,824        1,945,309        1,829,346
                                                              ----------       ----------       ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)  ...............     1,532,245        1,396,530        1,344,288
                                                              ----------       ----------       ----------
                                                              $2,956,194       $4,008,822       $3,707,397
                                                              ==========       ==========       ==========
              LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
 Accounts payable  .......................................    $   38,153       $   45,724       $       --
 Accrued liabilities  ....................................        56,236          145,381          155,291
 Related-party payable   .................................     3,471,320        4,470,539        4,177,369
 Unearned revenue  .......................................        65,546          233,554          240,745
                                                              ----------       ----------       ----------
   Total current liabilities   ...........................     3,631,255        4,895,198        4,573,405
                                                              ----------       ----------       ----------
OTHER LIABILITIES  .......................................        31,547           89,102           89,102
                                                              ----------       ----------       ----------
COMMITMENTS AND CONTINGENCIES
 (Notes 2, 4 and 5) ACCUMULATED DEFICIT ..................      (706,608)        (975,478)        (955,110)
                                                              ----------       ----------       ----------
                                                              $2,956,194       $4,008,822       $3,707,397
                                                              ==========       ==========       ==========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

                     STATEMENTS OF EXPENSES OVER REVENUES
                      AND CHANGES IN ACCUMULATED DEFICIT
              FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                       THREE MONTHS ENDED MARCH 31, 1997




                                                                                   Three Months
                                                    Year Ended      Year Ended        Ended
                                                   December 31,    December 31,     March 31,
                                                       1995            1996            1997
                                                   --------------  --------------  ---------------
                                                                                     (Unaudited)
REVENUE:
 Programming revenue  ...........................   $   867,894     $ 2,375,636     $   865,850
 Equipment and installation revenue  ............       958,400         995,674         232,690
                                                    -----------     -----------     -----------
   Total revenue   ..............................     1,826,294       3,371,310       1,098,540
                                                    -----------     -----------     -----------
COST OF REVENUE:
 Programming expense  ...........................       408,654       1,106,938         323,877
 Cost of equipment and installation. ............       925,496         435,337         124,304
 Service fees   .................................       103,817         299,515         128,404
                                                    -----------     -----------     -----------
   Total cost of revenue.   .....................     1,437,967       1,841,790         576,585
                                                    -----------     -----------     -----------
GROSS PROFIT.   .................................       388,327       1,529,520         521,955
                                                    -----------     -----------     -----------
OPERATING EXPENSES:
 Sales and marketing  ...........................       204,024         290,275          46,801
 General and administrative.   ..................       314,108       1,033,862         286,326
 Depreciation and amortization ..................       281,542         474,253         168,460
                                                    -----------     -----------     -----------
   Total operating expenses .....................       799,674       1,798,390         501,587
                                                    -----------     -----------     -----------
EXPENSES OVER REVENUES.  ........................      (411,347)       (268,870)         20,368
ACCUMULATED DEFICIT at beginning of year.  ......      (295,261)       (706,608)       (975,478)
                                                    -----------     -----------     -----------
ACCUMULATED DEFICIT at end of year.  ............   $  (706,608)    $  (975,478)    $  (955,110)
                                                    ===========     ===========     ===========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

                           STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                       THREE MONTHS ENDED MARCH 31, 1997




                                                                                              Three Months
                                                               Year Ended      Year Ended        Ended
                                                              December 31,    December 31,     March 31,
                                                                  1995            1996            1997
                                                              --------------  --------------  -------------
                                                                                               (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Expenses over revenues.   .................................  $  (411,347)    $  (268,870)     $   20,368
                                                              -----------     -----------      ----------
 Adjustments to reconcile expenses over revenues to net cash provided by operating activities:
   Depreciation and amortization.   ........................      281,542         474,253         168,460
   Amortization of deferred promotional costs.  ............           --          10,167              --
   Changes in operating assets and liabilities:
    Trade accounts receivable, net  ........................      (80,301)       (131,698)         56,378
    Inventory. .............................................      481,081         183,838          20,173
    Deferred promotional costs   ...........................           --         (48,600)         12,150
    Accounts payable .......................................      (45,615)          7,571         (45,724)
    Related-party payable. .................................      822,511         999,219        (293,170)
    Accrued liabilities.   .................................      (52,349)         89,145           9,910
    Unearned revenue .......................................       49,217         168,008           7,191
                                                              -----------     -----------      ----------
      Total adjustments ....................................    1,456,086       1,751,903         (64,632)
                                                              -----------     -----------      ----------
      Net cash provided by operating activities.   .........    1,044,739       1,483,033         (44,264)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment   .....................   (1,047,081)     (1,265,453)             --
                                                              -----------     -----------      ----------
NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS   .............................................       (2,342)        217,580         (44,264)
CASH AND CASH EQUIVALENTS at beginning of year. ............       38,031          35,689         253,269
CASH AND CASH EQUIVALENTS at end of year. ..................  $    35,689     $   253,269      $  209,005
                                                              ===========     ===========      ==========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared ...........................  $    31,547     $    57,555      $       --
                                                              ===========     ===========      ==========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

           NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 1995 AND 1996
                (INFORMATION AS OF MARCH 31, 1997 IS UNAUDITED)


1. Organization and Nature of Business


     The DBS Operations of NRTC System No. 0422 (the "System") is an unincorporated division of Mitchell Electric Membership Corporation ("Mitchell EMC"), a Georgia corporation. The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in Georgia. The accompanying financial statements present the financial position and excess of expenses over revenues of the System.


     Mitchell EMC obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provision of the NRTC Member Agreement, Mitchell EMC has the exclusive right to provide DIRECTV Services within certain rural territories in Georgia.


     In January 1997, Mitchell EMC entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Georgia, LLC ("DTS Georgia"), a subsidiary of DTS Management, LLC ("DTS"), and DTS is a subsidiary of Digital Television Services, LLC (a Delaware limited liability company). The agreement provides that DTS Georgia will purchase Mitchell EMC's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement. The closing of the Agreement occurred in May 1997.


2. Summary of Significant Accounting Policies

Presentation

     The System is not a separate subsidiary of Mitchell EMC nor has it been operated as a separate division of Mitchell EMC. The financial statements of the System have been derived from the records of Mitchell EMC and have been prepared to present its financial position, excess of expenses over revenues, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Mitchell EMC. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.


Revenue Recognition


     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.


     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.


Cost of Revenues


     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

2. Summary of Significant Accounting Policies Presentation  -- (Continued)

NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.


Inventories


     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Deferred Promotional Costs


     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the System for the credit. The System defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the System receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as a reduction in sales and marketing expense in the accompanying statements of expenses over revenues and changes in accumulated deficit.


Property and Equipment and Leased Equipment


     Property and equipment and leased equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. The System leases DSS(R) equipment to subscribers under cancellable operating leases. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from five to six years. Depreciation expense for the year ended December 31, 1995, 1996 and for the three months ended March 31, 1997 was $88,272, $280,983 and $116,218, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statements of assets and liabilities and accumulated deficit and any gain or loss is reflected in earnings.


Contract Rights and Other Assets


     Contract rights and other assets consist of the following:




                                   December 31,     December 31,      March 31,
                                       1995             1996            1997
                                   --------------   --------------   --------------
Contract rights  ...............    $1,841,352       $1,841,352       $1,841,352
Organization costs  ............        45,674           45,674           45,674
                                    ----------       ----------       ----------
                                     1,887,026        1,887,026        1,887,026
Accumulated amortization  ......      (386,328)        (579,598)        (631,840)
                                    ----------       ----------       ----------
                                     1,500,698        1,307,428        1,255,186
NRTC patronage capital .........        31,547           89,102           89,102
                                    ----------       ----------       ----------
                                    $1,532,245       $1,396,530       $1,344,288
                                    ==========       ==========       ==========

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

2. Summary of Significant Accounting Policies Presentation  -- (Continued)

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, was $184,135, $184,135 and $52,242 for the year ended December 31, 1995, 1996 and three months ended March 31, 1997, respectively. Accumulated amortization at December 31, 1995, 1996 and three months ended March 31, 1997 was $368,270, $552,405 and $598,439, respectively.

     Organization Costs: Organization costs are costs associated with the formation of the System and are being amortized over five years. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, was $9,135, $9,135 and $1,264 for the year ended December 31, 1995, 1996 and the three months ended March 31, 1997, respectively. Accumulated amortization at December 31, 1995, 1996 and for the three months ended March 31, 1997 was $18,058, $27,193 and $28,335, respectively.

     NRTC Patronage Capital: Mitchell EMC is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage certificates represent the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is recognized as income when received and is netted against programming expense in the accompanying statements of expenses over revenues and changes in accumulated deficit. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The System includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying statements of assets and liabilities and accumulated deficit. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Income Taxes


     Mitchell EMC, and thus the System, is not considered a taxable entity for federal and state income tax purposes, as it is a not-for-profit corporation. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Cash and Cash Equivalents


     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


Concentration of Credit Risk


     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at March 31, 1997, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets


     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

2. Summary of Significant Accounting Policies Presentation  -- (Continued)

asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statements of assets and liabilities and accumulated deficit are appropriately valued.


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3. Related-Party Transactions


     Certain administrative services are performed by Mitchell EMC on behalf of the System. Costs attributable to these support functions are included in general and administrative expenses in the accompanying statements of expenses over revenues and changes in accumulated deficit. The costs allocated to the System were approximately $279,000, $810,000 and $211,000 for the year ended December 31, 1995, 1996 and for the three months ended March 31, 1997, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.


     Mitchell EMC either advances funds to or borrows funds from the System. Included in the accompanying statements of assets and liabilities and accumulated deficit is a net payable to Mitchell EMC representing amounts due for the initial purchase of contract rights and net operating activities as funded by Mitchell EMC.


4. Commitments and Contingencies


     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 6,958 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved the minimum subscriber requirement at March 31, 1997 and is therefore not required to pay such fees.


5. Reliance on DirecTv and the NRTC and Other Matters


     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of expenses over revenues and changes in accumulated deficit. The NRTC also sells DSS(R) equipment to its members.


     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.


     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0422

5. Reliance on DirecTv and the NRTC and Other Matters  -- (Continued)

in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Washington Electric
Membership Corporation:

     We have audited the accompanying statement of assets and liabilities and accumulated earnings of the DBS OPERATIONS OF NRTC SYSTEM NO. 0073 (an unincorporated division of Washington Electric Membership Corporation) as of December 31, 1996 and the related statements of revenues over expenses and changes in accumulated earnings and cash flows for the year then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 0073 as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

         STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED EARNINGS
                     DECEMBER 31, 1996 AND MARCH 31, 1997



                                                                                December 31,      March 31,
                                                                                    1996            1997
                                                                                --------------   ------------
                                                                                                 (Unaudited)
                                              ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   ................................................    $   18,811      $  29,742
 Trade accounts receivable, net of allowance for doubtful accounts of $14,820
   and $0 at December 31, 1996 and March 31, 1997, respectively  ............       183,444        166,493
 Inventory ..................................................................        44,282         55,025
 Deferred promotional costs, net (Note 2)   .................................        57,533         50,250
                                                                                 ----------      -----------
      Total current assets   ................................................       304,070        301,510
                                                                                 ----------      -----------
PROPERTY AND EQUIPMENT, at cost:
 Furniture and equipment  ...................................................        16,197         16,197
  Less accumulated depreciation .............................................       (10,798)       (12,148)
                                                                                 ----------      -----------
                                                                                      5,399          4,049
                                                                                 ----------      -----------
LEASED EQUIPMENT, at cost:
 Leased equipment   .........................................................       206,066        209,212
  Less accumulated depreciation .............................................       (35,060)       (44,136)
                                                                                 ----------      -----------
                                                                                    171,006        165,076
                                                                                 ----------      -----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)   .................................       842,951        816,341
                                                                                 ----------      -----------
                                                                                 $1,323,426      $1,286,976
                                                                                 ==========      ===========
                          LIABILITIES AND ACCUMULATED EARNINGS
CURRENT LIABILITIES:
 Accounts payable   .........................................................    $   98,644      $   1,448
 Accrued liabilities   ......................................................       119,036         70,919
 Related-party payable ......................................................       656,004        704,956
 Unearned revenue   .........................................................       209,288        202,837
                                                                                 ----------      -----------
      Total current liabilities .............................................     1,082,972        980,160
                                                                                 ----------      -----------
OTHER LIABILITIES   .........................................................        44,637         44,637
                                                                                 ----------      -----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 4, and 5)
ACCUMULATED EARNINGS   ......................................................       195,817        262,179
                                                                                 ----------      -----------
                                                                                 $1,323,426      $1,286,976
                                                                                 ==========      ===========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

                STATEMENTS OF REVENUES OVER EXPENSES AND CHANGE
                            IN ACCUMULATED EARNINGS
      FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE THREE MONTHS ENDED
                                MARCH 31, 1997




                                                                    Three Months
                                                    Year Ended         Ended
                                                   December 31,      March 31,
                                                       1996             1997
                                                   --------------   -------------
                                                                     (Unaudited)
REVENUE:
 Programming revenue.   ........................    $1,605,660        $479,917
 Equipment and installation revenue ............       370,888          74,545
                                                    ----------        --------
   Total revenue. ..............................     1,976,548         554,462
                                                    ----------        --------
COST OF REVENUE:
 Programming expense.   ........................       826,714         271,395
 Cost of equipment and installation ............       200,066          51,897
 Service fees  .................................       157,469          51,693
                                                    ----------        --------
   Total cost of revenue.  .....................     1,184,249         374,985
                                                    ----------        --------
GROSS PROFIT   .................................       792,299         179,477
                                                    ----------        --------
OPERATING EXPENSES:
 Sales and marketing.   ........................        57,752           3,500
 General and administrative   ..................       310,931          72,579
 Depreciation and amortization.  ...............       143,675          37,036
                                                    ----------        --------
   Total operating expenses   ..................       512,358         113,115
                                                    ----------        --------
REVENUES OVER EXPENSES  ........................       279,941          66,362
ACCUMULATED DEFICIT at beginning of year  ......       (84,124)        195,817
                                                    ----------        --------
ACCUMULATED EARNINGS at end of year.   .........    $  195,817        $262,179
                                                    ==========        ========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

                           STATEMENTS OF CASH FLOWS
      FOR THE YEAR ENDED DECEMBER 31, 1996 AND FOR THE THREE MONTHS ENDED
                                MARCH 31, 1997




                                                                                            Three Months
                                                                            Year Ended         Ended
                                                                           December 31,      March 31,
                                                                               1996             1997
                                                                           --------------   -------------
                                                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Revenues over expenses ................................................    $  279,941       $  66,362
                                                                            ----------       ---------
 Adjustments to reconcile revenues over expenses to net cash provided by operating activities:
   Depreciation and amortization .......................................       143,675          10,436
   Amortization of deferred promotional costs.  ........................         9,467          26,610
   Changes in operating assets and liabilities:
    Trade accounts receivable, net. ....................................       (82,517)         16,951
    Related-party payable  .............................................      (439,143)         48,952
    Inventory  .........................................................        70,343         (10,743)
    Deferred promotional costs.  .......................................       (67,000)          7,283
    Accounts payable.   ................................................        34,392         (97,196)
    Accrued liabilities ................................................        74,401         (48,117)
    Unearned revenue.   ................................................       123,134          (6,451)
                                                                            ----------       ---------
      Total adjustments.   .............................................      (133,248)        (52,275)
                                                                            ----------       ---------
      Net cash provided by operating activities.   .....................       146,693          14,087
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.  .................................      (141,022)         (3,156)
                                                                            ----------       ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS.   ...........................         5,671          10,931
CASH AND CASH EQUIVALENTS at beginning of year  ........................        13,140          18,811
                                                                            ----------       ---------
CASH AND CASH EQUIVALENTS at end of year  ..............................    $   18,811       $  29,742
                                                                            ==========       =========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared.   ....................................    $   31,110       $      --
                                                                            ==========       =========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

                         NOTES TO FINANCIAL STATEMENTS
       DECEMBER 31, 1996 (INFORMATION AS OF MARCH 31, 1997 IS UNAUDITED)


1. Organization and Nature of Business


     The DBS Operations of NRTC System No. 0073 (the "System") is an unincorporated division of Washington Electric Membership Corporation ("Washington EMC"), a Georgia corporation. The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in Georgia. The accompanying financial statements present the financial position and excess of revenues over expenses of the System.


     Washington EMC obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Washington EMC has the exclusive right to provide DIRECTV Services within certain rural territories in Georgia.


     In March 1997, Washington EMC entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Georgia, LLC ("DTS Georgia"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The agreement provides that DTS Georgia will purchase Washington EMC's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing of the Agreement. The closing of the Agreement occurred in May 1997.


2. Summary of Significant Accounting Policies

Presentation

     The System is not a separate subsidiary of Washington EMC nor has it been operated as a separate division of Washington EMC. The financial statements of the System have been derived from the records of Washington EMC and have been prepared to present its financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Washington EMC. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.


Revenue Recognition


     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.


     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.


Cost of Revenues


     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

2. Summary of Significant Accounting Policies Presentation  -- (Continued)

NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.


Inventories

     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Deferred Promotional Costs

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the System for the credit. The System defers both the programming revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the System receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as a reduction in sales and marketing expense in the accompanying statement of revenues over expenses and change in accumulated earnings.


Property and Equipment and Leased Equipment

     Property and equipment and leased equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. The System leases DSS(R) equipment to subscribers under cancellable operating leases. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to six years. Depreciation expense for the year ended December 31, 1996 and for the three months ended March 31, 1997 was $37,235 and $10,426, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statement of assets and liabilities and accumulated earnings and any gain or loss is reflected in earnings.


Contract Rights and Other Assets

     Contract rights and other assets consist of the following:



                                   December 31,      March 31,
                                       1996            1997
                                   --------------   --------------
Contract rights  ...............    $1,064,414       $1,064,414
Accumulated amortization  ......      (266,100)        (292,710)
                                    ----------       ----------
                                       798,314          771,704
NRTC patronage capital .........        44,637           44,637
                                    ----------       ----------
                                    $  842,951       $  816,341
                                    ==========       ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of revenues over expenses and change in accumulated earnings, for the year ended December 31, 1996 and for the three months ended March 31, 1997 is $106,440 and $26,610, respectively.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

2. Summary of Significant Accounting Policies Presentation  -- (Continued)

     NRTC Patronage Capital: Washington EMC is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage certificates represent the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is netted against programming expense in the accompanying statement of revenues over expenses and change in accumulated earnings when received. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The System includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying statement of assets and liabilities and accumulated earnings. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.

Income Taxes

     The System is not considered a taxable entity for federal and state income tax purposes, as it is a not-for profit-corporation. Accordingly, no provision for income taxes is included in the accompanying financial statements.

Cash and Cash Equivalents

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

Concentration of Credit Risk

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.

Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statement of assets and liabilities and accumulated earnings are appropriately valued.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Related-Party Transactions

     Certain administrative services are performed by Washington EMC on behalf of the System. Costs attributable to these support functions are included in general and administrative expenses in the accompanying statement of revenues over expenses and change in accumulated earnings. The costs allocated to the System were approximately $235,000 and $55,000 for the year ended December 31, 1996 and for the three months ended March 31, 1997, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

3. Related-Party Transactions  -- (Continued)

     Washington EMC either advances funds to or borrows funds from the System. Included in the accompanying statement of assets and liabilities and accumulated earnings is a net payable to Washington EMC representing amounts due for the initial purchase of contract rights and net operating activities as funded by Washington EMC.


4. Commitments and Contingencies

     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 3,100 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.

5. Reliance on DirecTv and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of revenues over expenses and change in accumulated earnings. The NRTC also sells DSS(R) equipment to its members.

     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0073

5. Reliance on DirecTv and the NRTC and Other Matters  -- (Continued)

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                         INDEPENDENT AUDITOR'S REPORT


Partners
Northeast DBS Enterprises, L.P.
     T/A Digital One Television
Williston, Vermont

     We have audited the accompanying balance sheets of NORTHEAST DBS ENTERPRISES, L.P., T/A Digital One Television as of December 31, 1995 and 1994, and the related statements of operations and partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northeast DBS Enterprises, L.P., T/A Digital One Television as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                           FISHBEIN & COMPANY, P.C.


Elkins Park, Pennsylvania
February 23, 1996

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                                BALANCE SHEETS




                                                                               December 31,
                                                                      -------------------------------
                                                                         1995             1994
                                                                      --------------   --------------
                                       ASSETS
CURRENT ASSETS
   Cash   .........................................................   $   245,639      $ 1,286,240
   Accounts receivable -- Net of allowance for doubtful accounts of
    $12,157 -- 1995 and $3,000 -- 1994  ...........................       361,890          138,116
   Inventory ......................................................       371,795          451,434
   Due from partners  .............................................                         28,315
   Prepaid expenses and other current assets  .....................        43,866            2,963
                                                                          -------      -----------
      Total current assets  .......................................     1,023,190        1,907,068
                                                                        ---------      -----------
EQUIPMENT HELD FOR RENTAL   .......................................       487,866               --
   Less accumulated depreciation  .................................        97,573               --
                                                                        ---------      -----------
                                                                          390,293               --
                                                                        ---------      -----------
OTHER PROPERTY AND EQUIPMENT   ....................................       395,301          256,441
   Less accumulated depreciation and amortization   ...............       164,395           57,387
                                                                        ---------      -----------
                                                                          230,906          199,054
                                                                        ---------      -----------
FRANCHISE COSTS ...................................................     3,624,514        3,624,514
   Less accumulated amortization  .................................       543,676          181,225
                                                                        ---------      -----------
                                                                        3,080,838        3,443,289
                                                                        ---------      -----------
OTHER ASSETS
   NRTC patronage capital   .......................................        30,649
   Note receivable -- Partner  ....................................        35,035           31,850
   Deposits  ......................................................         4,040            3,590
   Unamortized organization costs .................................        29,672           19,600
                                                                        ---------      -----------
                                                                           99,396           55,040
                                                                        ---------      -----------
                                                                      $ 4,824,623      $ 5,604,451
                                                                      ===========      ===========
                      LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES
   Current portion of long-term notes payable .....................   $    10,390      $     5,316
   Accounts payable   .............................................       774,650          417,912
   Accrued expenses and other current liabilities   ...............       474,257           72,661
   Unearned income and customer deposits   ........................       248,104           62,968
                                                                      -----------      -----------
      Total current liabilities   .................................     1,507,401          558,857
                                                                      -----------      -----------
OTHER LIABILITIES  ................................................        30,649               --
                                                                      -----------      -----------
LONG-TERM NOTES PAYABLE -- Net of current portion   ...............        16,356            8,980
                                                                      -----------      -----------
COMMITMENTS (Notes 7 and 8)
PARTNERS' EQUITY -- 565.72834 Units -- 1995 and 546.89676
 Units -- 1994
   Capital contributions ..........................................     6,968,080        6,710,087
   Private placement costs  .......................................      (263,704)        (244,346)
   Accumulated deficit   ..........................................    (3,434,159)      (1,429,127)
                                                                      -----------      -----------
                                                                        3,270,217        5,036,614
                                                                      -----------      -----------
                                                                      $ 4,824,623      $ 5,604,451
                                                                      ===========      ===========

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                 STATEMENTS OF OPERATIONS AND PARTNERS' EQUITY




                                                Year Ended December 31,
                                            -------------------------------
                                               1995              1994
                                            ---------------   -------------
OPERATING INCOME
 Programming. ...........................    $  2,670,015      $  110,422
 Equipment sales and installation  ......       2,025,501         671,122
 Rental .................................         106,663         144,343
                                             ------------      ----------
                                                4,802,179         925,887
                                             ------------      ----------
DIRECT COSTS
 Programming. ...........................       1,611,657          66,405
 Equipment sales and installation  ......       1,720,634         566,610
 Rental .................................          97,573         118,627
                                             ------------      ----------
                                                3,429,864         751,642
                                             ------------      ----------
GROSS PROFIT
 Programming. ...........................       1,058,358          44,017
 Equipment sales and installation  ......         304,867         104,512
 Rental .................................           9,090          25,716
                                             ------------      ----------
                                                1,372,315         174,245
                                             ------------      ----------
OPERATING EXPENSES
 Marketing and selling.   ...............       1,697,782         232,565
 Administrative  ........................       1,223,003         641,015
 Amortization of franchise costs.  ......         362,451         181,225
 Depreciation and amortization. .........         118,151         102,395
                                             ------------      ----------
                                                3,401,387       1,157,200
                                             ------------      ----------
LOSS FROM OPERATIONS   ..................      (2,029,072)       (982,955)
                                             ------------      ----------
OTHER INCOME (EXPENSES)
 Interest income.   .....................          41,018          97,212
 Interest expense   .....................          (9,478)        (97,545)
 Loan commitment fees  ..................          (7,500)             --
                                             ------------      ----------
                                                   24,040            (333)
                                             ------------      ----------
NET LOSS   ..............................      (2,005,032)       (983,288)
PARTNERS' EQUITY -- BEGINNING.  .........       5,036,614       1,108,561
PARTNERS' CAPITAL CONTRIBUTIONS.   ......         257,993       5,155,687
PRIVATE PLACEMENT COSTS INCURRED   ......         (19,358)       (244,346)
                                             ------------      ----------
PARTNERS' EQUITY -- ENDING   ............    $  3,270,217      $5,036,614
                                             ============      ==========

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                           STATEMENTS OF CASH FLOWS




                                                                                              Year Ended December 31,
                                                                                         ----------------------------------
                                                                                             1995              1994
                                                                                         ----------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss  ...........................................................................    $ (2,005,032)      $   (983,288)
 Adjustments to reconcile net loss to net cash used in operating activities
   Depreciation and amortization of property and equipment.   ........................         204,581             54,028
   Amortization of other assets.   ...................................................         373,594            229,592
   Amortized discount on notes payable   .............................................              --             15,069
   Accrued interest on note receivable -- Partner.   .................................          (3,185)                --
   Increase in accounts receivable ...................................................        (223,774)          (138,116)
   (Increase) decrease in inventory.  ................................................          79,639           (451,434)
   (Increase) decrease in prepaid expenses and other current assets ..................         (41,528)             7,258
   Increase in deposits.  ............................................................            (450)            (3,590)
   Organization costs incurred  ......................................................         (20,590)            (2,000)
   Increase in accounts payable, accrued expenses and other current liabilities ......         758,334            319,183
   Increase in unearned income and customer deposits .................................         185,136                 --
                                                                                          ------------       ------------
    Net cash used in operating activities.  ..........................................        (693,275)          (953,298)
                                                                                          ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 (Increase) decrease in due from partners   ..........................................          28,315             (8,528)
 Purchase of equipment held for rental.  .............................................        (487,866)
 Purchase of other property and equipment   ..........................................        (118,658)          (219,537)
 Proceeds from disposition of equipment  .............................................              --              2,484
 Franchise costs incurred ............................................................              --           (518,016)
 Decrease in franchise costs payable. ................................................              --         (1,082,523)
                                                                                          ------------       ------------
    Net cash used in investing activities.  ..........................................        (578,209)        (1,826,120)
                                                                                          ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Principal payments on long-term notes payable.   ....................................          (7,752)            (2,476)
 Principal payments on notes payable -- Other  .......................................              --           (513,705)
 Partners' capital contributions.  ...................................................         257,993          4,454,622
 Private placement costs incurred  ...................................................         (19,358)          (178,869)
                                                                                          ------------       ------------
    Net cash provided by financing activities. .......................................         230,883          3,759,572
                                                                                          ------------       ------------
NET INCREASE (DECREASE) IN CASH.   ...................................................      (1,040,601)           980,154
CASH -- BEGINNING.  ..................................................................       1,286,240            306,086
                                                                                          ------------       ------------
CASH -- ENDING   .....................................................................    $    245,639       $  1,286,240
                                                                                          ============       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the year for interest  .............................................    $      1,983       $    147,220
                                                                                          ============       ============

                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                    STATEMENTS OF CASH FLOWS -- (Continued)
                         YEAR ENDED DECEMBER 31, 1995

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

     Long-term notes payable of $20,202 and $16,772 were incurred for the purchase of property and equipment during the years ended December 31, 1995 and 1994, respectively.

     During the year ended December 31, 1995, NRTC patronage capital of $30,649 was recorded, representing deferred patronage dividends.

     During the year ended December 31, 1994, the amount due from partners was increased by $20,000 and a note receivable -- partner of $31,850 was issued in connection with the issuance of Partnership Units (recorded as partners' capital contributions).

     During the year ended December 31, 1994, franchise costs of $350,614 were incurred, recorded as a reduction of the note receivable of $140,496 and partners' capital contributions of $210,118.

     During the year ended December 31, 1994, notes payable of $422,063 were converted to Partnership Units (recorded as partners' capital contributions).

     During the year ended December 31, 1994, private placement costs of $17,034 were incurred in connection with the issuance of Partnership Units (recorded as partners' capital contributions).








                       See notes to financial statements.

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. Summary of Significant Accounting Policies

     A. Organization and Nature of Business

     Northeast DBS Enterprises, L.P. is a limited partnership under the laws of the State of Vermont. The Partnership provides direct broadcast satellite ("DBS") television distribution services and sells related equipment in rural territories franchised in conjunction with the National Rural Telecommunications Cooperative ("NRTC") and DIRECTV, a subsidiary of G.M. Hughes Electronics, Inc. In the normal course of business, the Partnership grants credit to its customers, in the form of accounts receivable, who are located in Vermont and New Hampshire.

     Unearned income on programming contracts is recognized as earned over the term of the contracts.

     The Company also leases certain equipment to customers under four-year cancelable operating leases with rental income reported as earned over the lease term.

     The financial statements include only those assets, liabilities and results of operations which relate to the business of the Partnership. The statements do not include any assets, liabilities, income or expenses attributable to the partners' individual activities.

     B. Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     C. Cash

     The Partnership maintains cash balances at several financial institutions. Accounts at certain institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. Temporary cash balances are invested on a daily basis in a money market fund backed by U.S. Government obligations.

     D. Inventory

     Inventory, consisting of DBS systems and related parts and supplies, is stated at the lower of cost (first-in, first-out method) or market.

     E. Property and Equipment and Depreciation and Amortization

     Property and equipment are stated at cost. Expenditures for additions, renewals and betterments are capitalized; expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation or amortization are eliminated from the accounts and the resulting gain or loss is credited or charged to operations. Depreciation and amortization are provided using the straight-line and declining balance methods over the estimated useful lives of the assets.

     F. NRTC Patronage Capital

     The Partnership is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage dividends. Under its bylaws, the NRTC declares a patronage dividend equal to the excess of its revenues over its expenses each year. Of the total patronage dividend, 20% is paid in cash and recognized as income when received and is netted against programming expense in the accompanying statement of operations. The remaining 80% is distributed on the form of noncash patronage capital which will be redeemed in cash only at the discretion of the NRTC, and is recorded as deferred patronage dividends which will be recognized as income only when cash distributions are declared by the NRTC.

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


1. Summary of Significant Accounting Policies  -- (Continued)

     G. Franchise Costs and Amortization

     The Partnership purchased the rights to distribute DBS services in twelve counties in Vermont and two counties in New Hampshire. These rights have been granted by the NRTC under its agreement with DIRECTV. The DBS services which the Partnership distributes are video and audio entertainment and information programming transmitted by a satellite operated by DIRECTV. The franchise costs paid to NRTC are being amortized over the minimum term of the contract with NRTC of ten years.

     H. Private Placement Costs

     Costs incurred in connection with the private placement offering are reflected as a reduction of partners' equity.

     I. Advertising

     Advertising costs are charged to operations when the advertising first takes place.

     J. Income Taxes

     Income taxes are not payable by, or provided for, the Partnership. All tax effects of the Partnership's income or losses are passed through to the partners.

     K. Allocation of Patnership Profits and Losses

     Partnership profits and losses are allocated as follows:

     All losses are allocated 99% to the Limited Partners and 1% to the General Partner.

     All profits are allocated as follows:

     First, 100% to Partners who have previously been allocated losses in proportion to previously allocated losses until each Partner has been allocated profits equal to previously allocated losses.

     Second, 100% to all Partners, pro rata based on the number of Partnership Units ("Units") owned, until each Partner has been allocated $1,000 per year per Unit, cumulatively (the "Preferred Return").

     Third, 80% to all Partners, pro rata based on the number of Units owned, and 20% to the General Partner until each of the Partners has been allocated aggregate profits equal to a 35% per year compounded return on their initial capital contribution (the "Fixed Return").

     After the aggregate allocated profits to each of the Partners exceeds the Fixed Return, net profits will be allocated 65% to all Partners, pro rata based on the number of Units owned, and 35% to the General Partner.

2. Other Property and Equipment




                                                           1995         1994
                                                         ----------   ---------
Demonstration equipment ..............................   $ 23,290      $  8,966
Office furniture and equipment   .....................    339,151       220,386
Leasehold improvements  ..............................     32,860        27,089
                                                         --------      --------
                                                          395,301       256,441
Less accumulated depreciation and amortization  ......    164,395        57,387
                                                         --------      --------
                                                         $230,906      $199,054
                                                         ========      ========

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


3. Accrued Expenses and Other Current Liabilities


     Accrued expenses and other current liabilities consists of the following:




                                                 1995         1994
                                               ----------   ---------
Sales taxes payable ........................   $ 24,062     $ 34,847
Accrued programming fees  ..................    144,189       17,000
Accrued payroll and related expenses  ......    115,552           --
Accrued commissions ........................    131,105        8,500
Other   ....................................     59,349       12,314
                                               --------     --------
                                               $474,257     $ 72,661
                                               ========     ========

4. Long-Term Notes Payable

                                                                               1995        1994
                                                                              ---------   --------
Payable in monthly installments of $537 including interest at 9.5%; final
 payment due in June, 1997; collateralized by related equipment   .........   $ 8,980      $14,296
Payable in monthly installments of $520 including interest at 10.75%; final
 payment due in May, 1999; collateralized by related equipment ............    17,766           --
                                                                              -------      -------
                                                                               26,746       14,296
Less current portion ......................................................    10,390        5,316
                                                                              -------      -------
                                                                              $16,356      $ 8,980
                                                                              =======      =======

     Principal payments on long-term notes payable are due as follows: Year ending December 31, 1996 -- $10,390, 1997 -- $8,195, 1998 -- $5,631 and 1999 --
$2,530.

5. Partners' Equity

     At December 31, 1995 and 1994, warrants are outstanding to purchase 33.81 Units and 31.31 Units, respectively, of the Partnership at prices ranging from $10,000 to $25,000 per Unit. The warrants are exercisable (except as described in Note 7), and expire at various dates from November, 1998, through October, 2000.

6. Major Supplier

     The Partnership purchases substantially all of its programming, inventory and equipment held for rental from NRTC (see Note 1-a).

7. Related Party Transactions

     The note receivable -- partner bears interest at 10%; the principal balance and accrued interest are due on or before July 1, 1997, based on the occurrence of certain events per the agreement.

     At December 31, 1995, the Partnership has a $500,000 line of credit with a company affiliated by common ownership and management; the agreement expires October 1, 1996, and contains an option to extend the agreement for an additional year. Loans outstanding, if any, bear interest at 15%. Interest expense, commitment fees, and financing costs incurred under this agreement were $343, $7,500 and $2,500, respectively, for the year ended December 31, 1995. As part of the agreement, the Partnership issued to the affiliate a warrant to purchase one Unit at a price of $25,000 which is exercisable immediately, and a warrant to purchase 1.5 Units at a price of $25,000 per Unit exercisable as defined in the agreement based on amounts borrowed. If the agreement is extended to October 1, 1997, the Partnership will issue a warrant to purchase two additional Units at a price of $25,000 per Unit exercisable as defined in the agreement.

                        NORTHEAST DBS ENTERPRISES, L.P.
                          T/A DIGITAL ONE TELEVISION

                 NOTES TO FINANCIAL STATEMENTS  -- (Continued)


7. Related Party Transactions -- (Continued)

     Companies affiliated by common ownership and management charge the Partnership for expenses incurred by the Affiliates on behalf of the Partnership. Total expenses of $38,008 and $63,375 were charged to the Partnership for the years ended December 31, 1995 and 1994, respectively.

8. Lease Commitment

     The Partnership leases its office facilities under a noncancelable operating lease expiring in January, 1997; the lease contains a two-year renewal option. Future minimum annual rentals under this lease are as follows:


                                                         Year Ending
                                                        December 31,
                                                        -------------
1996  ................................................     $34,661
1997  ................................................       2,896
                                                           -------
                                                           $37,557
                                                           =======

     Rent expense under all operating leases was $39,111 and $44,415 for the years ended December 31, 1995 and 1994, respectively.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Northeast DBS Enterprises, L.P.:

     We have audited the accompanying balance sheet of NORTHEAST DBS ENTERPRISES, L.P. (a Vermont limited partnership) as of December 31, 1996 and the related statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northeast DBS Enterprises, L.P. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 21, 1997

                        NORTHEAST DBS ENTERPRISES, L.P.

                                 BALANCE SHEET
                               DECEMBER 31, 1996



                                               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   ................................................    $  128,589
 Trade accounts receivable, net of allowance for doubtful accounts of $25,061       887,547
 Due from partners  .........................................................        35,035
 Inventory ..................................................................       268,179
 Other, net (Note 2)   ......................................................       341,890
                                                                                 ----------
      Total current assets   ................................................     1,661,240
                                                                                 ----------
PROPERTY AND EQUIPMENT, at cost:
 Furniture and equipment  ...................................................       483,793
 Less accumulated depreciation  .............................................      (241,426)
                                                                                 ----------
                                                                                    242,367
                                                                                 ----------
LEASED EQUIPMENT, at cost:
 Leased equipment   .........................................................       934,822
 Less accumulated depreciation  .............................................      (220,932)
                                                                                 ----------
                                                                                    713,890
                                                                                 ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)   .................................     2,967,427
                                                                                 ----------
                                                                                 $5,584,924
                                                                                 ==========
                             LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Accounts payable   .........................................................    $  932,120
 Accrued liabilities   ......................................................       969,781
 Notes payable   ............................................................     1,209,917
 Unearned revenue   .........................................................     1,052,611
                                                                                 ----------
      Total current liabilities .............................................     4,164,429
                                                                                 ----------
OTHER LIABILITIES   .........................................................       140,529
                                                                                 ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 3, and 5)
PARTNERS' CAPITAL:
 Class A units, 565.72834 units issued and outstanding  .....................     1,279,966
 Class B units, 9.5 units issued and outstanding  ...........................            --
                                                                                 ----------
      Total partners' capital   .............................................     1,279,966
                                                                                 ----------
                                                                                 $5,584,924
                                                                                 ==========

       The accompanying notes are an integral part of this balance sheet.

                        NORTHEAST DBS ENTERPRISES, L.P.

                            STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


REVENUE:
 Programming revenue  .....................    $  6,545,998
 Equipment and installation revenue  ......       3,139,093
                                               ------------
      Total revenue   .....................       9,685,091
                                               ------------
COST OF REVENUE:
 Programming expense  .....................       3,453,667
 Cost of equipment and installation  ......       2,399,483
 Service fees   ...........................         697,128
                                               ------------
      Total cost of revenue ...............       6,550,278
                                               ------------
GROSS PROFIT ..............................       3,134,813
                                               ------------
OPERATING EXPENSES:
 Sales and marketing  .....................       2,804,769
 General and administrative ...............       1,570,979
 Depreciation and amortization ............         592,732
                                               ------------
      Total operating expenses ............       4,968,480
                                               ------------
OPERATING LOSS  ...........................      (1,833,667)
                                               ------------
OTHER INCOME (EXPENSE):
 Interest expense  ........................        (177,617)
 Other income   ...........................          21,033
                                               ------------
                                                   (156,584)
                                               ------------
NET LOSS  .................................    $ (1,990,251)
                                               ============

         The accompanying notes are an integral part of this statement.

                        NORTHEAST DBS ENTERPRISES, L.P.

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                     FOR THE YEAR ENDED DECEMBER 31, 1996




                                                         Limited Partners
                                      General       ---------------------------
                                      Partner         Class A         Class B        Total
                                     ------------   ---------------   ---------   ---------------
BALANCE, December 31, 1995  ......    $  11,195      $  3,259,022       $ --       $  3,270,217
   Net loss  .....................      (19,903)       (1,970,348)        --         (1,990,251)
                                      ---------      ------------       -------    ------------
BALANCE, December 31, 1996  ......    $  (8,708)     $  1,288,674       $ --       $  1,279,966
                                      =========      ============       =======    ============

         The accompanying notes are an integral part of this statement.

                        NORTHEAST DBS ENTERPRISES, L.P.

                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss ..................................................................    $ (1,990,251)
                                                                                ------------
 Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization  ..........................................         592,732
   Amortization of capitalized debt costs and debt discount  ...............          12,120
   Changes in operating assets and liabilities:
    Accounts receivable, net   .............................................        (525,657)
    Inventory   ............................................................         103,616
    Other, net  ............................................................        (302,464)
    Accounts payable  ......................................................         157,470
    Accrued liabilities  ...................................................         495,524
    Unearned revenue  ......................................................         804,507
                                                                                ------------
      Total adjustments  ...................................................       1,337,848
                                                                                ------------
      Net cash used in operating activities   ..............................        (652,403)
                                                                                ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment and lease equipment, net   ............        (439,231)
 Increase in amounts due from partners  ....................................              --
                                                                                ------------
      Net cash used in investing activities   ..............................        (439,231)
                                                                                ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable   .................................       1,285,000
 Repayment of notes payable ................................................        (205,299)
 Other assets   ............................................................        (105,117)
                                                                                ------------
      Net cash provided by financing activities  ...........................         974,584
                                                                                ------------
NET DECREASE IN CASH AND CASH EQUIVALENTS  .................................        (117,050)
CASH AND CASH EQUIVALENTS at beginning of year   ...........................         245,639
                                                                                ------------
CASH AND CASH EQUIVALENTS at end of year   .................................    $    128,589
                                                                                ============
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared  ..........................................    $    103,470
                                                                                ============
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest  ...................................................    $    127,531
                                                                                ============

         The accompanying notes are an integral part of this statement.

                        NORTHEAST DBS ENTERPRISES, L.P.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996


1. Organization and Nature of Business

     Northeast DBS Enterprises, L.P. (the "Partnership") (d.b.a. Digital One Television) is a limited partnership organized in Vermont. The Partnership was formed on January 1, 1993 to acquire and operate rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv"). The Partnership is a continuation of a general partnership which was known as Northeast DBS Enterprises.

     The Partnership shall continue until terminated in accordance with provisions defined in the partnership agreement. The Partnership has a general partner in addition to its limited partners. The limited partners may not take part in the management of the Partnership and are not liable for any debts, obligations or losses of the Partnership in excess of their capital contributions and their shares of the undistributed profits.

     The partnership agreement provides that net losses are allocated 99% to the limited partners and 1% to the general partner; however, no net losses will be allocated to a limited partner in excess of the balance of the limited partner's capital account. Profits are allocated (1) first to those partners (the general and limited partners collectively) who have previously been allocated losses in proportion to the excess of the amount of such losses previously allocated to each partner over the profits previously allocated to each partner until the aggregate amount of profits allocated equal the aggregate amount of allocated losses; (2) next, 100% to the partners pro rata in accordance with the number of units owned until aggregate profits have been allocated equal $1,000 per unit per year; (3) next, 80% to the partners, pro rata in accordance with the number of units owned by the partners and 20% to the general partner until each of the partners has been allocated for the current year and all prior years aggregate profits equal to 35% per year compounded return on their initial capital contribution (the "Fixed Return"); and (4) finally, after the aggregate of all profits allocated to the partners exceeds the Fixed Return, 65% to the Partners on a pro rata basis in accordance with the number of units owned by the partners and 35% to the general partner.

     The Partnership obtained the rights to distribute DIRECTV Services in certain rural markets in Vermont and New Hampshire pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $3.6 million.

     In November 1996, the Partnership entered into an asset purchase agreement (the "Agreement") with DTS Management, LLC ("DTS"), which was subsequently amended by an amendment dated February 11, 1997 by and among the Partnership, DTS and Digital Television Services of Vermont, LLC ("DTS Vermont"), a subsidiary of DTS. DTS is a subsidiary of Digital Television Services, LLC. The Agreement provides that DTS Vermont will purchase the Partnership's NRTC Member Agreement and other assets used in connection with the Partnership's business, as defined in the Agreement, and will assume certain liabilities of the Partnership, as defined in the Agreement. The purchase price is subject to an adjustment based on the number of subscribers and working capital at the date of closing of the Agreement.

2. Summary of Significant Accounting Policies


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition


     The Partnership earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under

                        NORTHEAST DBS ENTERPRISES, L.P.

2. Summary of Significant Accounting Policies  -- (Continued)

monthly, annual, or seasonal subscriptions; and movies and events programming, including premium programming, available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue is recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed and represents the amount paid by the customer.


Cost of Revenues

     Cost of revenues includes the cost associated with providing DIRECTV Services to the Partnership's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTV, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Costs of equipment and installation represents the actual cost of the equipment to the Partnership plus the costs to install the equipment.


Cash and Cash Equivalents

     The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


Inventories

     The Partnership maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Other Current Assets

     Other current assets consist of the following at December 31, 1996:



        Deferred promotional costs, net.  ......    $310,667
        Other. .................................      31,223
                                                    --------
                                                    $341,890
                                                    ========

     Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Partnership for the credit. The Partnership defers both the programming revenue and the cost of credit and amortizes them over the one-year contract period. In addition, as a part of this program, the Partnership receives $1 per month up to five years from the NRTC for each subscriber whose account remains active. Such amounts are recorded as received as a reduction in selling expenses in the accompanying statement of operations.



Property and Equipment and Leased Equipment

     Property and equipment and leased equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these

                        NORTHEAST DBS ENTERPRISES, L.P.

2. Summary of Significant Accounting Policies  -- (Continued)

assets are expensed currently. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to seven years. Depreciation expense for the year ended December 31, 1996 was $219,763. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.


     At December 31, 1996, future minimum rental revenues to be received from operating leases of DSS(R) equipment are due as follows:



1997 ......................................................    $  411,742
1998 ......................................................       403,821
1999 ......................................................       327,002
2000 ......................................................        67,754
                                                               ----------
                                                               $1,210,319
                                                               ==========

Contract Rights and Other Assets


     Contract rights and other assets consist of the following at December 31, 1996:



Contract rights. .............................................   $3,624,514
Organization costs  ..........................................       34,292
                                                                 ----------
                                                                  3,658,806
Accumulated amortization  ....................................     (939,563)
                                                                 ----------
                                                                  2,719,243
NRTC patronage capital .......................................      140,529
Debt issuance costs, net  ....................................      103,215
Other.  ......................................................        4,440
                                                                 ----------
                                                                 $2,967,427
                                                                 ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, for the year ended December 31, 1996 was $362,451. Accumulated amortization at December 31, 1996 was $906,127.


     Organization Costs: Organization costs are costs associated with the formation of the Partnership and are being amortized over five years. Amortization expense, included in depreciation and amortization in the accompanying statement of operations, for the year ended December 31, 1996 was $10,518. Accumulated amortization at December 31, 1996 was $33,436.


     Debt Issuance Costs: Debt issuance costs are amortized over the term of the related long-term debt facility. Amortization expense, included in interest expense in the accompanying statement of operations, for the year ended December 31, 1996 was $12,120 and accumulated amortization at December 31, 1996 was $12,120.


     NRTC Patronage Capital: The Partnership is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its

                        NORTHEAST DBS ENTERPRISES, L.P.

2. Summary of Significant Accounting Policies  -- (Continued)

excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is recognized as income when received and is netted against programming expense in the accompanying statement of operations. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Partnership includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheet. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Accrued Liabilities

     Accrued liabilities consist of the following at December 31, 1996:



Accrued programming expense.................................   $325,462
Accrued salaries and wages .................................    251,128
Accrued commissions. .......................................    132,717
Other.   ...................................................    260,474
                                                               --------
                                                               $969,781
                                                               ========

Income Taxes

     The Partnership is not considered a taxable entity for federal and state income tax purposes. All taxable income or loss is allocated to the partners in accordance with the terms of the partnership agreement. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Concentration of Credit Risk

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

3. Commitments and Contingencies


Leases

     The Partnership leases office and warehouse space and certain equipment under noncancelable operating leases which expire through 1999. Future minimum lease payments for noncancelable operating leases in effect at December 31, 1996 are as follows:



        1997 ..........................................    $46,430
        1998 ..........................................     38,211
        1999 ..........................................      2,958
                                                           -------
           Total future minimum lease payments.  ......    $87,599
                                                           =======

                        NORTHEAST DBS ENTERPRISES, L.P.

3. Commitments and Contingencies  -- (Continued)

     Rental expense charged to general and administrative expenses in the accompanying statement of operations for the year ended December 31, 1996 totaled $34,760.


Warrants

     The Partnership has issued warrants to purchase 34.31 partnership units at prices ranging from $10,000 to $25,000 per unit at December 31, 1996, no warrants had been exercised.


NRTC

     As part of the NRTC Member Agreements, the Partnership is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Partnership's Rural DirecTv Market, or up to 10,168 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the Partnership fails to obtain such minimum number of subscribers prior to such time. The Partnership has achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.


Litigation

     The Partnership is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Partnership's financial position or results of operations.

4. Notes Payable

     In October 1995, the Partnership entered into a credit agreement with one of its limited partners providing for borrowings up to $500,000 through October 1, 1996 with interest at 15%. No borrowings were made under this agreement; however, the limited partner was given warrants related to this agreement. No warrants were exercised under this agreement. The Partnership paid commitment fees of $22,500 to the limited partner under this agreement during 1996.

     In August 1996, the Partnership entered into a loan agreement with a bank in the form of a $500,000 line of credit ("LOC") and a $500,000 overline credit facility ("OL Facility"). No borrowings were outstanding under the OL Facility at year-end. Borrowings outstanding under the LOC at December 31, 1996 were $434,900 and bear interest at 10.25%. Borrowings under the LOC became current at year-end due to the pending change in ownership under the Agreement (Note
1). As part of the LOC and OL Facility, the Company issued warrants to the bank which can be exercised for 2 partnership units at a price of $25,000 per unit. No warrants had been exercised at December 31, 1997 (Note 3).

     The Partnership obtained a $750,000 loan from a financing company at an interest rate of 18%. Outstanding borrowings under this agreement were $655,180 at December 31, 1996. As part of this agreement, the Partnership also discounted certain subscriber equipment leases with the financing company. Subsequent to year-end, the Partnership repaid $758,650 to the financing company, representing the outstanding loan balance as well as the settlement of the outstanding leases. The lease liability of $103,470 is also included in notes payable at December 31, 1996.

     At December 31, 1996, the Partnership also had $16,367 in outstanding notes payable with interest rates ranging from 9.5% to 10.75% and payable in monthly installments.

     All outstanding notes payable and lease obligations are included as current liabilities in the accompanying balance sheet. The carrying amount of notes payable approximates fair value due to the relatively short period to maturity of these instruments.

                        NORTHEAST DBS ENTERPRISES, L.P.

5. Reliance on DirecTv and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Partnership for these services on a monthly basis. These fees are recorded as service fees in the accompanying statement of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Partnership is, through the NRTC, a distributor of DIRECTV Services, the Partnership would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Partnership would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Partnership would be required to acquire the services from other sources. There can be no assurance that the cost to the Partnership to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Partnership would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Partnership would no longer have the right to provide DIRECTV Services. There can be no assurance that the Partnership would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Partnership will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Partnership believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Partnership's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Partnership from Hughes or the NRTC; and, if available, there can be no assurance with regard to the financial and other terms under which the Partnership could acquire the services.

     The Partnership's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Partnership's DBS business.

     DirecTv, and therefore the Partnership, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of Pee Dee
Electricom, Inc.:


     We have audited the accompanying statements of assets and liabilities and accumulated deficit of the DBS OPERATIONS OF NRTC SYSTEM NO. 0001 (an unincorporated division of Pee Dee Electricom, Inc., a South Carolina corporation) as of December 31, 1995 and November 26, 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 0001 as of December 31, 1995 and November 26, 1996 and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 in conformity with generally accepted accounting principles.


                                          ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 4, 1997

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

         STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED DEFICIT
                    DECEMBER 31, 1995 AND NOVEMBER 26, 1996




                                                                           1995             1996
                                                                       --------------   -------------
                                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   .......................................    $  114,485       $  166,325
 Trade accounts receivable net of allowance for doubtful accounts of
   $5,200 and $17,396 at December 31, 1995 and November 26, 1996,
   respectively  ...................................................       147,506          306,305
 Inventory .........................................................       155,425           51,758
 Deferred promotional costs, net (Note 2)   ........................            --           39,000
                                                                        ----------       ----------
    Total current assets  ..........................................       417,416          563,388
                                                                        ----------       ----------
PROPERTY AND EQUIPMENT, at cost:
 Furniture and equipment  ..........................................         6,636           19,441
 Less accumulated depreciation  ....................................        (2,262)          (6,394)
                                                                        ----------       ----------
                                                                             4,374           13,047
                                                                        ----------       ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)   ........................     1,515,920        1,371,940
                                                                        ----------       ----------
                                                                        $1,937,710       $1,948,375
                                                                        ==========       ==========
                     LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
 Accounts payable   ................................................    $  247,227       $  186,027
 Accrued liabilities   .............................................        17,449           13,685
 Related-party payable .............................................     1,757,438        1,757,438
 Unearned revenue   ................................................        76,755          171,899
                                                                        ----------       ----------
    Total current liabilities   ....................................     2,098,869        2,129,049
                                                                        ----------       ----------
OTHER LIABILITIES   ................................................         7,450           24,572
                                                                        ----------       ----------
COMMITMENTS AND CONTINGENCIES (Notes 2, 4, and 5)
ACCUMULATED DEFICIT ................................................      (168,609)        (205,246)
                                                                        ----------       ----------
                                                                        $1,937,710       $1,948,375
                                                                        ==========       ==========

        The accompanying notes are an integral part of these statements

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

                     STATEMENTS OF EXPENSES OVER REVENUES
                  AND CHANGES IN ACCUMULATED DEFICIT FOR THE
YEAR ENDED DECEMBER 31, 1995 AND THE PERIOD FROM JANUARY 1, 1996 THROUGH
                               NOVEMBER 26, 1996




                                                        1995              1996
                                                     ---------------   --------------
REVENUE:
 Programming revenue   ...........................    $   626,029       $ 1,442,380
 Equipment and installation revenue   ............        386,519           161,474
                                                      -----------       -----------
    Total revenue   ..............................      1,012,548         1,603,854
                                                      -----------       -----------
COST OF REVENUE:
 Programming expense   ...........................        293,071           727,843
 Cost of equipment and installation   ............        317,205           164,689
 Service fees ....................................         56,039           113,253
                                                      -----------       -----------
    Total cost of revenue ........................        666,315         1,005,785
                                                      -----------       -----------
GROSS PROFIT  ....................................        346,233           598,069
                                                      -----------       -----------
OPERATING EXPENSES:
 Sales and marketing   ...........................         64,084           110,926
 General and administrative  .....................        181,950           358,546
 Depreciation and amortization  ..................        177,275           165,234
                                                      -----------       -----------
    Total operating expenses .....................        423,309           634,706
                                                      -----------       -----------
EXPENSES OVER REVENUES ...........................        (77,076)          (36,637)
ACCUMULATED DEFICIT at beginning of period  ......        (91,533)         (168,609)
                                                      -----------       -----------
ACCUMULATED DEFICIT at end of period  ............    $  (168,609)      $  (205,246)
                                                      ===========       ===========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

                           STATEMENTS OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
         AND THE PERIOD FROM JANUARY 1, 1996 THROUGH NOVEMBER 26, 1996




                                                                             1995            1996
                                                                           -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Expenses over revenues ................................................    $  (77,076)     $  (36,637)
                                                                            ----------      ----------
 Adjustments to reconcile expenses over revenues to net cash provided by operating activities:
    Depreciation and amortization   ....................................       177,275         165,234
    Amortization of deferred promotional costs  ........................            --           7,800
    Changes in operating assets and liabilities:
      Trade accounts receivable, net   .................................      (115,007)       (158,799)
      Inventory   ......................................................       145,296         103,667
      Deferred promotional costs .......................................            --         (46,800)
      Accounts payable  ................................................      (102,138)        (61,200)
      Accrued liabilities  .............................................        12,405          (3,764)
      Unearned revenue  ................................................        69,948          95,144
                                                                            ----------      ----------
       Total adjustments   .............................................       187,779         101,282
                                                                            ----------      ----------
       Net cash provided by operating activities   .....................       110,703          64,645
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment   .................................          (198)        (12,805)
                                                                            ----------      ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS ..............................       110,505          51,840
CASH AND CASH EQUIVALENTS at beginning of period   .....................         3,980         114,485
                                                                            ----------      ----------
CASH AND CASH EQUIVALENTS at end of period   ...........................    $  114,485      $  166,325
                                                                            ==========      ==========
SUPPLEMENTAL NONCASH FINANCING ACTIVITY:
 NRTC patronage capital declared .......................................    $    7,450      $   17,122
                                                                            ==========      ==========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

                         NOTES TO FINANCIAL STATEMENTS
                    DECEMBER 31, 1995 AND NOVEMBER 26, 1996


1. Organization and Nature of Business


     The DBS Operations of NRTC System No. 0001 (the "System") is an unincorporated division of Pee Dee Electricom, Inc. ("Pee Dee"), a South Carolina corporation. Pee Dee is a wholly-owned subsidiary of Pee Dee Electric Cooperative, Inc. ("Pee Dee EC"), a South Carolina cooperative association (Pee Dee and Pee Dee EC collectively referred to as the "Sellers"). The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in South Carolina. The accompanying financial statements present the financial position and excess of expenses over revenues of the System.

     The Sellers obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Pee Dee has the exclusive right to provide DIRECTV Services within certain rural territories in South Carolina.

     In October 1996, the Sellers entered into an asset purchase agreement (the "Agreement") with Digital Television Services of South Carolina I, LLC ("DTS SCI"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The agreement provides that DTS SCI will purchase Pee Dee's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement. The purchase price was subject to an adjustment for working capital at the date of closing of the Agreement and new subscribers acquired by the Sellers between November 1, 1996 through the date of the closing of the Agreement. The closing date of the Agreement was November 26, 1996.


2. Summary of Significant Accounting Policies


Presentation


     The System is not a separate subsidiary of Pee Dee nor has it been operated as a separate division of Pee Dee. The financial statements of the System have been derived from the records of Pee Dee and have been prepared to present its financial position, excess of expenses over revenues, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Pee Dee EC. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.


Revenue Recognition


     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.


     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

2. Summary of Significant Accounting Policies  -- (Continued)

Cost of Revenues

     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 5]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.


Inventories


     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Deferred Promotional Costs


     Deferred promotional costs consist of costs deferred under a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which is applied toward the one-year's programming subscription. Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the System for the credit. The System defers both the program revenue and the cost of this credit and amortizes them over the one-year contract period. In addition, as a part of this program, the System receives $1 per month from DirecTv for each customer for each month the subscriber remains an active subscriber up to five years. Such amounts are recorded as a reduction in sales and marketing expense in the accompanying statements of expenses over revenues and changes in accumulated deficit.


Property and Equipment


     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from three to five years. Depreciation expense for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 was $1,531 and $4,132, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statements of assets and liabilities and accumulated deficit and any gain or loss is reflected in earnings.


Contract Rights and Other Assets


     Contract rights and other assets consist of the following at December 31, 1995 and November 26, 1996:



                                      1995             1996
                                   --------------   --------------
Contract rights  ...............    $1,757,438       $1,757,438
Accumulated amortization  ......      (248,968)        (410,070)
                                    ----------       ----------
                                     1,508,470        1,347,368
NRTC patronage capital .........         7,450           24,572
                                    ----------       ----------
                                    $1,515,920       $1,371,940
                                    ==========       ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

2. Summary of Significant Accounting Policies  -- (Continued)

by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, for the year ended December 31, 1995 and for the period from January 1, 1996 through November 26, 1996 was $175,744 and $161,102, respectively.

     NRTC Patronage Capital: Pee Dee EC is a voting member of the NRTC with an ownership interest in the NRTC in proportion to its prior patronage. NRTC patronage certificates represent the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash and is recognized as income when received and is netted against programming expense in the accompanying statement of expenses over revenues and changes in accumulated deficit. The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The System includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying statements of assets and liabilities and accumulated deficit. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Income Taxes

     Pee Dee, and thus the System, is not considered a taxable entity for federal and state income tax purposes as it is a not-for-profit corporation. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Cash and Cash Equivalents

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


Concentration of Credit Risk

     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at November 26, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statements of assets and liabilities and accumulated deficit are appropriately valued.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

3. Related-Party Transactions


     Certain administrative services are performed by Pee Dee EC on behalf of the System. Costs attributable to these support functions are included in general and administrative expenses in the accompanying statements of expenses over revenues and changes in accumulated deficit. The costs allocated to the System were approximately $64,000 and $124,000 for the year ended December 31, 1995 and the period from January 1, 1996 through November 26, 1996, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

     Pee Dee EC either advances funds to or borrows funds from the System. Included in the accompanying statements of assets and liabilities and accumulated deficit is a net payable to Pee Dee EC representing amounts due for the initial purchase of contract rights and net operating activities as funds by Pee Dee EC.


4. Commitments and Contingencies


     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 5,817 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved approximately 75% of the minimum subscriber requirement at December 31, 1996. Based on the subscriber growth rate of the System to date, management anticipates that the System will meet the minimum subscriber requirement prior to the fourth year of operations of the NRTC Member Agreements and is therefore not required to pay such fees.


5. Reliance on DirecTv and NRTC and Other Matters


     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees in the accompanying statements of expenses over revenues and changes in accumulated deficit. The NRTC also sells DSS(R) Equipment to its members.


     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.


     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.


     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 0001

5. Reliance on DirecTv and NRTC and Other Matters  -- (Continued)

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Teg DBS
Services, Inc.:

     We have audited the accompanying statements of assets and liabilities and accumulated deficit of the DBS OPERATIONS OF NRTC SYSTEM NO. 1025 (an unincorporated division of Teg DBS Services, Inc., a Nevada corporation) as of December 31, 1995 and August 28, 1996 and the related statements of expenses over revenues and changes in accumulated deficit and cash flows for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the DBS Operations of NRTC System No. 1025 as of December 31, 1995 and August 28, 1996 and the results of its operations and its cash flows for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996 in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 4, 1997

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

         STATEMENTS OF ASSETS AND LIABILITIES AND ACCUMULATED DEFICIT
                     DECEMBER 31, 1995 AND AUGUST 28, 1996



                                                        1995             1996
                                                    --------------   --------------
                                ASSETS
CURRENT ASSETS:
 Cash and cash equivalents  .....................    $  100,158       $   59,247
 Accounts receivable:
   Trade  .......................................        99,759          112,598
   Other, net   .................................        48,226           37,111
                                                     ----------       ----------
      Total current assets  .....................       248,143          208,956
                                                     ----------       ----------
PROPERTY AND EQUIPMENT, at cost:
 Furniture and equipment ........................         4,694            6,895
 Less accumulated depreciation ..................          (931)          (2,261)
                                                     ----------       ----------
                                                          3,763            4,634
                                                     ----------       ----------
CONTRACT RIGHTS AND OTHER ASSETS (Note 2)  ......     2,609,648        2,326,613
                                                     ----------       ----------
                                                     $2,861,554       $2,540,203
                                                     ==========       ==========
            LIABILITIES AND ACCUMULATED DEFICIT
CURRENT LIABILITIES:
 Accounts payable  ..............................    $  325,704       $  262,887
 Accrued liabilities  ...........................        13,602               --
 Related-party payable   ........................     1,367,206        2,080,169
 Unearned revenue  ..............................            --           63,323
 Current maturities of note payable  ............       800,000          840,000
                                                     ----------       ----------
      Total current liabilities   ...............     2,506,512        3,246,379
                                                     ----------       ----------
LONG-TERM NOTE PAYABLE   ........................       800,000               --
COMMITMENTS AND CONTINGENCIES (Notes 2, 5 and 6)
ACCUMULATED DEFICIT   ...........................      (444,958)        (706,176)
                                                     ----------       ----------
                                                     $2,861,554       $2,540,203
                                                     ==========       ==========

        The accompanying notes are an integral part of these statements

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

                     STATEMENTS OF EXPENSES OVER REVENUES
                      AND CHANGES IN ACCUMULATED DEFICIT
   FOR THE PERIOD FROM MARCH 10, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995
          AND THE PERIOD FROM JANUARY 1, 1996 THROUGH AUGUST 28, 1996



                                                        1995            1996
                                                     -------------   -------------
REVENUE:
 Programming revenue   ...........................    $  486,108      $  689,229
 Equipment and installation revenue   ............       219,962              --
                                                      ----------      ----------
      Total revenue ..............................       706,070         689,229
                                                      ----------      ----------
COST OF REVENUE:
 Programming expense   ...........................       243,206         340,218
 Cost of equipment and installation   ............       201,964              --
 Service fees ....................................        48,459          67,789
                                                      ----------      ----------
      Total cost of revenue  .....................       493,629         408,007
                                                      ----------      ----------
GROSS PROFIT  ....................................       212,441         281,222
                                                      ----------      ----------
OPERATING EXPENSES:
 Sales and marketing   ...........................        29,057          38,604
 General and administrative  .....................       217,625         141,965
 Depreciation and amortization  ..................       264,289         288,630
                                                      ----------      ----------
      Total operating expenses  ..................       510,971         469,199
                                                      ----------      ----------
OPERATING LOSS   .................................      (298,530)       (187,977)
                                                      ----------      ----------
OTHER INCOME (EXPENSE):
 Interest expense   ..............................      (146,428)        (80,146)
 Other income ....................................            --           6,905
                                                      ----------      ----------
                                                        (146,428)        (73,241)
                                                      ----------      ----------
EXPENSES OVER REVENUES ...........................      (444,958)       (261,218)
ACCUMULATED DEFICIT at beginning of period  ......            --        (444,958)
                                                      ----------      ----------
ACCUMULATED DEFICIT at end of period  ............    $ (444,958)     $ (706,176)
                                                      ==========      ==========

        The accompanying notes are an integral part of these statements.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

                           STATEMENTS OF CASH FLOWS
   FOR THE PERIOD FROM MARCH 10, 1995 (INCEPTION) THROUGH DECEMBER 31, 1995
          AND THE PERIOD FROM JANUARY 1, 1996 THROUGH AUGUST 28, 1996



                                                                              1995              1996
                                                                           ---------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Expenses over revenues ................................................    $   (444,958)     $ (261,218)
                                                                            ------------      ----------
 Adjustments to reconcile expenses over revenues to net cash provided by operating activities:
   Depreciation and amortization .......................................         264,289         288,630
   Changes in operating assets and liabilities:
    Trade accounts receivable, net  ....................................         (99,759)        (12,839)
    Other assets  ......................................................         (48,226)         11,115
    Related-party payable  .............................................       1,367,206         712,963
    Accounts payable ...................................................         325,704         (62,817)
    Accrued liabilities ................................................          13,602         (13,602)
    Unearned revenue ...................................................              --          63,323
                                                                            ------------      ----------
      Total adjustments ................................................       1,822,816         986,773
                                                                            ------------      ----------
      Net cash provided by operating activities ........................       1,377,858         725,555
                                                                            ------------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment   .................................          (4,694)         (2,201)
 Increase in other assets  .............................................      (2,873,006)         (4,265)
                                                                            ------------      ----------
      Net cash used in investing activities  ...........................      (2,877,700)         (6,466)
                                                                            ------------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of notes payable .............................................       1,600,000              --
 Repayment of notes payable   ..........................................              --        (760,000)
                                                                            ------------      ----------
      Net cash provided by (used in) financing activities   ............       1,600,000        (760,000)
                                                                            ------------      ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  ..................         100,158         (40,911)
CASH AND CASH EQUIVALENTS at beginning of period   .....................              --         100,158
                                                                            ------------      ----------
CASH AND CASH EQUIVALENTS at end of period   ...........................    $    100,158      $   59,247
                                                                            ============      ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest ................................................    $    146,428      $   80,146
                                                                            ============      ==========

        The accompanying notes are an integral part of these statements.

                     DBS OPERATIONS OF NRTC SYSTEM NO. 1025

                         NOTES TO FINANCIAL STATEMENTS
                     DECEMBER 31, 1995 AND AUGUST 28, 1996


1. Organization and Nature of Business


     The DBS Operations of NRTC System No. 1025 (the "System") is an unincorporated division of Teg DBS Services, Inc. ("Teg"), a Nevada corporation, which began operations March 10, 1995. The System operates the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural markets in New Mexico. The accompanying financial statements present the financial position and excess of expenses over revenues of the System.

     Teg obtained the rights to distribute DIRECTV Services in the System's territory pursuant to an agreement (the "NRTC Member Agreement") with the National Rural Telecommunications Cooperative ("NRTC"). Under the provisions of the NRTC Member Agreement, Teg has the exclusive right to provide DIRECTV Services within certain rural territories in New Mexico.

     In June 1996, Teg entered into an asset purchase agreement (the "Agreement") with Digital Television Services of New Mexico, LLC ("DTS New Mexico"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC (a Delaware limited liability company). The Agreement provides that DTS New Mexico will purchase Teg's NRTC Member Agreement and other assets used in connection with the System's business, as defined in the Agreement, and will assume certain liabilities of the System, as defined in the Agreement, for a purchase price which is subject to an adjustment for working capital at the date of closing of the Agreement. The closing date of the Agreement was August 28, 1996.

2. Summary of Significant Accounting Policies

Presentation


     The System is not a separate subsidiary of Teg nor has it been operated as a separate division of Teg. The financial statements of the System have been derived from the records of Teg and have been prepared to present its financial position, excess of expenses over revenues and changes in accumulated deficit, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the System from Teg. The costs and expenses have been allocated to the system based on actual amounts relative to DBS services or percentages as determined by management through an analysis of DBS activity in the applicable accounts. The System's management believes that the methodology used is reasonable. Such allocated expenses may not be indicative of what such expenses would have been had the System been operated as a separate entity.


Revenue Recognition


     The System earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the System and is recognized upon delivery of the equipment. Installation revenue is recognized when the equipment is installed and represents the amounts paid by customers to the System.


Cost of Revenues


     Cost of revenues includes the cost associated with providing DIRECTV Services to the System's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

2. Summary of Significant Accounting Policies -- (Continued)

NRTC [Note 6]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the System plus the costs to install the equipment.


Inventories

     The System maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Property and Equipment

     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, ranging from five to six years. Depreciation expense for the period from March 10, 1995 (inception) through December 31, 1995 and for the period from January 1, 1996 through August 28, 1996 was $931 and $1,330, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the statements of assets and liabilities and accumulated deficit and any gain or loss is reflected in earnings.


Contract Rights and Other Assets

     Contract rights and other assets consist of the following at December 31, 1995 and August 28, 1996:




                                      1995             1996
                                   --------------   --------------
Contract rights  ...............    $2,873,006       $2,873,006
Accumulated amortization  ......      (263,358)        (550,658)
                                    ----------       ----------
                                     2,609,648        2,322,348
Other   ........................            --            4,265
                                    ----------       ----------
                                    $2,609,648       $2,326,613
                                    ==========       ==========

     Contract Rights: Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of expenses over revenues and changes in accumulated deficit, for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996 was $263,358 and $287,300, respectively.


Income Taxes

     Teg, and thus the System, is a taxable entity for federal and state income tax purposes. No benefit or deferred tax assets have been recorded for the System as of December 31, 1995 or August 28, 1996 or for the periods then ended, as the realization of deferred tax assets associated with net operating loss carryforwards is dependent upon generating sufficient taxable income prior to their expiration, and management believes that there is a risk that these net operating loss carryforwards may expire unused.


Cash and Cash Equivalents

     The System considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

2. Summary of Significant Accounting Policies -- (Continued)

Concentration of Credit Risk


     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at August 28, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets


     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying statements of assets and liabilities and accumulated deficit are appropriately valued.


Use of Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3. Related-Party Transactions

     Certain administrative services are performed by Teg on behalf of the System on the accompanying statements of expenses over revenues and changes in accumulated deficit. Costs attributable to these support functions are included in general and administrative expenses. The costs allocated to the System were approximately $36,000 and $11,000 for the period from March 10, 1995 (inception) through December 31, 1995 and the period from January 1, 1996 through August 28, 1996, respectively. Such allocations do not necessarily represent actual and/or ongoing expenses of the System.

     Teg either advances funds to or borrows funds from the System. Included in the accompanying statements of assets and liabilities and accumulated deficit is a net payable to Teg representing amounts due for the initial purchase of contract rights and net operating activities as funded by Teg.


4. Note Payable

     In connection with Teg's acquisition of the NRTC Member Agreement, Teg entered into a promissory note dated April 1, 1995 payable to Multimedia Development Corporation in the amount of $1,600,000, of which $800,000 was due on April 1, 1996 with the balance due on April 1, 1997. The note bears interest at 11% per annum, payable monthly. This note was repaid subsequent to August 28, 1996 in connection with the Agreement (Note 1) and, therefore, is classified as current at August 28, 1996 in the accompanying statements of assets and liabilities and accumulated deficit.


5. Commitments and Contingencies

     As part of the NRTC Member Agreements, the System is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the System's Rural DirecTv Market, or up to 2,945 subscribers) and the requirements of certain

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

5. Commitments and Contingencies  -- (Continued)

programming agreements between DirecTv and providers of programming, beginning in the fourth year of operation of the NRTC Member Agreement if the System fails to obtain such minimum number of subscribers prior to such time. The System had achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fees.


6. Reliance on DirecTV and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the System for these services on a monthly basis. These fees are recorded as service fees on the accompanying statements of expenses over revenues and changes in accumulated deficit. The NRTC also sells DSS(R) equipment to its members.

     Because the System is, through the NRTC, a distributor of DIRECTV Services, the System would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the System would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the System would be required to acquire the services from other sources. There can be no assurance that the cost to the System to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The System would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the System would no longer have the right to provide DIRECTV Services. There can be no assurance that the System would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the System will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While management believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the System's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the System from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the System could acquire the services.

     The System's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the System's DBS business.

     DirecTv, and therefore the System, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

                    DBS OPERATIONS OF NRTC SYSTEM NO. 1025

6. Reliance on DirecTV and the NRTC and Other Matters  -- (Continued)

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
Satellite Television Services, Inc.
Plainfield, Indiana

     We have audited the accompanying balance sheets of Satellite Television Services, Inc. (a wholly-owned subsidiary of Clay County Rural Telephone Cooperative, Inc.) as of September 30, 1996 and 1997, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Satellite Television Services, Inc. as of September 30, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP


Indianapolis, Indiana
November 10, 1997

                      SATELLITE TELEVISION SERVICES, INC.

                                BALANCE SHEETS




                                                                                      September 30,
                                                                              ------------------------------
                                                                                  1996            1997
                                                                              --------------   -------------
                                        ASSETS
CURRENT ASSETS:
 Cash and cash equivalents.   .............................................    $  457,109       $  308,903
 Certificates of deposit.  ................................................                        304,325
 Trade accounts receivable, net  ..........................................       403,610          374,495
 Refundable income taxes.  ................................................                        236,031
 Inventory. ...............................................................        16,278           34,160
 Deferred promotional costs   .............................................        60,320          211,825
                                                                               ----------       ----------
   Total current assets ...................................................       937,317        1,469,739
                                                                               ----------       ----------
PROPERTY AND EQUIPMENT:
 Furniture and fixtures ...................................................        13,617           16,540
 Computers and equipment.  ................................................        12,068           20,623
 Vehicles   ...............................................................        54,148           54,148
 Leasehold improvements ...................................................                         52,000
                                                                               ----------       ----------
                                                                                   79,833          143,311
 Less accumulated depreciation.  ..........................................       (24,145)         (37,056)
                                                                               ----------       ----------
                                                                                   55,688          106,255
                                                                               ----------       ----------
OTHER ASSETS:
 Contract rights (net of accumulated amortization of $354,358 and $496,107,
   respectively). .........................................................     1,041,561          899,812
 Deferred taxes   .........................................................        76,613          108,415
 NRTC patronage capital ...................................................        52,756           90,943
                                                                               ----------       ----------
   Total other assets   ...................................................     1,170,930        1,099,170
                                                                               ----------       ----------
                                                                               $2,163,935       $2,675,164
                                                                               ==========       ==========

                               LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable and accrued liabilities .................................    $  441,631       $  689,347
 Unearned revenue .........................................................       307,026          511,043
                                                                               ----------       ----------
   Total current liabilities. .............................................       748,657        1,200,390
                                                                               ----------       ----------
SHAREHOLDER'S EQUITY:
 Common stock -- without par value; 1,000 shares authorized, issued and
   outstanding.   .........................................................     1,480,056        1,280,056
 Retained earnings (deficit). .............................................       (64,778)         194,718
                                                                               ----------       ----------
   Total shareholder's equity .............................................     1,415,278        1,474,774
                                                                               ----------       ----------
                                                                               $2,163,935       $2,675,164
                                                                               ==========       ==========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                           STATEMENTS OF CASH FLOWS




                                                                              Years Ended September 30,
                                                                    ----------------------------------------------
                                                                       1995             1996            1997
                                                                    --------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)  .............................................    $  (36,734)      $  180,517      $  259,496
 Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Provision for deferred tax   .................................       (23,554)          29,008         (31,802)
   Depreciation and amortization   ..............................       150,660          154,956         155,835
   NRTC patronage capital declared ..............................       (17,744)         (47,515)        (54,553)
   Changes in operating assets and liabilities:
    Trade accounts receivable, net ..............................      (258,374)        (119,989)         29,115
    Inventory ...................................................      (125,683)         170,744         (17,882)
    Deferred promotional costs  .................................                        (60,320)       (151,505)
    Accounts payable and accrued liabilities   ..................       247,935           47,062         320,535
    Income taxes payable or receivable   ........................        16,343           55,264        (308,850)
    Unearned revenue   ..........................................       107,294          177,157         204,017
                                                                     ----------       ----------      ----------
      Net cash provided by operating activities   ...............        60,143          586,884         404,406
                                                                     ----------       ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of certificates of deposit  ...........................                                       (304,325)
 Purchase of property and equipment   ...........................       (23,533)         (23,717)        (64,653)
 Receipt of patronage capital   .................................         3,000            9,503          16,366
 Refund of contract rights   ....................................                         21,527
                                                                     ----------       ----------      ----------
      Net cash provided by (used in) investing activities  ......       (20,533)           7,313        (352,612)
                                                                     ----------       ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings under line of credit  ...........................       156,495         (298,901)
 Note repayments to related party  ..............................       (75,000)         (91,444)
 Return of capital  .............................................                        (21,527)       (200,000)
                                                                     ----------       ----------      ----------
      Net cash provided by (used in) financing activities  ......        81,495         (411,872)       (200,000)
                                                                     ----------       ----------      ----------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS  ..........................................       121,105          182,325        (148,206)
CASH AND CASH EQUIVALENTS:
 BEGINNING OF YEAR  .............................................       153,679          274,784         457,109
                                                                     ----------       ----------      ----------
 END OF YEAR  ...................................................    $  274,784       $  457,109      $  308,903
                                                                     ==========       ==========      ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for income taxes  ....................................    $    4,350       $   63,750      $  588,020
                                                                     ==========       ==========      ==========
 Cash paid for interest   .......................................    $   17,820       $   42,282      $       --
                                                                     ==========       ==========      ==========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                           STATEMENTS OF OPERATIONS




                                                         Years Ended September 30,
                                              ------------------------------------------------
                                                 1995             1996             1997
                                              --------------   --------------   --------------
REVENUE:
 Programming revenue  .....................    $1,136,436       $2,697,404       $4,677,992
 Equipment and installation revenue  ......       499,605          337,073          262,764
                                               ----------       ----------       ----------
   Total revenue   ........................     1,636,041        3,034,477        4,940,756
                                               ----------       ----------       ----------
COST OF REVENUE:
 Programming expense  .....................       527,629        1,296,294        2,161,935
 Cost of equipment and installation  ......       457,663          349,272          476,320
 Service fees   ...........................       172,737          476,208          903,211
                                               ----------       ----------       ----------
   Total cost of revenue ..................     1,158,029        2,121,774        3,541,466
                                               ----------       ----------       ----------
GROSS PROFIT ..............................       478,012          912,703        1,399,290
                                               ----------       ----------       ----------
OPERATING EXPENSES:
 Promotional ..............................                                         330,270
 General and administrative ...............       388,969          498,019          566,411
 Depreciation and amortization ............       150,660          154,956          155,835
                                               ----------       ----------       ----------
   Total operating expenses ...............       539,629          652,975        1,052,516
                                               ----------       ----------       ----------
OPERATING INCOME (LOSS)  ..................       (61,617)         259,728          346,774
                                               ----------       ----------       ----------
OTHER INCOME (EXPENSE):
 Interest expense  ........................       (25,141)         (27,593)
 Other income   ...........................        26,846           62,024           71,347
                                               ----------       ----------       ----------
                                                    1,705           34,431           71,347
                                               ----------       ----------       ----------
INCOME (LOSS) BEFORE INCOME TAXES .........       (59,912)         294,159          418,121
INCOME TAXES ..............................        23,178         (113,642)        (158,625)
                                               ----------       ----------       ----------
NET INCOME (LOSS)  ........................    $  (36,734)      $  180,517       $  259,496
                                               ==========       ==========       ==========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                       STATEMENTS OF SHAREHOLDER'S EQUITY



                                                  Common          Retained           Total
                                                --------------   --------------   ---------------
October 1, 1994   ...........................                     $ (208,561)      $  (208,561)
Conversion of debt to equity (Note 1)  ......    $1,501,583                          1,501,583
Net loss ....................................                        (36,734)          (36,734)
                                                 ----------       ----------       -----------
September 30, 1995   ........................     1,501,583         (245,295)        1,256,288
Net income  .................................                        180,517           180,517
Return of capital ...........................       (21,527)                           (21,527)
                                                 ----------       ----------       -----------
September 30, 1996   ........................     1,480,056          (64,778)        1,415,278
Net income  .................................                        259,496           259,496
Return of capital ...........................      (200,000)                          (200,000)
                                                 ----------       ----------       -----------
September 30, 1997   ........................    $1,280,056       $  194,718       $ 1,474,774
                                                 ==========       ==========       ===========

                       See notes to financial statements.

                      SATELLITE TELEVISION SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. Organization and Summary of Significant Accounting Policies


     Satellite Television Services, Inc. ("STS" or the "Company") was incorporated under the laws of the State of Indiana in February 1993, and is a wholly-owned subsidiary of Clay County Rural Telephone Cooperative, Inc. ("CCRTC"). STS was formed to acquire and operate the exclusive rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv") in certain rural counties of Indiana. Effective October 1, 1994, CCRTC converted to equity certain of its outstanding notes receivable, including accrued interest, from STS.


     STS obtained the rights to distribute DIRECTV Services in its territories pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative, Inc. (the "NRTC"). Under the provisions of the NRTC Member Agreements the Company has the exclusive right to provide DIRECTV Services within its territories in the State of Indiana.


     In October 1997, CCRTC entered into an asset purchase agreement (the "Agreement") with Digital Television Services of Indiana, LLC ("DTS Indiana"), a subsidiary of DTS Management, LLC ("DTS"). DTS is a subsidiary of Digital Television Services, LLC. The agreement provides that DTS Indiana will purchase STS's NRTC Member Agreements and other assets used in connection with STS's business, as defined in the Agreement, and will assume certain liabilities of STS, as defined in the Agreement. The purchase price is subject to an adjustment for working capital at the date of closing which is anticipated to occur in December 1997.


2. Summary of Significant Accounting Policies


     Use of estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Revenue recognition -- The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis, including premium programming, is billed in advance and is recorded as unearned revenue. All programming revenue is recognized as service is provided.


     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales are recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed.


     Cost of revenue -- Cost of revenue includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC (Note 5)); monthly subscriber maintenance fees charged by DirecTv and the NRTC, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; costs of equipment and installation; and certain subscriber operating costs. Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.


     Inventories -- The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on an average cost basis.


     Deferred promotional costs -- Deferred promotional costs consist of costs related to a subscriber rebate program sponsored by DirecTv. Under the program, new subscribers who agree to prepay for one year of programming service receive a credit which can be applied toward the one year's programming subscription.

                      SATELLITE TELEVISION SERVICES, INC.

2. Summary of Significant Accounting Policies  -- (Continued)

     Subscribers under this program may choose to net the credit on their first bill or pay the full amount and receive a refund from the Company for their credit. In each case the Company defers the cost of this credit and amortizes it over the one-year contract period. In addition, as a part of this program, the Company receives $1 per month for up to five years from the NRTC for each subscriber whose account remains active.

     Property and equipment -- Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment is provided using the straight-line method over the estimated useful lives (five years) of the respective assets. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings. Depreciation expense of approximately $5,000, $13,000 and $14,000 was recorded in fiscal 1995, 1996, and 1997, respectively.

     Contract rights -- Contract rights represent the cost of acquiring rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense totalled approximately $142,000 during 1995, 1996, and 1997.

     NRTC patronage capital -- The Company is a member of the NRTC. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of the excess of its revenues over expenses each year. Of the total patronage dividend, 15% to 30% is paid in cash and the remaining 70% to 85% is distributed in the form of noncash patronage capital, which may be redeemed in cash, but only at the discretion of the NRTC. The total allocation is recorded as other income when allocated.

     Cash and cash equivalents -- The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.

     Certificates of deposit -- The Company has three $100,000 certificates of deposit at September 30, 1997 which are due January 25, April 25, and July 11, 1998 and bear interest at 4.76%, 5.5%, and 5.2%, respectively.

     Income taxes -- Deferred income tax assets and liabilities are computed based on differences between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Deferred income tax expense or benefit is based on the change in deferred tax assets and liabilities from period to period, subject to an ongoing assessment of realization of deferred tax assets.

     Concentration of credit risk -- Concentration of credit risk with respect to trade accounts receivable is due to the geographic proximity of the Company's subscribers.

     Long-Lived Assets -- Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

     Commitments and contingencies -- As part of the NRTC Member Agreements, the Company is required to pay certain programming fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households in the Company's Rural DirecTv Market, or up to 5,885 subscribers) and the requirements of certain programming agreements between DirecTv and providers of programming,

                      SATELLITE TELEVISION SERVICES, INC.

2. Summary of Significant Accounting Policies  -- (Continued)

beginning in the fourth year of operation of the NRTC Member Agreement if the Company fails to obtain such minimum number of subscribers prior to such time. The Company has achieved the minimum subscriber requirement as of September 30, 1997 and is therefore not required to pay such fees.

3. Income Taxes

     The tax provision for the year ended September 30 consists of the following:

                                                 1995           1996         1997
                                               ------------   ----------   ------------
Current:
 Federal.  .................................                  $ 75,096      $ 166,224
 State. ....................................    $     376        9,538         24,203
                                                ---------     --------      ---------
Total current provision.  ..................          376       84,634        190,427
Deferred   .................................      (23,554)      29,008        (31,802)
                                                ---------     --------      ---------
Total income tax provision (benefit)  ......    $ (23,178)    $113,642      $ 158,625
                                                =========     ========      =========

     The difference between the income tax provision computed at the federal statutory rate and the reported tax provision is comprised primarily of state income taxes.

     Deferred taxes at September 30 are comprised of the following:


                                         1996           1997
                                        -----------   ------------
Deferred tax assets:
 Service rights amortization.  ......    $ 73,707      $107,726
 Other.   ...........................       5,145         2,572
                                         --------      --------
   Total deferred tax assets.  ......      78,852       110,298
Deferred tax liabilities ............      (2,239)       (1,883)
                                         --------      --------
Net deferred tax assets. ............    $ 76,613      $108,415
                                         ========      ========

4. Reliance on DirecTv and the NRTC and Other Matters

     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statements of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized

                      SATELLITE TELEVISION SERVICES, INC.

4. Reliance on DirecTv and the NRTC and Other Matters  -- (Continued)

remittance processing services. If the NRTC is unable to provide these services for whatever reasons, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.

     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and have different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.

     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment, without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Ocmulgee Communications, Inc.:

     We have audited the accompanying balance sheet of OCMULGEE COMMUNICATIONS, INC. (a Georgia corporation) as of December 31, 1996 and the related statement of operations, changes in stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocmulgee Communications, Inc. as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  ARTHUR ANDERSEN LLP



Atlanta, Georgia
December 11, 1997

                         OCMULGEE COMMUNICATIONS, INC.

                                BALANCE SHEETS
                   DECEMBER 31, 1996 AND SEPTEMBER 30, 1997




                                                                                    December 31,     September 30,
                                                                                        1996             1997
                                                                                    --------------   --------------
                                                                                                      (Unaudited)
                                       ASSETS
CURRENT ASSETS:
 Cash and cash equivalents.   ...................................................    $  110,729       $  124,411
 Trade accounts receivable, net of allowance for doubtful accounts of $9,504 and
   $5,841 at December 31, 1996 and September 30, 1997, respectively. ............       179,779          160,228
 Due from related parties  ......................................................         2,026               --
 Inventory. .....................................................................        19,178           22,152
                                                                                     ----------       ----------
   Total current assets .........................................................       311,712          306,791
                                                                                     ----------       ----------
PROPERTY AND EQUIPMENT, at cost:
 Land ...........................................................................        38,450           38,450
 Building and improvements.   ...................................................       128,787          128,787
 Equipment. .....................................................................        51,766           60,220
 Furniture and fixtures .........................................................        11,413           11,413
                                                                                     ----------       ----------
                                                                                        230,416          238,870
                                                                                     ----------       ----------
 Less accumulated depreciation.  ................................................       (43,487)         (56,309)
                                                                                     ----------       ----------
                                                                                        186,929          182,561
                                                                                     ----------       ----------
CONTRACT RIGHTS AND OTHER ASSETS, NET (Note 3)  .................................       474,164          453,434
                                                                                     ----------       ----------
                                                                                     $  972,805       $  942,786
                                                                                     ==========       ==========
                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Current maturities of long-term debt  ..........................................    $  536,551       $  781,745
 Notes payable to related parties (Note 5).  ....................................       318,003          316,207
 Accounts payable ...............................................................         8,649            4,469
 Accrued liabilities.   .........................................................       193,870          107,073
 Unearned revenue ...............................................................       192,463          140,502
 Advance payments ...............................................................        21,442           22,368
                                                                                     ----------       ----------
   Total current liabilities. ...................................................     1,270,978        1,372,364
                                                                                     ----------       ----------
LONG-TERM DEBT, less current maturities (Note 6)   ..............................       308,542            3,337
                                                                                     ----------       ----------
OTHER LIABILITIES.   ............................................................       140,448          152,783
                                                                                     ----------       ----------
COMMITMENTS AND CONTINGENCIES (Notes 4 and 9)
STOCKHOLDERS' DEFICIT:
 Common stock, no par value, 10,000 shares authorized, 10,000 shares issued and
   outstanding at December 31, 1996 and September 30, 1997  .....................            --               --
 Additional paid-in capital   ...................................................       124,787          111,840
 Accumulated deficit.   .........................................................      (871,950)        (697,538)
                                                                                     ----------       ----------
   Total stockholders' deficit.  ................................................      (747,163)        (585,698)
                                                                                     ----------       ----------
                                                                                     $  972,805       $  942,786
                                                                                     ==========       ==========

      The accompanying notes are an integral part of these balance sheets.

                         OCMULGEE COMMUNICATIONS, INC.

                           STATEMENTS OF OPERATIONS
                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND
         THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)




                                                 Year Ended            Nine Months Ended
                                                December 31,              September 30
                                                --------------   ------------------------------
                                                    1996            1996            1997
                                                --------------   -------------   --------------
                                                                           (Unaudited)
REVENUE:
 Programming revenue.   .....................    $1,370,555      $ 975,665        $1,432,951
 Equipment and installation revenue .........       250,191        193,985           181,277
                                                 ----------      ---------        ----------
   Total revenue. ...........................     1,620,746      1,169,650         1,614,228
                                                 ----------      ---------        ----------
COST OF REVENUE:
 Programming expense and service fees  ......       841,967        576,812           731,020
 Cost of equipment and installation .........       186,601        146,340           239,500
 Royalties. .................................       162,461        107,778            97,573
                                                 ----------      ---------        ----------
   Total cost of revenue.  ..................     1,191,029        830,930         1,068,093
                                                 ----------      ---------        ----------
GROSS PROFIT.  ..............................       429,717        338,720           546,135
                                                 ----------      ---------        ----------
OPERATING EXPENSES:
 Sales and marketing.   .....................       126,164        103,640            38,915
 General and administrative   ...............       271,480        184,162           211,210
 Depreciation and amortization.  ............        67,768         56,835            50,756
                                                 ----------      ---------        ----------
   Total operating expenses   ...............       465,412        344,637           300,881
                                                 ----------      ---------        ----------
OPERATING (LOSS) INCOME .....................       (35,695)        (5,917)          245,254
OTHER (INCOME) EXPENSE:
 Interest expense ...........................       103,488         66,910            75,567
 Other income  ..............................       (59,899)       (27,843)           (4,725)
                                                 ----------      ---------        ----------
                                                     43,589         39,067            70,842
                                                 ----------      ---------        ----------
NET (LOSS) INCOME ...........................    $  (79,284)     $ (44,984)       $  174,412
                                                 ==========      =========        ==========

        The accompanying notes are an integral part of these statements.

                         OCMULGEE COMMUNICATIONS, INC.

                STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                   FOR THE YEAR ENDED DECEMBER 31, 1996 AND
             THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)




                                                                 Additional
                                              Common Stock
                                           -------------------    Paid-In      Accumulated
                                           Shares     Amount      Capital        Deficit           Total
                                           --------   --------   -----------   ---------------   --------------
BALANCE, DECEMBER 31, 1995  ............    10,000      $--      $124,787       $  (792,666)      $ (667,879)
 Net loss.   ...........................        --       --            --           (79,284)         (79,284)
                                            ------      ------   --------       -----------       ----------
BALANCE, DECEMBER 31, 1996  ............    10,000       --       124,787          (871,950)        (747,163)
 Net income (unaudited). ...............        --       --            --           174,412          174,412
 Capital withdrawal (unaudited).  ......        --       --       (12,947)               --          (12,947)
                                            ------      ------   --------       -----------       ----------
BALANCE, DECEMBER 31, 1997
 (UNAUDITED) ...........................    10,000      $--      $111,840       $  (697,538)      $ (585,698)
                                            ======      ======   ========       ===========       ==========

        The accompanying notes are an integral part of these statements.

                         OCMULGEE COMMUNICATIONS, INC.

                           STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
         THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (UNAUDITED)




                                                          Year Ended            Nine Months Ended
                                                         December 31,             September 30,
                                                             1996            1996             1997
                                                         --------------   --------------   -------------
                                                          (Unaudited)              (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income.  .................................    $  (79,284)      $  (44,984)      $  174,412
 Adjustments to reconcile net (loss) income to net
   cash provided by operating activities:
   Loss on sale of fixed assets  .....................           547              547               --
   Depreciation and amortization.   ..................        67,768           56,835           50,756
   Amortization of deferred credit. ..................        (6,491)          (4,869)          (4,869)
   Changes in operating assets and liabilities:
    Accounts receivable, net  ........................       (51,751)         (46,618)          21,577
    Inventory. .......................................        39,513           39,061           (2,974)
    Accounts payable .................................       (43,895)         (41,029)          (4,180)
    Accrued liabilities.   ...........................        34,874           (5,937)         (86,797)
    Unearned revenue .................................       123,025           74,364          (51,961)
    Advance payments .................................         8,825            9,159              926
                                                          ----------       ----------       ----------
 Total adjustments.  .................................       172,415           81,513          (77,522)
                                                          ----------       ----------       ----------
 Net cash provided by operating activities.  .........        93,131           36,529           96,890
                                                          ----------       ----------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.  ...............            --               --           (8,454)
 Proceeds from sale of property and equipment.  ......         6,699            6,699               --
                                                          ----------       ----------       ----------
 Net cash provided by (used in) investing activities           6,699            6,699           (8,454)
                                                          ----------       ----------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of notes payable. ............        35,657           35,657          397,841
 Repayments of notes payable. ........................      (157,523)        (137,980)        (459,648)
 Capital withdrawal  .................................            --               --          (12,947)
                                                          ----------       ----------       ----------
 Net cash used in financing activities.   ............      (121,866)        (102,323)         (74,754)
                                                          ----------       ----------       ----------
NET CHANGE IN CASH AND CASH
 EQUIVALENTS   .......................................       (22,036)         (59,095)          13,682
CASH AND CASH EQUIVALENTS,
 at beginning of period ..............................       132,765          132,765          110,729
                                                          ----------       ----------       ----------
CASH AND CASH EQUIVALENTS,
 at end of period ....................................    $  110,729       $   73,670       $  124,411
                                                          ==========       ==========       ==========
SUPPLEMENTAL NONCASH FINANCING
 ACTIVITY:
 NRTC patronage capital declared.   ..................    $   48,919       $   48,919       $   17,204
                                                          ==========       ==========       ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid for interest ..............................    $  106,343       $   73,126       $   82,572
                                                          ==========       ==========       ==========

        The accompanying notes are an integral part of these statements.

                         OCMULGEE COMMUNICATIONS, INC.

                NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 1996
 (INFORMATION AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 1997 IS UNAUDITED)


1. Organization and Nature of Business

     Ocmulgee Communications, Inc. (the "Company") is an S corporation organized in Georgia. The Company was formed on February 5, 1993 to acquire and operate the rights to distribute direct broadcast satellite ("DBS") services ("DIRECTV Services") offered by DirecTv, Inc. ("DirecTv").

     The Company obtained the rights to distribute DIRECTV Services in 11 rural markets in Georgia pursuant to agreements (the "NRTC Member Agreements") with the National Rural Telecommunications Cooperative ("NRTC") in exchange for approximately $500,000 (Note 3). The Company also obtained the rights to distribute DIRECTV Services in 16 additional rural markets in Georgia and Florida pursuant to the management agreements (the "Management Agreements") with various investors (the "Sub-Investors") who had purchased the rights from the NRTC (Note 10).

     In October 1997, the Company entered into an asset purchase agreement (the "Agreement") with Digital Television Services, LLC ("DTS") or its affiliate. The Agreement provides that DTS will purchase the Company's NRTC Member Agreements and other assets used in connection with the Company's business, as defined in the Agreement, and will assume certain liabilities of the Company, as defined in the Agreement. The purchase price is subject to an adjustment based on the number of subscribers and working capital at the date of closing of the Agreement (Note 11).

2. Summary of Significant Accounting Policies


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Revenue Recognition

     The Company earns programming revenue by providing DIRECTV Services to its subscribers. Programming revenue includes DIRECTV Services purchased by subscribers in monthly, quarterly, or annual subscriptions; additional premium programming available on an a la carte basis; sports programming available under monthly, annual, or seasonal subscriptions; and movies and events programming, including premium programming, available on a pay-per-view basis. Programming purchased on a monthly, quarterly, annual, or seasonal basis is billed in advance and is recorded as unearned revenue. All programming revenue is recognized when earned.

     Equipment and installation revenue primarily consists of the sale of DSS(R) equipment and accessories and related installation charges. Equipment sales revenue represents the amounts paid by customers to the Company and is recognized upon delivery of the equipment to the customer. Installation revenue is recognized when the equipment is installed and represents the amounts paid by the customers to the Company for such services.


Cost of Revenue

     Cost of revenue includes the cost associated with providing DIRECTV Services to the Company's subscribers. These costs include the direct wholesale cost of purchasing related programming from DirecTv (through the NRTC [Note 9]); monthly subscriber maintenance fees charged by DirecTv, such as security fees, ground service fees, system authorization fees, and fees for subscriber billings; cost of equipment sold; and certain subscriber operating costs. These costs also include amounts paid to the Sub-Investors in accordance with the Management Agreements (Note 10). Cost of equipment and installation represents the actual cost of the equipment to the Company plus the costs to install the equipment.

                         OCMULGEE COMMUNICATIONS, INC.

2. Summary of Significant Accounting Policies  -- (Continued)

Cash and Cash Equivalents


     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amount approximates fair value due to the relatively short period to maturity of these instruments.


Inventories


     The Company maintains inventories consisting of DSS(R) equipment and related accessories. Inventory is valued at the lower of cost or market, generally on a specific identification basis.


Property and Equipment


     Property and equipment are stated at cost. Major property additions, replacements, and betterments are capitalized, while maintenance and repairs which do not extend the useful lives of these assets are expensed currently. Depreciation for property and equipment and leased equipment is provided using the straight-line method over the estimated useful lives of the respective assets ranging from 7 to 31 years for buildings and improvements, 5 to 7 years for equipment, and 7 years for furniture and fixtures. Depreciation expense for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 was $17,189, $18,901, and $12,822, respectively. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet and any gain or loss is reflected in earnings.


Accrued Liabilities


     Accrued liabilities consist of the following at December 31, 1996 and September 30, 1997:



                                        1996         1997
                                      ----------   ---------
Accrued programming expense  ......   $149,258      $ 77,041
Other   ...........................     44,612        30,032
                                      --------      --------
                                      $193,870      $107,073
                                      ========      ========

Income Taxes


     The Company files its tax return as an S corporation for federal and state income tax purposes. All taxable income or loss of an S corporation is allocable to the stockholders of the Company in proportion to their respective ownership interests and is included in their individual income tax returns. Accordingly, no provision for income taxes is included in the accompanying financial statements.


Concentration of Credit Risk


     Concentration of credit risk with respect to accounts receivable is limited due to the large number of subscribers. As a result, at December 31, 1996, management does not believe any significant concentration of credit risk exists.


Long-Lived Assets


     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events or changes in circumstances occur related to long-lived assets, management estimates the future cash flows expected to result from the use of the

                         OCMULGEE COMMUNICATIONS, INC.

2. Summary of Significant Accounting Policies  -- (Continued)

asset and its eventual disposition. Having found no instances whereby the sum of expected future cash flows (undiscounted and without interest charges) was less than the carrying amount of the asset and thus requiring the recognition of an impairment loss, management believes that the long-lived assets in the accompanying balance sheet are appropriately valued.

3. Contract Rights and Other Assets, Net

     Contract rights and other assets consist of the following at December 31, 1996 and September 30, 1997:



                                   December 31,     September 30,
                                       1996             1997
                                   --------------   --------------
Contract rights  ...............    $  505,785       $  505,785
Accumulated amortization  ......      (126,446)        (164,380)
                                    ----------       ----------
                                       379,339          341,405
NRTC patronage capital .........        94,825          112,029
                                    ----------       ----------
                                    $  474,164       $  453,434
                                    ==========       ==========

NRTC Patronage Capital

     The Company is an affiliate of the NRTC. While affiliates have no vote, they do have an interest in the NRTC in proportion to their prior patronage. NRTC patronage capital represents the noncash portion of NRTC patronage income. Under its bylaws, the NRTC declares a patronage dividend of its excess of revenues over expenses each year. Of the total patronage dividend, 20% is paid in cash, is recognized as income when received, and is netted against programming expense in the accompanying statements of operations.

     The remaining 80% is distributed in the form of noncash patronage capital, which will be redeemed in cash only at the discretion of the NRTC. The Company includes noncash patronage capital as other assets, with an offsetting deferred patronage income amount included in other liabilities in the accompanying balance sheets. The patronage capital will be recognized as income when cash distributions are declared by the NRTC.


Contract Rights

     Contract rights represent the Company's cost of acquiring the exclusive rights to distribute DIRECTV Services. Contract rights are being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization expense, included in depreciation and amortization in the accompanying statements of operations, for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 was $50,579, $37,934, and $37,934,
respectively.

4. Commitments and Contingencies


Minimum Subscribers

     As part of the NRTC Member Agreements, the Company is required to pay certain fees based on a minimum number of subscribers (such minimum number of subscribers being equal to up to 5% of the households the Company's Rural DirecTv Market, or up to 2,009 subscribers) beginning in the fourth year of operation of the NRTC Member Agreement if the Company fails to obtain such minimum number of subscribers prior to such time. The Company has achieved the minimum subscriber requirement at December 31, 1996 and is therefore not required to pay such fee.


Litigation

     The Company is involved in certain litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

                         OCMULGEE COMMUNICATIONS, INC.

5. Notes Payable to Related Parties

     At December 31, 1996 and September 30, 1997, the Company had outstanding notes payable to certain shareholders and related parties. The outstanding notes payable to certain shareholders and related parties are due on demand and are subordinate to amounts outstanding under the notes payable due to banks (Note 6). The notes payable to certain shareholders and related parties outstanding as of December 31, 1996 and September 30, 1997 are as follows:



                                                                     1996         1997
                                                                   ----------   ---------
Note payable to a corporation related to certain shareholders, principal due December 1, 1997, bearing interest at the rate which a certain bank pays on certain certificates of deposit
 plus 1%, secured by the assets of the Company   ...............   $250,000      $250,000
Unsecured notes payable to the majority shareholder, due on
 demand, payable in monthly installments through December 1,
 2006, bearing interest at rates ranging from 7% to 7.6%  ......     51,300        50,504
Unsecured note payable to a minority shareholder, due on
 demand, interest payable monthly at 8.5%  .....................     16,703        15,703
                                                                   --------      --------
                                                                   $318,003      $316,207
                                                                   ========      ========

     During 1996, the Company received advances of $27,000 from a company related to a stockholder. The advance was repaid during 1996.

                         OCMULGEE COMMUNICATIONS, INC.

6. Debt


     The Company's long-term debt consists of the following as of December 31, 1996 and September 30, 1997:



                                                                        1996        1997
                                                                      ----------   ---------
Note payable to a bank, payable in monthly installments of
 $4,800, with final principal of $297,000 due February 10,
 1998, secured by all shares of the Company's common stock
 and certain personal property of the stockholders and related parties, guaranteed by certain stockholders and a related-party
 corporation, bearing interest at 8.51% ...........................   $430,621      $     --
Note payable to a bank, payable in monthly installments of
 $10,200, with final principal of $776,000 due April 10, 1998, secured by certain fixed assets of the Company, guaranteed by
 certain stockholders, bearing interest at 8.51% ..................         --       777,315
Notes payable to a bank, principal due May 14, 1997, secured by accounts receivable of the Company and certain personal prop-
 erty of the stockholders, bearing interest at prime plus 2%
 (10.5% at December 31, 1996)  ....................................    400,044            --
Notes payable to a bank, payable in monthly principal and inter-
 est installments of $750 through April 11, 1998 and August 11,
 1999, secured by certain fixed assets, bearing interest at rates
 ranging from 7.75% to 9%   .......................................     14,428         7,767
                                                                      --------      --------
                                                                       845,093       785,082
Less current maturities of long-term debt  ........................    536,551       781,745
                                                                      --------      --------
                                                                      $308,542      $  3,337
                                                                      ========      ========

     The aggregate maturities of long-term debt as of December 31, 1996 are as follows:


1997  ......................................................    $536,551
1998  ......................................................     307,230
1999  ......................................................       1,312
                                                                --------
                                                                $845,093
                                                                ========

7. Stockholders' Agreement


     On November 2, 1993, the stockholders executed a stockholders' agreement (the "Stockholder Agreement"). Unless terminated pursuant to the terms of the agreement, the Stockholder Agreement terminates on the death of the last survivor of the stockholders who are parties to the agreement. The Stockholder Agreement places certain restrictions on the transfer of the Company's common stock and provides an option for existing stockholders to acquire the shares proposed to be transferred by the stockholder.


8. Benefit Plan


     The Company's employees participate in a defined contribution retirement plan with certain employees of the majority stockholder. The Company contributes a discretionary amount to the plan. The contribution is allocated in the proportion that each participant's compensation bears to the total compensation of all participants. Employee contributions to the plan are not permitted.

                         OCMULGEE COMMUNICATIONS, INC.

9. Reliance on DirecTv and the NRTC and Other Matters


     The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. The NRTC bills the Company for these services on a monthly basis. These fees are recorded as service fees in the accompanying statements of operations. The NRTC also sells DSS(R) equipment to its members.

     Because the Company is, through the NRTC, a distributor of DIRECTV Services, the Company would be adversely affected by any material adverse changes in the assets, financial condition, programming, technological capabilities, or services of DirecTv or its parent corporation, Hughes Communication Galaxy, Inc. ("Hughes"), including DirecTv's failure to retain or renew its Federal Communication Commission ("FCC") licenses to transmit radio frequency signals from the orbital slots occupied by its satellites.

     The NRTC is a cooperative organization whose members are engaged in the distribution of telecommunications and other services in predominantly rural areas of the United States. Pursuant to an agreement between the NRTC and Hughes (the "Hughes Agreement") and the NRTC Member Agreements, participating NRTC members acquired the exclusive rights to provide DIRECTV Services to residential and commercial subscribers in certain rural DirecTv markets. In general, upon default by the NRTC under the Hughes Agreement, the Company would have the right to acquire DIRECTV Services directly from DirecTv. The NRTC has contracted with third parties to provide the NRTC members with certain services, including billing services and centralized remittance processing services. If the NRTC is unable to provide these services for whatever reason, the Company would be required to acquire the services from other sources. There can be no assurance that the cost to the Company to obtain these services elsewhere would not exceed the amounts currently payable to the NRTC.

     The Company would also be adversely affected by the termination of the NRTC Member Agreements by the NRTC prior to the expiration of their respective terms. If the NRTC Member Agreements are terminated by the NRTC, the Company would no longer have the right to provide DIRECTV Services. There can be no assurance that the Company would be able to obtain similar DBS services from other sources.

     Both the Hughes Agreement and the NRTC Member Agreements expire when Hughes removes its current satellites from their assigned orbital locations. Although, according to Hughes, the three DirecTv satellites have estimated orbital lives of approximately 15 years from their respective launches in December 1993 and 1994, there can be no assurance as to the longevity of the satellites and thus no assurance as to how long the Company will be able to continue to acquire DBS services pursuant to the NRTC Member Agreements.

     While the Company believes that it will have access to DIRECTV Services following the expiration of the current Hughes Agreement by virtue of the NRTC's right of first refusal in the Hughes Agreement and the Company's existing contractual and membership relationship with the NRTC, there can be no assurance that such services will be available to the Company from Hughes or the NRTC, and, if available, there can be no assurance with regard to the financial and other terms under which the Company could acquire the services.

     The Company's DBS business is a new business with a limited operating history. There are numerous risks associated with satellite transmission technology. There can be no assurance as to the longevity of the satellites or that loss, damage, or changes in the satellites will not occur and have a material adverse effect on DirecTv and the Company's DBS business.


     DirecTv, and therefore the Company, is dependent on third parties to provide high-quality programming that appeals to mass audiences. DirecTv's programming agreements have terms which expire on various dates and different renewal and cancellation provisions. There can be no assurance that any such agreements will be renewed or will not be canceled prior to expiration of their original terms.


     DBS operators, such as DirecTv, are free to set prices and serve subscribers according to their business judgment without rate of return and other regulation. However, DirecTv is subject to the regulatory jurisdiction of the FCC.

                         OCMULGEE COMMUNICATIONS, INC.

10. Management Agreements

     In 1993, the Company entered into the Management Agreements with the Sub-Investors. The length of the Management Agreements was for a period of one year, which was extended for additional periods as mutually agreed to by the parties. The Company manages the operation of the Sub-Investors markets pursuant to the Management Agreements. The Company is the authorized dealer of the NRTC with respect to the Sub-Investors' markets. Accordingly, all revenues generated and expenses incurred in the Company's management and operation of the Sub-Investors' markets are included in the accompanying statements of operations. Pursuant to the Management Agreements, the Sub-Investors are entitled to defined amounts of revenues generated in their respective markets. Amounts paid to the Sub-Investors are reflected as royalties in the accompanying statements of operations.

     Pursuant to the Management Agreements, the Sub-Investors contributed amounts equal to 10% of the cost (the "Deferred Credit") of their NRTC license to the Company. The Deferred Credit was paid by the Sub-Investors in order to offset the Company's costs in managing and operating the markets owned by the Sub-Investors. The Deferred Credit is being amortized over ten years, the estimated remaining useful life of the satellites operated by DirecTv which provide service under the related contracts. Amortization of the Deferred Credit, included as an offset to general and administrative expenses in the accompanying statements of operations, was $6,491, $4,869 and $4,869 for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997, respectively. The unamortized portion of the Deferred Credit included in other liabilities in the accompanying balance sheets at December 31, 1996 and September 30, 1997 was $45,623 and $40,754, respectively.

     The Sub-Investors retained the rights to the 16 rural markets in Georgia and Florida. Therefore, the contract rights for the markets have not been recorded in the accompanying balance sheets. The Company has the right of first refusal to purchase the license rights in the event the Sub-Investors decide to sell their rights in the markets. The Sub-Investors also retained the right to apply as a licensee directly to the NRTC at any time during the term of the Management Agreement and upon such acceptance and approval by the NRTC as a direct licensee, the Management Agreement may be cancelled upon 30 days notice. Any remaining unamortized portion of the Deferred Credit would be recorded as income as the Company is not required to remit these amounts to the Sub-Investors.

11. Subsequent Events


Refinancing of Debt

     On April 10, 1997, the Company entered into an amended credit agreement with a bank allowing the Company to consolidate existing debt. Amounts outstanding under the amended credit agreement bear interest at 8.51% and mature on April 10, 1998. The note is collateralized by certain property of the Company and is guaranteed by certain shareholders of the Company.


Letter of Intent

     On October 22, 1997, the Company entered into the Agreement with DTS, which was subsequently amended by an amendment dated November 14, 1997 by and among the Company and DTS. The Agreement provides that DTS will purchase the Company's NRTC Member Agreements and certain other assets used in connection with the Company's business, as defined in the Agreement, and will assume certain liabilities of the Company, as defined in the Agreement. The purchase price is subject to an adjustment based on the number of subscribers and working capital at the date of closing of the Agreement.

     The Agreement is contingent upon obtaining consents from Hughes and the NRTC and is contingent upon the negotiation of a definitive agreement.

     In connection with the Company's Agreement with DTS, the Company has entered into agreements with the Sub-Investors to transfer their rights in the 16 rural markets in Georgia and Florida to DTS in exchange for specified amounts.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

     Pro forma consolidated statements of operations and other data for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to (i) the Portland, Maine TV acquisition, which closed on January 29, 1996, and the Tallahassee, Florida TV acquisition, which closed on March 8, 1996, (ii) the acquisition of a Puerto Rico cable system, which closed on August 29, 1996,
(iii) the Completed DBS Acquisitions, (iv) the Pending DBS Acquisitions, (v) the sale of the New England cable systems, (vi) Pegasus' initial public offering of 3,000,000 shares of Class A Common Stock (the "Initial Public Offering"), which was consummated on October 8, 1996, and Pegasus' public offering of 100,000 shares of 12 3/4% Series A Cumulative Exchangeable Preferred Stock and warrants to purchase 193,600 shares of Class A Common Stock (the "Unit Offering"), which was consummated on January 27, 1997, (vii) the offering of $115.0 million aggregate principle amount of 9 5/8% Series A Senior Notes due 2005 (the "Senior Notes Offering"), and (viii) the DTS Acquisition, all as if such events had occurred at the beginning of each period.

     The pro forma condensed consolidated balance sheet as of September 30, 1997, gives effect to (i) the Completed DBS Acquisitions, (ii) the Pending DBS Acquisitions which are anticipated to occur in the first quarter of 1998, (iii) the New Credit Facility and the closing of an existing credit facility, (iv) the Senior Notes Offering and the use of proceeds thereof, and (v) the DTS Acquisition, as if such events had occurred on such date.

     The acquisitions are accounted for using the purchase method of accounting. The total costs of such acquisitions are allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The allocation of the purchase price included in the pro forma financial statements is preliminary. The Company does not expect that the final allocation of the purchase price will materially differ from the prelimianry allocation.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The pro forma consolidated financial information should be read in conjunction with the Notes to Pro Forma Consolidated Statements of Operations, as well as the financial statements and notes thereto of the acquisitions, included elsewhere in this report. The pro forma consolidated financial information is not necessarily indicative of the Company's future results of operations. There can be no assurance whether or when the Pending DBS Acqusitions or the DTS Acquisition will be consummated.

                       Pegasus Communications Corporation
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1997

                                                    Acquisitions
                                               ------------------------
                                                  Completed   Pending      Cable     New Credit
                                      Actual        DBS(a)     DBS(b)      Sale(c)   Facility(d)
                                     ----------  ----------  ----------  ----------  ----------
      ASSETS

Cash and cash equivalents              $34,211     ($9,616)   ($28,475)    $28,000     ($1,800)
Restricted cash                          1,181
Accounts receivable, net                10,577
Inventory                                  760
Prepaid expenses and other
 current assets                          4,129
Property and equipment, net             27,423                              (3,802)
Intangibles, net                       237,512      48,371      38,725      (2,047)      1,800
Other assets                             1,948
                                     ----------  ----------  ----------  ----------  ----------

          Total assets                $317,741      $38,755    $10,250     $22,151
                                     ==========  ==========  ==========  ==========  ==========

      LIABILITIES AND TOTAL EQUITY

Current liabilities                     $9,444
Accrued interest                         3,457
Current portion of long-term debt        4,895
Current portion of program rights
 payable                                   898
Long-term debt, net                     83,224     $ 5,219     $10,250
Pegasus' Senior Notes
DTS' Senior Subordinated Notes
PSH Credit Facility                     69,200      25,000
Program rights payable                   1,242
Other long term liabilities              1,389
Preferred Stock                        108,678
Minority Interest                        3,000
Class A Common Stock                        53           4
Class B Common Stock                        46
Additional paid in capital              57,017       8,532                 $22,151
Retained earnings                      (24,802)

                                     ----------  ----------  ----------  ----------  ----------

    Total liabilities and equity      $317,741     $38,755     $10,250     $22,151
                                     ==========  ==========  ==========  ==========  ==========

(a) To record 6 Completed DBS Acquisitions which occurred after September 30, 1997.

(b) To record 7 Pending DBS Acquisitions.

(c) To record the pending sale of the New England cable operations.

(d) To record costs in connection with the New Credit Facility.

(e) To record the proceeds from the Senior Notes Offering and the uses of such proceeds.

(f) To record the pending DTS Acquisition.



                                       Other(e)   Sub-total     DTS(f)     Pro Forma
                                      ---------------------   ---------   -----------
      ASSETS
Cash and cash equivalents              $14,750     $37,070      $2,804     $39,874
Restricted cash                                      1,181      36,544      37,725
Accounts receivable, net                            10,577         677      11,254
Inventory                                              760       1,101       1,861
Prepaid expenses and other
 current assets                                      4,129       1,892       6,021
Property and equipment, net                         23,621       2,102      25,723
Intangibles, net                         6,050     330,411     272,211     602,622
Other assets                                         1,948         279       2,227
                                      ---------   ---------   ---------   ---------

          Total assets                 $20,800    $409,697    $317,610    $727,307
                                      =========   =========   =========   =========

      LIABILITIES AND TOTAL EQUITY

Current liabilities                                 $9,444     $10,620     $20,064
Accrued interest                                     3,457       3,229       6,686
Current portion of long-term debt                    4,895       9,324      14,219
Current portion of program rights
 payable                                               898                     898
Long-term debt, net                                 98,693      24,419     123,112
Pegasus' Senior Notes                 $115,000     115,000                 115,000
DTS' Senior Subordinated Notes                                 152,877     152,877
PSH Credit Facility                    (94,200)
Program rights payable                               1,242                   1,242
Other long term liabilities                          1,389       1,036       2,425
Preferred Stock                                    108,678                 108,678
Minority Interest                                    3,000                   3,000
Class A Common Stock                                    57          55         112
Class B Common Stock                                    46                      46
Additional paid in capital                          87,700     116,050     203,750
Retained earnings                                  (24,802)                (24,802)

                                      ---------   ---------   ---------   ---------

    Total liabilities and equity       $20,800    $409,697    $317,610    $727,307
                                      =========   =========   =========   =========


                       Pegasus Communications Corporation
                 Pro Forma Consolidated Statement of Operations
                          Year Ended December 31, 1996


                                                                        Acquisitions
                                                 -------------------------------------------------------------
                                                                             DBS         DBS                   New England
Income Statement Data:                  Actual       TV(a)     Cable(b)   Completed(c) Pending(d) Adjustments  Cable Sale(e)
                                       --------------------------------------------------------------------------------------

Net Revenues:
     TV                                 $28,488        $651                                              $17(h)
     DBS                                  5,829                             $30,633      $6,329
     Cable                               13,496                  $4,056                                            ($7,463)
     Other                                  116
                                       --------------------------------------------------------------------------------------
       Total net revenues                47,929         651       4,056      30,633       6,329           17        (7,463)
                                       --------------------------------------------------------------------------------------

Location operating expenses:
     TV                                  18,726         537                                              (43)(i)
     DBS                                  4,958                              30,311       5,217       (7,837)(j)
     Cable                                7,192                   2,448                                 (249)(k)    (3,830)
     Other                                   28
Incentive compensation                      985                                                                       (136)
Corporate expenses                        1,429          33          88       1,458         187       (1,766)(l)
Depreciation and amortization            12,061          17         365       2,245         710       17,414 (m)    (2,721)

                                       --------------------------------------------------------------------------------------
       Income (loss) from operations      2,550          64       1,155      (3,381)        215       (7,502)         (776)

Interest expense                        (12,455)       (585)       (482)     (1,365)       (104)     (16,324)(n)
Other income (expense), net                  61           3                     577          55         (593)(o)         3
                                        -------------------------------------------------------------------------------------
Income (loss) before income taxes
 and extraordinary items                 (9,844)       (518)        673      (4,169)        166      (24,419)         (773)
Provision (benefit) for income taxes       (120)         35          20         (79)         60          (36) (p)
                                        -------------------------------------------------------------------------------------
Income(loss) before extraordinary items  (9,724)       (553)        653      (4,090)        106      (24,383)         (773)
Dividends on Series A Preferred Stock
                                        -------------------------------------------------------------------------------------
Income (loss) applicable to common
     shares before extraordinary items  ($9,724)      ($553)       $653     ($4,090)       $106     ($24,383)        ($773)
                                       ======================================================================================




                                         Previous
Income Statement Data:                  Offerings(f)   Sub-total      DTS(g)   Pro Forma
                                       ------------------------------------------------------

Net Revenues:
     TV                                                 $29,156                   $29,156
     DBS                                                 42,791      $34,649       77,440
     Cable                                               10,089                    10,089
     Other                                                  116                       116
                                       ------------------------------------------------------
       Total net revenues                                82,152       34,649      116,801
                                       ------------------------------------------------------

Location operating expenses:
     TV                                                  19,220                    19,220
     DBS                                                 32,649       26,845       59,494
     Cable                                                5,561                     5,561
     Other                                                   28                        28
Incentive compensation                                      849          464        1,313
Corporate expenses                                        1,429          429        1,858
Depreciation and amortization                $  897      30,988       18,763       49,751

                                       ------------------------------------------------------
       Income (loss) from operations           (897)     (8,572)     (11,852)     (20,424)

Interest expense                              8,214     (23,101)     (21,817)     (44,918)
Other income (expense), net                                 106          (34)          72
                                       -------------------------------------------------------
Income (loss) before income taxes
 and extraordinary items                      7,317     (31,567)     (33,703)     (65,270)
Provision (benefit) for income taxes                       (120)                     (120)
                                       -------------------------------------------------------
Income(loss) before extraordinary items       7,317     (31,447)                  (65,150)
Dividends on Series A Preferred Stock       (12,750)    (12,750)                  (12,750)
                                       -------------------------------------------------------
Income (loss) applicable to common
     shares before extraordinary items      ($5,433)   ($44,197)    ($33,703)    ($77,900)
                                       ======================================================


                       Pegasus Communications Corporation
                 Pro Forma Consolidated Statement of Operations
                      Nine Months Ended September 30, 1997



                                                     DBS Acquisitions             New England    Previous
                                              -----------------------------------
Income Statement Data:               Actual   Completed(c) Pending(d) Adjustments Cable Sale(e)  Offerings(f) Sub-total
                                   -------------------------------------------------------------------------------------

Net Revenues:
    TV                                $21,664                                                               $21,664
    DBS                                23,362     $16,758     $6,811                                         46,931
    Cable                              12,399                                        ($4,721)                 7,678
    Other                                 112                                                                   112
                                   -------------------------------------------------------------------------------------
      Total net revenues               57,537      16,758      6,811                  (4,721)                76,385
                                   -------------------------------------------------------------------------------------

Location operating expenses:
    TV                                 14,574                                                                14,574
    DBS                                17,817      17,234      5,228     ($5,020)(j)                         35,259
    Cable                               6,598                                         (2,449)                 4,149
    Other                                  22                                                                    22
Incentive compensation                    744                                            (47)                   697
Corporate expenses                      1,409         696        155        (851)(l)                          1,409
Depreciation and amortization          18,160         980        607       7,160 (m)  (1,337)      $400      25,970

                                   -------------------------------------------------------------------------------------
      Income (loss) from operations    (1,787)     (2,152)       821      (1,289)       (888)      (400)     (5,695)

Interest expense                      (10,288)       (565)      (117)     (8,350)(n)              1,994     (17,326)
Other income (expense), net               374         121         30        (151)(o)      37                    411
                                   -------------------------------------------------------------------------------------
Income (loss) before income taxes
 and extraordinary items              (11,701)     (2,596)       734      (9,790)       (851)     1,594     (22,610)
Provision (benefit) for income
  taxes                                    50         (10)        57         (47)(p)                             50
                                   -------------------------------------------------------------------------------------
Income(loss) before extraordinary
  item                                (11,751)     (2,586)       677      (9,743)       (851)     1,594     (22,660)
Dividends on Series A Preferred
  Stock                                (8,678)                                                   (1,062)     (9,740)
                                   -------------------------------------------------------------------------------------
Income (loss) applicable to common
  shares before extraordinary
  items                              ($20,429)    ($2,586)      $677     ($9,743)      ($851)      $532    ($32,400)
                                   =====================================================================================







Income Statement Data:                DTS(g)     Pro Forma
                                   -----------------------

Net Revenues:
    TV                                            $21,664
    DBS                              $37,612       84,543
    Cable                                           7,678
    Other                                             112
                                   -----------------------
      Total net revenues              37,612      113,997
                                   -----------------------

Location operating expenses:
    TV                                             14,574
    DBS                               29,053       64,312
    Cable                                           4,149
    Other                                              22
Incentive compensation                   406        1,103
Corporate expenses                       423        1,832
Depreciation and amortization         15,010       40,980

                                   -----------------------
      Income (loss) from operations   (7,280)     (12,975)

Interest expense                     (16,362)     (33,688)
Other income (expense), net             (203)         208
                                   -----------------------
Income (loss) before income taxes
 and extraordinary items             (23,845)     (46,455)
Provision (benefit) for income
  taxes                                                50
                                   -----------------------
Income(loss) before extraordinary
  item                               (23,845)     (46,505)
Dividends on Series A Preferred
  Stock                                            (9,740)
                                   -----------------------
Income (loss) applicable to common
  shares before extraordinary
  items                             ($23,845)    ($56,245)
                                   =======================





            Notes to Pro Forma Consolidated Statements of Operations

(a) Financial results of Portland Broadcasting, Inc. and WTLH, Inc. for the beginning of the period to the date of acquisition by the Company.

(b) Financial results of Dom's Tele Cable, Inc. for the beginning of the period to the date of acquisition by the Company.

(c) Represents the combined financial results of the Completed DBS Acquisitions for the beginning of the period to the date of acquisition by the Company or the end of the period.

(d) Represents the combined financial results of the Pending DBS Acquisitions for the period presented.

(e)  Financial results of the New England operations of Pegasus Cable
     Television.

(f) To remove interest expense on the debt retired with the proceeds of the Initial Public Offering and the Unit Offering, to eliminate amortization of deferred costs related to an old credit facility, to record amortization of costs incurred in connection with the Senior Notes Offering and the New Credit Facility and to record dividends on Pegasus' Series A Preferred Stock. Interest expense is adjusted for the Senior Notes Offering and the use of proceeds therefrom and gives effect to the Completed DBS Acquisitions, the New England Cable Sale, the Unit Offering, the Pending DBS Acquisitions, the Subsidiaries Combination and the New Credit Facility.

(g) Pro forma financial results of Digital Television Services, Inc. and Subsidiaries for the period presented.

(h) To reduce the commissions paid by WPXT and WTLH to their national advertising sales representative to conform to the Company's contract.

(i) To eliminate payroll expenses related to staff reductions and rent expenses incurred from prior acquisitions.

(j) Represents elimination of costs associated with 35 call centers that were not acquired and to conform accounting policies with respect to subscriber acquisition costs, net of the Company adding additional customer service representatives.

(k) To reflect expense reductions, such as redundant staff, rent, professional fees and utilities implemented in connection with acquisitions and interconnection of its Puerto Rico cable systems.

(l)  To eliminate corporate expenses charged by prior owners.

(m) To record additional depreciation and amortization resulting from the purchase accounting treatment of the acquisitions and to conform accounting policies with respect to subscriber acquisition costs. Such amounts are based on a preliminary allocation of the total consideration. The actual depreciation and amortization may change based upon the final allocation of the total consideration to be paid to the tangible and intangible assets acquired.

(n) To record the increase in net interest expense associated with the borrowings incurred in connection with the acquisitions described above.


(o) To eliminate certain nonrecurring income and expenses, primarily comprised of legal and professional expenses incurred by the prior owners of the businesses in connection with the acquisitions.

(p)  To eliminate the net tax provision in connection with the acquisitions.

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated January 8, 1998, by and between Pegasus and DTS (schedules have been omitted but will be provided upon request to the SEC).

10.1 Credit Agreement dated as of December 10, 1997, by and among Pegasus Media & Communications, Inc., the lenders thereto and Bankers Trust Company, as agent (exhibits and schedules have been omitted but will be provided upon request to the SEC).